NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given of the Annual General Meeting of Shareholders (the "Annual Meeting") of ICTS International N.V. (the "Company") which will be held on Wednesday, December 6, 2006, at 10:00 A.M. local time, at the offices of the Company, located at Biesbosch 225, 1181 JC Amstelveen, The Netherlands.

The agenda for the Annual Meeting, including proposals made by the Supervisory Board and the Management Board, is as follows:

1.    Opening of the meeting by the Chairman of the Supervisory Board.

2. Report by the Management Board on the course of business of the Company during the financial year 2005 with respect to the annual accounts of the financial year 2005.

3. Report by the Supervisory Board with respect to the annual accounts of the financial year 2005.

4. Report of the Audit Committee with respect to the annual accounts of the financial year 2005.

5. Adoption of the English language to be used for the annual accounts and annual reports of the Company.

6.    Adoption of the annual accounts of the financial year 2005.

7.    Election of two Managing Directors.

8.    Election of six Supervisory Directors.

9. Authorization for the Supervisory Board for a period of five years from the date of the meeting to issue up to 17,000,000 shares, representing all of the authorized shares and the company's common stock, for any lawful corporate purpose without further shareholder approval.

10. Authorization for the Company, for a period of eighteen months from the date of the Meeting, to expend funds in an amount up to US$6,500,000 to repurchase its own Common Shares in the open market at prices not to exceed US$10.00 per share.

11.   Questions.

12.   Adjournment.

Pursuant to the Articles of Association of the Company and Netherlands law, copies of the annual accounts for the financial year 2005, the annual report which includes the information required pursuant to Section 2:392 of the Dutch Civil Code and the report of the Supervisory Board are open for inspection by the shareholders of the Company and other persons entitled to attend meetings of shareholders at the offices of the Company at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, from the date hereof until the close of the Annual Meeting.

Shareholders may only exercise their shareholder rights for the shares registered in their name on November 6, 2006, the record date for the determination of shareholders entitled to vote at the Annual Meeting.

The Management Board
Avraham Dan
Ran Langer
Managing Directors

November 6, 2006

SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR POWER OF ATTORNEY, AS APPLICABLE, IN THE ENCLOSED RETURN ENVELOPE.

ICTS INTERNATIONAL N.V.
Biesbosch 225
1181 JC Amstelveen,
The Netherlands

(Registered with the Chamber of Commerce at Amsterdam/Haarlem, The Netherlands under No. 33.279.300)

                                 PROXY STATEMENT
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         To be held on December 6, 2006

This Proxy Statement is being furnished to holders of common shares, par value ..45 Euro per share (the "Common Shares"), of ICTS International N.V., a Netherlands corporation (the "Company"), in connection with the solicitation by the Management Board of proxies in the form enclosed herewith for use at the Annual General Meeting of shareholders of the Company to be held at 10:00, A.M. local time, on Wednesday, December 6 , 2006, at the offices of the Company, located at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, or at any adjournment or adjournments thereof (the "Annual Meeting"). A copy of the Notice of Annual General Meeting of Shareholders (the "Notice"), which contains the agenda for the Annual Meeting (the "Agenda"), accompanies this Proxy Statement.

The Company's audited consolidated and simple financial statements for the financial year ended December 31, 2005, expressed in U.S. Dollars and prepared in accordance with United States and Dutch generally accepted accounting principles (hereinafter, the "Annual Accounts"), and the Company's 2004 annual report (the "Annual Report"), is being mailed with this Proxy Statement.

It is proposed at the Annual Meeting to adopt resolutions approving the following proposals (the "Proposals"):

1. Adoption of the English language to be used for the annual accounts and annual reports of the Company (Item 5 of the Agenda).

2.    Adoption of the Annual Accounts (Item 6 of the Agenda)

3.    Election of two Managing Directors (Item 7 of the Agenda)

4.    Election of six Supervisory Directors (Item 8 of the Agenda)

5. Authorization for the Supervisory Board to issue stock (Item 9 of the Agenda).

6. Authorization to purchase shares of the companies common stock (Item 10 of the Agenda).

Pursuant to the Articles of Association of the Company and Netherlands law, copies of the Annual Accounts, the Annual Report and the information required under Section 2:392 of the Dutch Civil Code and the report of the Supervisory Board, written in accordance with the Articles of Association of the Company, are open for inspection by the shareholders and other persons entitled to attend meetings of shareholders at the office of the Company at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, from the date hereof until the close of the Annual Meeting.

Since the Company is a "foreign private issuer" under United States securities laws, the solicitation of proxies for use at the Annual Meeting is not subject to the proxy rules contained in Regulation 14A promulgated under the United States Securities Exchange Act of 1934, as amended.

This solicitation is made by the Management Board and the cost of the solicitation will be borne by the Company. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company is mailing this Proxy

Statement, the Notice, the Annual Report, and the form of Power of Attorney to the shareholders on or about November 8, 2006.

Voting Securities and Voting Rights

At the close of business on November 6, 2006, the issued and outstanding voting securities of the Company consisted of 6,672,980 Common Shares. The class of Common Shares is the only class of voting stock of the Company. Shareholders may exercise their shareholder rights to vote only the Common Shares registered in their name on November 6, 2006, the record date for the Annual Meeting.

Shareholders   owning  and  holding   approximately  62.5%  of  the  issued  and
outstanding Common Shares of the Company have indicated that they will vote FOR items 5, 6, 7, 8, 9 and 10 of the Agenda.

The Agenda set forth in the Notice was proposed by the Management Board and approved by the Supervisory Board.

A registered holder of Common Shares may cast one vote per share at the Annual Meeting. In accordance with Article 18 of the Articles of Association of the Company, resolutions may be adopted only when a quorum of at least 50% percent of the outstanding shares entitled to vote is present or represented at the Annual Meeting, and adoption of a resolution requires an absolute majority of the votes cast at the Annual Meeting.

Common Shares cannot be voted at the Annual Meeting unless the registered holder is present in person or is represented by a written proxy. The Company is incorporated in The Netherlands and, as required by the laws of The Netherlands and the Company's Articles of Association, the Annual Meeting must be held in the Netherlands. Shareholders who are unable to attend the Annual Meeting in person may authorize the voting of Common Shares at the Annual Meeting by completing and returning the enclosed power of attorney and proxy card naming Avraham Dan and Ran Langer as proxy holders. If the power of attorney and proxy in the enclosed form is duly executed and returned prior to the Annual Meeting, all Common Shares represented thereby will be voted, and, where specifications are made by the holder of Common Shares on the form of proxy, such proxy will be voted by the proxy holders in accordance with such specifications.

If no specification is made in the power of attorney and proxy, the power of attorney and proxy will be voted by the proxy holders FOR items 5, 6, 7, 8, 9 and 10 of the Agenda.

In the event a shareholder wishes to use any other form of power of attorney and proxy, such power of attorney and proxy shall be voted in accordance with the specification given therein, provided that (i) such power of attorney and proxy states the number of registered Common Shares held by such shareholder, (ii) the Common Shares for which the power of attorney and proxy is given are registered in the name of the shareholder on November 6, 2006, and (iii) such proxy enables the person named therein to vote the Common Shares represented thereby either in favor of or against the Proposals, or to abstain from voting, as applicable. The proxy holder shall present the duly executed proxy together with the enclosed form of Power of Attorney and Proxy signed by the registered shareholder.

Right of Revocation

Any shareholder who has executed and delivered a power of attorney and proxy to the Company and who subsequently wishes to revoke such power of attorney and proxy may do so by delivering a written notice of revocation to the Company at its address set forth above, Attention: Chief Executive Officer, at any time prior to the Annual Meeting.

Beneficial Ownership of Securities Owners

The following table sets forth below information regarding the beneficial ownership (as determined under U.S. securities laws) of the Common Shares of the Company, as of November 6, 2005, by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares:

Atzmon Family Trust (1)(2) 4,298,500 62.5%

All officers and directors as a group (9 persons) 4,548,836

(a) The amount includes common shares owned by each of the above, directly or indirectly and options immediately exercisable or that are exercisable within 60 days from November 6, 2006. (b) As to each shareholder, the percentage is calculated using the amount beneficially owned by such shareholder (as determined in accordance with (a) above) divided by the number of total outstanding common shares and the shares issuable pursuant to the exercise of options exercisable within 60 days from November 6,2006, if any held by such shareholder. Common shares subject to options that are immediately exercisable or exercisable within 60 days of November 6, 2006 are deemed outstanding for computing the ownership percentage of the shareholder holding such options, but are not deemed outstanding for computing the ownership of any other shareholder.

1. Harmony Ventures BV, owns directly and indirectly approximately 60% of the issued and outstanding Common Shares. A family trust for the benefit of the family of Mr. Menachem J. Atzmon (the "Atzmon Family Trust") owns 90% of Harmony Ventures BV and the Estate of Ezra Harel owns 10% of the outstanding shares of Harmony Ventures BV and both may be deemed to control Harmony Ventures BV. Mr. Atzmon disclaims any beneficial interest in the Atzmon Family Trust. Harmony Ventures BV and the Atzmon Family Trust may be able to appoint all the directors of ICTS and control the affairs on ICTS.

2. Includes 550,000 options to Menachem Atzmon (Chairman of the Board) of which 250,000 shall be immediately vested and 300,000 options to be vested equally over the next three years. With respect to the Options for 200,000 shares they are granted in lieu of a current salary for Mr. Atzmon. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

                            ITEM FOUR OF THE AGENDA:
                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of Mr. Philip M. Getter (Chairman) and Gordon Hausmann. It is anticipated that after the meeting Mr. Eytan Barak will be appointed to the audit committee. The Audit Committee and the Supervisory Board have adopted an Audit Committee Charter which is attached hereto as Exhibit A. The Charter outlines the duties of the Audit Committee in relation to its responsibilities of overseeing management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by the Management Board and the Supervisory Board. The Audit Committee has met with the independent auditors.

The Audit Committee after such review and discussion with the independent auditors have recommended that the audited financial statements be included in the Company's annual report on Form 20-F.

The Audit Committee held 8 meetings the last financial year. All members of the Audit Committee are "independent" under the rules of the Securities and Exchange Commission currently applicable to the Company. Mr. Getter has financial expertise.

The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers which is attached hereto as Exhibit B.

The Committee has discussed with the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

The Committee has also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with such firm their independence.

Conclusion

Based on the review and discussions referred to above, the Committee recommended to the Company's Supervisory Board that its audited financial statements be included in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Based on their evaluation of the Company's disclosure controls and procedures (as defined in Rules 13a-14(C) and 15d-14(C) under the Securities Exchange Act of 1934) as of a date within 90 days of the filing date of this Annual Report on Form 20-F, the audit committee believes that the Company's disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their most recent evaluation. Notwithstanding the foregoing, the audit committee is of the belief that the Companies internal controls and procedures could be strengthened in certain aspects to improve its effectiveness. In particular, the audit committee believes that the Company should retain additional persons with financial background and improve its financial record-keeping. The audit committee was advised that the Company anticipates improving these internal controls and procedures in the future.

Submitted by the Audit Committee of the Supervisory Board

Philip M. Getter, Chairman of the Audit Committee.

                            ITEM FIVE OF THE AGENDA:
     ADOPTION OF THE ENGLISH LANGUAGE TO BE USED FOR THE ANNUAL ACCOUNTS AND
                          ANNUAL REPORTS OF THE COMPANY

Pursuant to Section 2:362, Paragraph 7 of the Dutch Civil Code, the annual accounts of a Netherlands company such as the Company must be prepared in the Dutch language, unless the General Meeting of Shareholders resolves to use another language. Due to the international structure of the Company, the Management Board proposes that the annual accounts and the annual reports of the Company be prepared in the English language until the General Meeting of Shareholders has resolved otherwise.

A majority of the votes cast is required for this proposal, provided that a quorum of at least 50% percent of the outstanding shares entitled to vote is present or represented at the Annual Meeting.

THE SUPERVISORY BOARD AND MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR " THE ADOPTION OF THE ENGLISH LANGUAGE (ITEM 1 ON THE POWER OF ATTORNEY AND PROXY).

               ITEM SIX OF THE AGENDA: ADOPTION OF ANNUAL ACCOUNTS

The Annual Accounts are submitted to the Company's shareholders in the English language.

Copies of the Annual Accounts, the Annual Report, which contains the information required under Section 2:392 of the Dutch Civil Code, and the report of the Supervisory Board are available for inspection by the Company's shareholders and other persons entitled to attend meetings of shareholders at the office of the Company at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, from the date hereof until the close of the Annual Meeting.

In accordance with Article 20 of the Articles of Association of the Company, the Supervisory Board has determined to retain all net profit of the financial year 2004.

Adoption of the Annual Accounts also implies the approval by the shareholders of the Company for the extension of the period prescribed by Dutch law for the preparation of the Annual Accounts within five months after the financial year ended on December 31,2005.

A majority of the votes cast is required for the adoption of the Annual Accounts, provided that a quorum of at least 50% percent of the outstanding shares entitled to vote is present or represented at the Annual Meeting.

THE SUPERVISORY BOARD AND MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF ANNUAL ACCOUNTS (ITEM 2 ON THE POWER OF ATTORNEY AND PROXY).

                            ITEM SEVEN OF THE AGENDA:
                         ELECTION OF MANAGING DIRECTORS

At the Annual Meeting, Mr. Avraham Dan and Ran Langer are to be elected to serve as Managing Directors until their successors have been elected.

Messrs. Dan and Langer have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that these nominees are unavailable for election. However, if a nominee becomes unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Supervisory Board of the Company may recommend in the place of such nominee. It is intended that the proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Dan and Langer.

THE SUPERVISORY BOARD AND MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES (ITEM 3 ON THE POWER OF ATTORNEY AND PROXY).

Avraham Dan is a CPA (Israel) joined ICTS in June 2004 as Chief Financial Officer. In September 2004 to the present he became a Managing Director. From 1995 to 2001 he was Chief Executive Office and a Director of Pazchem Limited, an Israeli chemical company. Mr. Dan holds an MBA degree from Pace University, NY.

Ran Langer joined ICTS in 1988 through 1998 as General Manager of the German subsidiaries of ICTS. From 1998 to the present, he serves as General Manager of Seehafen Rostock Umschlagsgesellschaft mbH, the operator of the Seaport in Rostock, Germany. Mr. Langer became a Managing Director of ICTS in September 2004.

                            ITEM EIGHT OF THE AGENDA:
                        ELECTION OF SUPERVISORY DIRECTORS

At the Annual Meeting, six members of the Supervisory are to be elected to serve until their successors have been elected and qualified. The nominees to be voted on by Shareholders are Messrs. Menachem Atzmon, Eytan Barak, Elie Housman, Gordon Hausmann, David W. Sass and Philip M. Getter.

All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Supervisory Board of the Company may recommend in the place of such nominee or nominees. Mr. M. Albert Nissim, a director since 2000, is not standing for re-election due to an age limitation in the Company's By-laws. It is intended that the proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Menachem Atzmon, Eytan Barak, Elie Housman, Gordon Hausmann, David W. Sass and Philip M. Getter.

      Menachem J. Atzmon is a CPA (Isr). Mr. Atzmon is a controlling shareholder of Harmony Ventures B.V. Since 1996 he has been the managing director of Albermale Investment Ltd. and Kent Investment Holding Ltd., both investment companies. Since

January 1998 he has served as CEO of Seehafen Rostock. He has been a member of the Supervisory Board of ICTS since 1999.

      Eytan Barak from the year 2001 to the present is a partner in Dovrat-Barak Investment in High-Tech Companies Ttd., a company which arranges financial resources and management assistance to start-up companies. He is, and has been since the year 2003 and to the present, a member of the Board of Directors of a public company owned by a Israeli Bank; a Provident Fund Company managed by "Bank Otsar Ha-Hayal" a subsidiary of Bank Hapoalim, where he is acting as the chairman of the investment committee and member of the audit committee; and from the year 2000 to the year 2003 a member of the Board of Directors of seven Provident Companies managed by First International Bank of Israel, where he was acting chairman of the audit committee and member of the investment committee. He is currently, and has been since 2004 a member of the board of directors and chairman of the finance committee of two companies owned by the Tel-Aviv Municipality. In addition, he is currently and a member of the board of directors and a member of the audit committee since the beginning of the year 2006 in Lumenis Ltd, a public company that was listed in Nasdaq. He is since the year 2000 to the present a member of the executive board and a member of the finance committee of the Olympic Committee of Israel. He is the chairman of the board of "OTZMA", the Israel Center of Sport Clubs (operating about 250 clubs). He is a member of the Board of Directors since the year 2006 of Surface Tech Ltd. He is certified a public accountant.

      Elie Housman has served as Chairman of Inksure Technologies, Inc. since February 2002. Mr. Housman was a principal at Charterhouse Group International, a privately held merchant bank, from 1989 until June 2001. At Charterhouse, Mr. Housman was involved in the acquisition of a number of companies with total sales of several hundred million dollars. Mr. Housman was the Chairman of Novo Plc. in London, a leading company in the broadcast storage and services industry. He is also a director of EUCI Career Colleges, Incorporated, which is listed on the NASDAQ Small Cap Market and the Boston Stock Exchange and Top
Image System, Ltd. At present, Mr. Housman is a director of a number of privately held companies in the United States. He became a member of the Supervisory Board of ICTS in 2002.

      Gordon Hausmann is the senior partner of his own law firm which he founded in London 25 years ago. He specializes in business finance and banking law. He holds office as a Board Member of the UK subsidiaries of various quoted companies, Company Secretary of Superstar Holidays Ltd., a subsidiary of El Al Airlines Ltd., Director of Dominion Trust Co. (UK) Ltd., associated with a private Swiss Banking Group, and a Governor of the Hebrew University.

      David W. Sass for the past 45 years has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP. He has been a director of ICTS since 2002. He is also corporate secretary and a director of Pioneer Commercial Funding Corp. Mr. Sass became a director of Inksure Technologies, Inc. in 2003, a company which develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. He is also a director of several privately held corporations. He is an honorary Trustee of Ithaca College.

      Philip M. Getter, from 2000 to 2005 was a partner of DAMG Capital, LLC Investment Bankers. For more than twenty years he was associated with GEMPH Development LLC, a consulting firm, and its managing member since 2006. Prior thereto he was most recently head of Investment Banking and a member of the board of  directors  of Prime  Charter,  Ltd. He has more than  thirty  years of corporate finance experience. Having served as Administrative Assistant to the Director of United States Atomic Energy Commission from 1958 to 1959, he began his Wall Street career as an analyst at Bache & Co. in 1959. He was a partner with Shearson, Hammill & Company from 1961 to 1969 and a Senior Partner of Devon Securities, an international investment banking and research boutique from 1969 to 1975. Mr. Getter was a member of the New York Society of Security Analysts. From 1975 to 1983 he was President and CEO of Generics Corporation of America, a public company that was one of the largest generic drug manufacturers in the United
States. As Chairman and CEO of Wolins Pharmacal from 1977 to 1983 he led the reorganization and restructuring one of the oldest and largest direct to the profession distributors of pharmaceuticals. Mr. Getter became a director of Inksure Technologies, Inc. in 2003, a company which develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. He has been a member of the League of American Theatres and Producers, Advisory Board of the American Theatre Wing, Trustee of The Kurt Weill Foundation for Music, a member of the Tony Administration
Committee and has produced for Broadway, television and film. He writes frequently concerning the communications, education and entertainment industries. Mr. Getter received his B.S. in Industrial Relations from Cornell University. He is a member of several industry organizations and serves on various boards of both public and private organizations and is Chairman of the Audit Committees of EVCI Career Colleges, Inksure Technologies, Inc. as well as the Company.

THE SUPERVISORY BOARD AND MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUPERVISORY DIRECTORS (ITEM 4 ON THE POWER OF ATTORNEY AND PROXY).

                             ITEM NINE OF THE AGENDA

AUTHORIZATION FOR THE SUPERVISORY BOARD, FOR A PERIOD OF FIVE YEARS FROM THE DATE OF THE MEETING, TO ISSUE UP TO 17,000,000 SHARES, REPRESENTING ALL OF THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, FOR ANY LAWFUL CORPORATE PURPOSE WITHOUT FURTHER SHAREHOLDERS APPROVAL.

      Pursuant to the Company's Articles of Association and Section 2:96(1) of the Dutch Civil Code, the Supervisory Board the Company may only issue Common Shares in accordance with a resolution of the general meeting of shareholders or of another company organ that is indicated by resolution of the general meeting for a fixed duration of up to five years. Such designation must also specify the number of the number of shares which may be issued.

      In order to further the business interests of the Company and to increase the ease with which the Company may issue stock in connection any lawful business purpose, the Supervisory Board requests that it be authorized by a resolution of the Meeting to issue up to 17,000,000 Common Shares, requesting all of the authorized shares of the Company's Common shares, for a period of five years from the ate of the Meeting without further shareholder approval.

      A majority of votes cast is required for the authorization of the Supervisory Board to issue such Common Shares during such period without further shareholder approval.

THE SUPERVISORY BOARD AND THE MANAGEMENT BOARD RECOMMEND A VOTE "FOR" ITEM NINE (ITEM 5 OF THE PROXY CARD).

                             ITEM TEN OF THE AGENDA

 AUTHORIZATION FOR COMPANY TO EXPEND FUNDS IN AN AMOUNT UP TO US $6,500,000 TO
   REPURCHASE ITS COMMON SHARES IN THE OPEN MARKET AT PRICES NOT TO EXCEED US
                                $10.00 PER SHARE

      Pursuant to the Company's Articles of Association and ss.2:98(4) of the Dutch Civil Code, the Company may only acquire Common Shares if authorized by the Meeting to do so. This authorization can not be for a period greater than eighteen months and the authorization shall determine how many shares may be acquired, how they may be acquired, and the high and low prices to be paid for such shares.

      In an effort to raise the price of each outstanding Common Share by reducing the number of shares outstanding, the Company asks that the shareholder authorize the expenditure by the Company of up to US$6,500,000 to repurchase Common Shares in the open market at prices up to $10.00 per share for a period of eighteen months commencing the date of the Meeting.

      This Proposal must be approved by at least 2/3 of the votes cast at the Meeting.

      The Supervisory Board and the Management Board each recommends a vote "FOR" ITEM TEN (ITEM 6 OF THE PROXY CARD).

The aggregate fees billed to the Company for the financial year ended December 31, 2005 by the principal accounting firm was a total of $431,000.

The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange

Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Please sign, date and return the accompanying proxy card or other form of proxy with Power of Attorney, as applicable, in the enclosed envelope at your earliest convenience.

The Management Board


Avraham Dan
Ran Langer
Managing Directors

November 6, 2006

                                    EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE

This Charter of the Audit Committee (this NASDAQ Rule "Charter") has been adopted by the Supervisory (the 4350(d)(1) Board (the "Board") of ICTS International, N.V. requires that "Company"). The Audit Committee (the Committee") that the Committee shall review and reassess this Charter annually conduct an annual and recommend any proposed changes to the Board evaluation of its Charter for approval.

A. Purpose
The purpose of the Committee is to assist NASDAQ Rule 4350(d)(1)(C)the Board in its oversight of the Company's the accounting and financial reporting processes and audits of the Company's financial statements, including (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence and (iv) the performance of the Company's internal audit functions and independent auditors. In fulfilling its purpose, the Committee shall maintain free and open communication with the Company's independent auditors, internal auditors and management.

B. Duties and Responsibilities In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

1. To review major issues regarding accounting principles, policies, practices and judgments and financial statement presentations, including (i) any significant changes to the Company's selection or application of accounting principles, (ii) the adequacy and effectiveness of the Company's internal controls and (iii) any special audit steps adopted in light of material control deficiencies.

2. To review analyses prepared by management, the independent auditors and/or others setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3. To review the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company's financial statements.

4. To review the type and presentation of information to be included in the Company's earnings press releases, paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information, as well as review and discuss earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies.

5. To review, or oversee the review of, internal audit functions that ensure the appropriate control process is in place for reviewing and approving the Company's internal transactions and accounting.

6. To periodically discuss with the Board the adequacy and effectiveness of the Company's internal controls.

7. To discuss with management and the independent auditors the integrity of the Company's financial reporting processes and controls, including policies and guidelines with respect to risk assessment and risk management and the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

8. To discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," together with the results of the independent auditors' review prior to filing or distribution.

9. To prepare the report required to be included in the Company's annual proxy statements pursuant to the proxy rules promulgated by the United States Securities and Exchange Commission (the "SEC") or, if the Company does not file a proxy statement, in the Company's annual report.

10. To discuss with management and the independent auditors the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates in its financial statements.

11. To review and discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports and employee complaints concerning financial matters which raise material issues regarding the Company's financial statements or accounting policies.

12. To discuss with the independent auditors and management, as appropriate, any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 not otherwise addressed in this Charter.

13. To discuss with the independent SEC Release 34-47265 auditors, prior to the filing of the Final Rule: audit report with the SEC, reports Strengthening the from management and the independent Commission's auditors regarding (i) all critical Requirements accounting policies and practices used Regarding Auditor by the Company, (ii) all material Independence. Alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by the accounting firm and (iii) other material written communications between the accounting firm and management.

14. To discuss periodically with the SEC Release 34-46427 Final Company's CEO and CFO (i) all Rule: Certification of significant deficiencies in the design Disclosure in Companies' or operation of internal controls Quarterly and Annual which could adversely affect the Reports; SEC Release Company's ability to record, process, 34-47986 Final Rule: summarize and report financial data, Management's Report on (ii) any significant changes in Internal Control Over internal controls, including internal Financial Reporting and control over financial reporting, or certification of other factors that could significantly Disclosure in Exchange Act affect such internal controls, Periodic Reports including any corrective actions with regard to significant deficiencies and material weaknesses and (iii) any fraud involving management or other employees who have a significant role in the Company's internal controls.

15. To review the internal control reports SEC Release 34-47986 Final of management prepared pursuant to the Rule: Management's Reports rules and regulations of the SEC on Internal Control Over promulgated under the Sarbanes-Oxley Financial Reporting and Act of 2002 prior to filing with the Certification of SEC. Disclosure in Exchange Act Periodic Reports.

16. To directly appoint, retain, Exchange Act Rule 10A-compensate, evaluate and oversee the 3(b)(2), (5)independent auditors engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and to resolve any disagreements between management and the independent auditors. To approve in advance, or, in the alternative, to establish and periodically review pre-approval policies and procedures for all audit engagement fees and terms, including the retention of the independent auditors for any significant permissible non-audit engagement or relationship. To have direct responsibility for the oversight of the independent auditors. The Committee shall inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Committee. The Committee may terminate the independent auditors in its sole discretion. The Committee should also take into account the opinions of management in its dealings with the independent auditors.

17. To annually evaluate the experience, NASDAQ Rule 4350(d)(1)(B); qualifications, performance and SEC Release 34-47265 Final independence of the independent Rule: Strengthening the auditors, including their lead Commission's Requirements partners. To assure the regular Regarding Auditor rotation of the audit partners, Independence Regarding including the lead and concurring Auditor Independence. Audit partners, as required by applicable laws, rules and regulations. To consider whether there should be regular rotation of the independent auditors. The Committee should take into account the opinions of management and the internal auditors in its evaluation of the independent auditors. The Committee should present its conclusions with respect to the independent auditors to the full Board.

18. To obtain and review, on an annual basis, a formal written report from the independent auditors describing (i) the auditing firm's internal quality control procedures; (ii) any material issues raised within the preceding five (5) years by the auditing firm's internal quality-control reviews, peer reviews, or any governmental or other inquiry or investigation relating to any independent audit conducted by the auditing firm, and the steps taken to deal with such issues; and (iii) all relationships between the independent auditors and the Company.

19. To discuss with the independent NASDAQ Rule auditors any disclosed relationships 4350(d)(1)(B) between the auditors and the Company or any other relationships that may adversely affect the objectivity or independence of the independent auditor. To discuss with the independent auditors any services provided to the Company or any other services that may adversely affect the objectivity and independence of the independent auditor. To take, or to recommend that the full board take, appropriate action to oversee the objectivity and independence of the independent auditor.

20. To review with the independent auditors any audit problems or difficulties, together with management's responses, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

21. To review the independent auditors' audit plan, including its scope, staffing, locations, reliance upon management and general audit approach.

22. To review and approve all related NASDAQ Rule 4350(h). Party transactions for potential conflict of interest situations on an ongoing basis.

23. To establish clear guidelines for the SEC Release 34-47265 Final hiring of current or former employees Rule: Strengthening the of the Company's independent auditors. Commission's Requirements Regarding Auditor Independence.

24. To review and discuss with the independent auditors the quality of the Company's financial and auditing personnel and the responsibilities, budget and staffing of the Company's internal audit functions.

25. To review with the Company's legal counsel on a quarterly basis, or more frequently as circumstances dictate, any legal matters that could have a significant impact on the Company's financial statements or the Company's compliance with applicable laws, rules and regulations, any breaches of fiduciary duties and inquiries received from regulators or governmental agencies.

26. To establish and maintain procedures Exchange Act Rule 10A-for the receipt, retention and (b)(3) treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

27. To conduct any investigation SEC Release 34-47654 Final appropriate to fulfill its Rule: Standards Relating responsibilities with the authority to Listed Company Audit have direct access to the independent Committees. Auditors as well as anyone in the Company.

28. To ensure that no improper influence SEC Release 34-47654 Final on the independent directors is Rule: Standards Relating exerted by any officers or directors to Listed Company Audit of the Company or any person acting committees. under their direction.

29. To keep abreast of new accounting and Suggested reporting standards promulgated by the Responsibilities. Public Company Accounting Oversight Board, the FASB, the SEC and other relevant standard setting bodies.

30. To approve ordinary administrative Exchange Act Rule 10A-expenses of the Committee that are 3(b)5). Necessary or appropriate in carrying out its duties.

31. To perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

C. Outside Advisors
The Committee, acting by majority vote, Exchange Act Rule 10A-shall have the authority to retain, at the 3(b)(4),(5). Company's expense, outside legal, accounting, or other advisors or experts it deems necessary to perform its duties. The Committee shall retain these advisors without seeking Board approval and shall have sole authority to approve related fees and retention terms.

D. Annual Performance Evaluation
The Committee shall conduct an annual self performance evaluation, including an evaluation of its compliance with this Charter. The Committee shall report on its annual self performance evaluation to the Board.

E. Membership
The Committee  shall consist of no fewer than NASDAQ Rule  4350(d)(2)(A);  three
(3) directors, as determined by the Board. SEC Release 34-47235 Final Each Committee member shall meet the independence Rule: Disclosure Required requirements of The NASDAQ Stock Market and of the by Section 406 and 407 of SEC, as determined by the Board, and any other the Sarbanes- Oxley Act of requirements set forth in applicable laws, rules 2002 and regulations. All Committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience. At least one Committee member shall meet the requirements of an "audit committee financial expert" as such term is defined by the SEC.

Committee members shall be appointed annually by a majority vote of the Board on the recommendation of the Corporate Governance & Nominating Committee. Each Prospective Committee member shall carefully evaluate existing time demands before accepting Committee membership. No director may serve as a Committee member if such director serves on the audit committee of more than two (2) other public companies, unless the Board expressly determines that such service would not impair that director's ability to serve on the Committee and such determination is disclosed in the Company's annual proxy statement. The Committee members may be removed, with or without cause, by a majority vote of the Board.

No member of the Committee shall receive SEC Release 34-47654 Final compensation other than (i) director's fees for Rule: Standards Relating service as a director of the Company, including to Listed Company Audit reasonable compensation for serving on the Committees. Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

F. Chairman
The Committee shall include a Committee Determined by the Board chairman. The Committee chairman shall be appointed by a majority vote of the Board. The
Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda and cast a vote to resolve any ties.

G. Meetings
The Committee shall meet at least one (1) Determined by the Board time per quarter, or more frequently as circumstances dictate, and all Committee members shall strive to attend all Committee meetings. At least two Committee meetings each year shall be in person. Directors physically present outside the United States may participate in all other Committee meetings by telephone or by any other similar technology that permits instantaneous and simultaneous communication. The Committee meetings shall follow a set agenda established by the Committee.

The chairman may call a Committee meeting upon notice to each other Committee member at least forty-eight (48) hours prior to the meeting. A majority of the Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting.

The Committee shall meet separately in executive sessions with management, the independent auditors and those responsible for the internal audit functions, on a periodic basis, to discuss any matter that the Committee or any of these groups believes may warrant Committee attention.

H. Related Party Transactions With respect to related party transactions, the following controls:

A. For Securities and Exchange Commission purposes on disclosure of related party transactions a related party transaction is defined as "any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest, naming such person and indicating the person's relationship to the Company, the nature of such person's interest in the transaction(s), the amount of such transaction(s) and, where practicable, the amount of such person's interest in the transaction(s):

(i)   Any  director or executive  officer of the  Company;

(ii) Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities; and

(iii) Any nominee for election as a director;

(iv)  Any member of the immediate family of any of the foregoing persons.

2. Management shall conduct a full due diligence investigation of the proposed investment, utilizing legal counsel, auditors and advisors as management deems necessary.

3. Prior to Supervisory Board consideration the group responsible for due diligence and negotiation shall prepare a detailed memo on the transaction which should be disseminated prior to the matter being presented to the Supervisory Board by way of the Committee for approval.

4. Management shall negotiate the proposed terms and conditions of the investment. These negotiations shall not include the related parties interested in the transaction. The transaction should be negotiated on behalf of the Company by management who is not interested in the transaction or if no management meets this criteria then by the independent directors (assuming they have no interest in the transaction). All members of the Audit Committee are to receive continuous updates of the progress of the negotiations. In the negotiation process the fairness and reasonableness of the transaction to the Company and its shareholders is to be the paramount consideration.

5. Whether or not a fairness opinion should be obtained should be determined by the Supervisory Board and should be decided based upon the nature of the transaction and its size and its proposed effect on the Company. A fairness opinion, if obtained, should be from an independent investment banking firm, chosen by the Committee, which describes the transaction, the terms and concludes that the transaction is fair and reasonable to the Company and its shareholders. There is no "de minimis rule" as to when a fairness opinion need not be obtained.

6. All related party transactions must be approved by the majority of the independent directors of the company. Interested directors shall not vote.

7. Whether or not a transaction should go before the shareholders depends on
A. Local law requirements for the particular transaction such as a merger;
   or
B. At the discretion of the Supervisory Board in the event it is determined that the transaction is material to the business of the company.

                        ICTS INTERNATIONAL, N.V.("ICTS")
                       CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

We are committed to maintaining the highest standards of business conduct and ethics. This Code of Business Conduct and Ethics (the "Code") reflects the business practices and principles of behavior that support this commitment. We expect every employee, officer and Managing Director and Supervisory Director to read and understand the Code and its application to the performance of his or her business responsibilities. References in the Code to employees are intended to cover officers and, as applicable, Management Directors and Supervisory Directors.

Officers, managers and other supervisors are expected to develop in employees a sense of commitment to the spirit, as well as the letter, of the Code. Supervisors are also expected to ensure that all agents and contractors conform to Code standards when working for or on behalf of ICTS. Nothing in the Code alters the employment at-will policy of ICTS.

The Code cannot possibly describe every practice or principle related to honest and ethical conduct. The Code addresses conduct that is particularly important to proper dealings with the people and entities with whom we interact, but reflects only a part of our commitment.

Action by members of your immediate family, significant others or other persons who live in your household also may potentially result in ethical issues to the extent that they involve ICTS business. For example, acceptance of inappropriate gifts by a family member from one of our suppliers could create a conflict of interest and result in a Code violation attributable to you. Consequently, in complying with the Code, you should consider not only your own conduct, but also that of your immediate family members, significant others and other persons who live in your household.

The integrity and reputation of ICTS depends on the honesty, fairness and integrity brought to the job by each person associated with us. It is the responsibility of each employee to apply common sense, together with his or her own highest personal ethical standards, in making business decisions where there is no stated guideline in the Code. Unyielding personal integrity is the foundation of corporate integrity.

YOU SHOULD NOT HESITATE TO ASK QUESTIONS ABOUT WHETHER ANY CONDUCT MAY VIOLATE THE CODE, VOICE CONCERNS OR CLARIFY GRAY AREAS. SECTION 16 BELOW DETAILS THE COMPLIANCE RESOURCES AVAILABLE TO YOU. IN ADDITION, YOU SHOULD BE ALERT TO POSSIBLE VIOLATIONS OF THE CODE BY OTHERS AND REPORT SUSPECTED VIOLATIONS, WITHOUT FEAR OF ANY FORM OF RETALIATION, AS FURTHER DESCRIBED IN SECTION 16.

Violations of the Code will not be tolerated. Any employee who violates the standards in the Code may be subject to disciplinary action, up to and including termination of employment and, in appropriate cases, civil legal action or referral for criminal prosecution.

                                LEGAL COMPLIANCE

Obeying the law, both in letter and in spirit, is the foundation of this Code. Our success depends upon each employee's operating within legal guidelines and cooperating with local, national and international authorities. It is therefore essential that you understand the legal and regulatory requirements applicable to your business unit and area of responsibility. While we do not expect you to memorize every detail of these laws, rules and regulations, we want you to be able to determine when to seek advice from others. If you do have a question in the area of legal compliance, it is important that you not hesitate to seek answers from your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee of the Supervisory Board.

Disregard of the law will not be tolerated. Violation of domestic or foreign laws, rules and regulations may subject an individual, as well as ICTS, to civil and/or criminal penalties. You should be aware that conduct and records, including emails, are subject to internal and external audits, and to discovery by third parties in the event of a government investigation or civil litigation. It is in everyone's best interests to know and comply with our legal and ethical obligations.

1. INSIDER TRADING
Employees who have access to confidential (or "inside") information are not permitted to use or share that information for stock trading purposes or for any other purpose except to conduct our business. All non-public information about ICTS or about companies with which we do business is considered confidential information. To use material non-public information in connection with buying or selling securities, including "tipping" others who might make an investment decision on the basis of this information, is not only unethical, it is illegal. Employees must exercise the utmost care when handling material inside information. We have adopted a separate Insider Trading Policy which you should consult for more specific information on the definition of "material inside information" and on buying and selling our securities or securities of companies with which we do business.

2. DISCRIMINATION AND HARASSMENT
The diversity of ICTS's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. In addition, retaliation against individuals for raising claims of discrimination or harassment is prohibited.

3. CONFLICTS OF INTEREST
A "conflict of interest" occurs when an individual's personal interest may interfere in any way with the performance of his or her duties or the best interests of ICTS. A conflicting personal interest could result from an expectation of personal gain now or in the future or from a need to satisfy a prior or concurrent personal obligation. We expect our employees to be free from influences that conflict with the best interests of ICTS. Even the appearance of a conflict of interest where none actually exists can be damaging and should be avoided. Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest are prohibited unless specifically authorized as described below.

If you have any questions about a potential conflict or if you become aware of an actual or potential conflict and you are not an officer or director of ICTS, you should discuss the matter with your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee (as further described in Section 16). Supervisors may not authorize conflict of interest matters without first seeking the approval of a Managing Director, the General Counsel or the Chairperson of the Audit Committee and filing with a Managing Director, the General Counsel or the Chairperson of the Audit Committee a written description of the authorized activity. If the supervisor is involved in the potential or actual conflict, you should discuss the matter directly with a Managing Director, the General Counsel or the Chairperson of the Audit Committee. Factors that may be considered in evaluating a potential conflict of interest are, among others:

whether it may interfere with the employee's job performance, responsibilities or morale;

whether the employee has access to confidential information;

whether it may interfere with the job performance, responsibilities or morale of others within the organization;

any potential adverse or beneficial impact on our business;

any potential adverse or beneficial impact on our relationships with our customers or suppliers or other service providers;

whether it would enhance or support a competitor's position;

the extent to which it would result in financial or other benefit (direct or indirect) to the employee;

the extent to which it would result in financial or other benefit (direct or indirect) to one of our customers, suppliers or other service providers; and

the extent to which it would appear improper to an outside observer.

Loans to, or guarantees of obligations of, employees or their Family Members by ICTS could constitute an improper personal benefit to the recipients of these loans or guarantees, depending on the facts and circumstances. Some loans are expressly prohibited by law and applicable law requires that our Supervisory Board approve all loans and guarantees to employees. As a result, all loans and guarantees by ICTS must be approved in advance by the Audit Committee of the Board of Directors.

4. HEALTH AND SAFETY
ICTS strives to provide a safe and healthy work environment. Each of us shares the responsibility for maintaining a safe and healthy workplace by following safety and health rules and practices and reporting accidents, injuries, unsafe equipment and any other unsafe practices or conditions. Further, misusing controlled substances or selling, manufacturing, distributing, possessing, using or being under the influence of illegal drugs on the job is absolutely prohibited.

5. INTERNATIONAL BUSINESS LAWS
Our employees are expected to comply with the applicable laws in all countries to which they travel, in which they operate and where we otherwise do business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries.

The fact that in some countries certain laws are not enforced or that violation of those laws is not subject to public criticism will not be accepted as an excuse for noncompliance. In addition, we expect employees to comply with U.S. laws, rules and regulations governing the conduct of business by its citizens and corporations outside the U.S. These U.S. laws, rules and regulations, which extend to all our activities outside the U.S., include:

The Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment, and requires the maintenance of accurate books of account, with all company transactions being properly recorded;

U.S. Embargoes or Sanctions Programs, which restrict or, in some cases, prohibit companies, their subsidiaries and certain employees from trading with, investing in or traveling to certain countries identified on a list that changes periodically (including, for example, Angola (partial), the Balkans, Burma (partial), Cuba, Iran, Liberia, North Korea, Sudan, Syria and Zimbabwe), specific companies or individuals, or being involved in specific activities such as certain diamond trading and proliferation activities;

Export Controls, which prohibit or restrict the export of goods, services and technology to designated countries, denied persons or denied entities from the U.S., the re-export of U.S. origin goods from the country of original destination to such designated countries, and the export of foreign origin goods made with U.S. technology; and

Antiboycott Compliance, which prohibits U.S. companies from taking any action that has the effect of furthering or supporting a restrictive trade practice or boycott that is fostered or imposed by a foreign country against a country friendly to the U.S. or against any U.S. person, and requires the reporting of any boycott receipts.

If you have a question as to whether an activity is restricted or prohibited, seek assistance before taking any action, including giving any verbal assurances that might be regulated by international laws.

6. CORPORATE OPPORTUNITIES
You may not take personal advantage of opportunities that are presented to you or discovered by you as a result of your position with us or through your use of corporate property or information, unless authorized by your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee.

Even opportunities that are acquired privately by you may be questionable if they are related to our existing or proposed lines of business.

Participation in an investment or outside business opportunity that is related to our existing or proposed lines of business must be pre-approved. You cannot use your position with us or corporate property or information for improper personal gain, nor can you compete with us in any way.

7. MISUSE OF COMPANY COMPUTER EQUIPMENT
You may not, while acting on behalf of ICTS or while using our computing or communications equipment or facilities, either:

access the internal computer system (also known as "hacking") or other resource of another entity without express written authorization from the entity responsible for operating that resource; or

commit any unlawful or illegal act, including harassment, libel, fraud, sending of unsolicited bulk email (also known as "spam") in violation of applicable law, trafficking in contraband of any kind, or espionage.

If you receive authorization to access another entity's internal computer system or other resource, you must make a permanent record of that authorization so that it may be retrieved for future reference, and you may not exceed the scope of that authorization.

Unsolicited bulk email is regulated by law in a number of jurisdictions. If you intend to send unsolicited bulk email to persons outside of ICTS, either while acting on our behalf or using our computing or communications equipment or facilities, you should contact your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee for approval.

All data residing on or transmitted through our computing and communications facilities, including email and word processing documents, is the property of ICTS and subject to inspection, retention and review by ICTS in accordance with applicable law.

Environment Compliance

Federal law imposes criminal liability on any person or company that contaminates the environment with any hazardous substance that could cause injury to the community or environment. Violation of environmental laws can be a criminal offense and can involve monetary fines and imprisonment. We expect employees to comply with all applicable environmental laws.

It is our policy to conduct our business in an environmentally responsible way that minimizes environmental impacts. We are committed to minimizing and, if possible, eliminating the use of any substance or material that may cause environmental damage, reducing waste generation and disposing of all waste through safe and responsible methods, minimizing environmental risks by employing safe technologies and operating procedures, and being prepared to respond appropriately to accidents and emergencies.

8. MAINTENANCE OF CORPORATE BOOKS, RECORDS, DOCUMENTS AND ACCOUNTS; FINANCIAL INTEGRITY; PUBLIC REPORTING ICTS is committed to producing full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the Securities and Exchange Commission (the "SEC") and other regulators. Accordingly, ICTS requires honest and accurate recording and reporting of information. All of ICTS's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect ICTS's transactions and must conform both to applicable legal requirements and to ICTS's system of internal controls. By way of example, unrecorded or "off the books" funds or assets should not be maintained, only the true and actual number of hours should be reported, and business expense accounts must be documented and recorded accurately.

Business records and communications sometimes become public. Accordingly, we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that may be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to ICTS's record retention policies. Inappropriate access or modifications to, or unauthorized destruction of, accounting or other business records is prohibited. These prohibitions apply to all business records and data, regardless of whether such data and records are in written form or electronically stored.

9. FAIR DEALING
We seek to outperform our competition fairly and honestly. We seek competitive advantages though superior performance and never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each director, officer and employee should endeavor to respect the rights of and deal fairly with ICTS's customers, suppliers, competitors and employees. No unfair advantage should be taken of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

10. GIFTS AND ENTERTAINMENT
Business entertainment and gifts are meant to create goodwill and sound working relationships and not to gain improper advantage with customers or facilitate approvals from government officials. Unless express permission is received from a supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee, entertainment and gifts cannot be offered, provided or accepted by any employee unless) consistent with customary business practices and not (a) excessive in value, (b) in cash, (c) susceptible of being construed as a bribe or kickback or (d) in violation of any laws. This principle applies to our transactions everywhere in the world, even where the practice is widely considered "a way of doing business." Under some statutes, such as the U.S. Foreign Corrupt Practices Act (further described in Section 5), giving anything of value to a government official to obtain or retain business or favorable treatment is a criminal act subject to prosecution and conviction. Discuss with your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee any proposed entertainment or gifts if you are uncertain about their appropriateness.

11. ANTITRUST
Antitrust laws are designed to protect the competitive process. These laws generally prohibit: agreements, formal or informal, with competitors that harm competition or customers, including price fixing and allocations of customers, territories or contracts; agreements, formal or informal, that establish or fix the price at which a customer may resell a product; and the acquisition or maintenance of a monopoly or attempted monopoly through anti-competitive conduct.

Certain kinds of information, such as pricing, production and inventory, should not be exchanged with competitors, regardless of how innocent or casual the exchange may be and regardless of the setting, whether business or social.

Understanding the requirements of antitrust and unfair competition laws of the various jurisdictions where we do business can be difficult, and you are urged to seek assistance from your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee whenever you have a question relating to these laws.

12. PROTECTION AND PROPER USE OF COMPANY ASSETS
All employees are expected to protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on our profitability. Our property, such as office supplies, computer equipment, buildings, and products, are expected to be used only for legitimate business purposes, although incidental personal use may be permitted. Employees should be mindful of the fact that we retain the right to access, review, monitor and disclose any information transmitted, received or stored using our electronic equipment, with or without an employee's or third party's knowledge, consent or approval. Any misuse or suspected misuse of our assets must be immediately reported to your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee.

13. CONFIDENTIALITY
One of our most important assets is our confidential information. Employees who have received or have access to confidential information should take care to keep this information confidential. Confidential information may include business, technical, marketing, and service plans, financial information, product specifications or architecture, source codes, engineering, and manufacturing ideas, designs, databases, customer lists, pricing strategies, personnel data, personally identifiable information pertaining to our employees, customers or other individuals (including, for example, names, addresses, telephone numbers and social security numbers), and similar types of information provided to us by our customers, suppliers and partners. This information may be protected by privacy, patent, trademark, copyright and trade secret laws.

You should also take care not to inadvertently disclose confidential information. Materials that contain confidential information, such as memos, notebooks, computer disks and laptop computers, should be stored securely. Unauthorized posting or discussion of any information concerning our business, information or prospects on the Internet is prohibited. You may not discuss our business, information or prospects in any "chat room," regardless of whether you use your own name or a pseudonym. Be cautious when discussing sensitive information in public places like elevators, airports, restaurants and "quasi-public" areas within ICTS, [such as cafeterias]. All ICTS emails, voicemails and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of ICTS, except where required for legitimate business purposes.

In addition to the above responsibilities, if you are handling information protected by any privacy policy published by us, such as our website privacy policy, then you must handle that information solely in accordance with the applicable policy.

14. MEDIA/PUBLIC DISCUSSIONS
It is our policy to disclose material information concerning ICTS to the public only through specific limited channels to avoid inappropriate publicity and to ensure that all those with an interest in the company will have equal access to information. All inquiries or calls from the press and financial analysts should be referred to a Managing Director.

15. WAIVERS
There will be no waivers of this Code.

16. COMPLIANCE STANDARDS AND PROCEDURES Compliance Resources
Your most immediate resource for any matter related to the Code is your supervisor. He or she may have the information you need, or may be able to refer the question to another appropriate source. There may, however, be times when you prefer not to go to your supervisor. In these instances, you should feel free to discuss your concern with a Managing Director, the General Counsel or the Chairperson of the Audit Committee.

Clarifying Questions and Concerns; Reporting Possible Violations

If you encounter a situation or are considering a course of action and its appropriateness is unclear, discuss the matter promptly with your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee; even the appearance of impropriety can be very damaging and should be avoided.

If you are aware of a suspected or actual violation of Code standards by others, you have a responsibility to report it. You are expected to promptly provide a compliance resource with a specific description of the violation that you believe has occurred, including any information you have about the persons involved and the time of the violation. Whether you choose to speak with your supervisor, a Managing Director, the General Counsel or the Chairperson of the Audit Committee, you should do so without fear of any form of retaliation. We will take prompt disciplinary action against any employee who retaliates against you, up to and including termination of employment.

Supervisors must promptly report any complaints or observations of Code violations to a Managing Director, the General Counsel or the Chairperson of the Audit Committee. A Managing Director, the General Counsel or the Chairperson of the Audit Committee will investigate all reported possible Code violations promptly and with the highest degree of confidentiality that is possible under the specific circumstances. Your cooperation in the investigation will be expected.

IF THE INVESTIGATION INDICATES THAT A VIOLATION OF THE CODE HAS PROBABLY OCCURRED, WE WILL TAKE SUCH ACTION AS WE BELIEVE TO BE APPROPRIATE UNDER THE CIRCUMSTANCES. IF WE DETERMINE THAT AN EMPLOYEE IS RESPONSIBLE FOR A CODE VIOLATION, HE OR SHE WILL BE SUBJECT TO DISCIPLINARY ACTION UP TO, AND INCLUDING, TERMINATION OF EMPLOYMENT AND, IN APPROPRIATE CASES, CIVIL ACTION OR REFERRAL FOR CRIMINAL

PROSECUTION. APPROPRIATE ACTION MAY ALSO BE TAKEN TO DETER ANY FUTURE CODE VIOLATIONS.

Acknowledgement Form

All employees, officers and directors of ICTS are required to sign this acknowledgement form at the time their employment commences and annually thereafter.

This Code describes important information regarding values and ethical behavior at ICTS, and I understand that I should consult the General Counsel or a Managing Director, the Chairperson of the Audit Committee regarding any questions not answered in this Code.

Since the information described here is necessarily subject to change, I acknowledge that revisions to this Code may occur. All such changes will be communicated through official notices, and I understand that revised information may supersede, modify or eliminate the existing Code. This Code may only be changed as provided herein.

I have received this Code and I understand that it is my responsibility to read and comply with the principles contained in this Code and any revisions made to it. I understand that by signing this I am acknowledging that I have read this Code and any violations of this Code will be subject to disciplinary action, up to and including dismissal.

NAME (printed):

SIGNATURE:

DATE:

                           POWER OF ATTORNEY AND PROXY

      The undersigned, hereby grants power of attorney and proxy, jointly and everally to:

Avraham Dan
Ran Langer

for and in name, place and stead of the undersigned to attend the Annual General meeting of Shareholders of ICTS International N.V., a public company whose statutory seat and registered office is in Amstelveen, The Netherlands, which Annual General Meeting to be held at 10:00, local time, on Wednesday, December 6, 2006, at the offices of the Company, located at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands or any adjournment or adjournments thereof, and for and in name, place and stead of the undersigned to sign at that Annual General Meeting the attendance register, to take part in all discussions, to make such proposals as the attorney may deem expedient, and to exercise the right to vote attached to the shares of the undersigned as well as all other rights which may be exercised at the Annual General Meeting on behalf of the undersigned, and further to do and perform any and all acts relating to the foregoing which may be useful or necessary and which the undersigned might or could or should do if personally present, all this with full power of substitution.

The Proposed Resolutions

Unless otherwise indicated, this Power of Attorney and Proxy confers authority to vote "FOR" for the resolutions contained herein. The Management Board and the Supervisory Board recommends a vote of "FOR" for the resolutions contained herein. This proxy is solicited on behalf of the Management Board of ICTS International N.V. and may be revoked prior to its exercise by a written notice to the Chief Executive Officer of the Company.

1. Adoption of the English language to be used for the annual accounts and annual reports of the Company.
FOR   AGAINST   ABSTAIN
[ ]     [ ]      [ ]

2. Adoption of the annual accounts of the fiscal year 2005.
FOR   AGAINST   ABSTAIN
[ ]     [ ]      [ ]

3. Election of two Managing Directors.
FOR   AGAINST   ABSTAIN
[ ]     [ ]      [ ]

4. Election of six Supervisory Directors.
FOR   AGAINST   ABSTAIN
[ ]     [ ]      [ ]

5. Authorization for the Supervisory Board, for a period of five years from the date of the Meeting, to issue up to 17,000,000 shares, representing all of the authorized shares of the Company's Common Stock, for any lawful corporate purpose without further shareholder approval.
FOR   AGAINST   ABSTAIN
[ ]     [ ]      [ ]

6. Authorization to purchase shares of common stock.
FOR   AGAINST   ABSTAIN
[ ]     [ ]      [ ]

Signed in Amstelveen, The Netherlands this 6th day of November 2006.

If a natural person insert: surname, forenames, full residential address and date of birth. If a body corporate insert:

corporate name, place of registered office, full business address. A power of attorney given by a body corporate must be signed by an officer/officers duly authorized to represent the body corporate. If necessary inspect the records of the Chamber of Commerce where the body corporate is registered, and/or its articles of association or by-laws.

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

Dated:                  , 2006
------------------------------
By:
------------------------------
Name:
------------------------------
Title:
------------------------------

                            ICTS INTERNATIONAL, N.V.


                               Chairman's Message


                                  Annual Report
                          Year Ended December 31, 2005

                           Letter to the Shareholders

November 6, 2006

Dear Shareholder,

Since my last letter to you, the Company had a turbulent period that touched all aspects, the past, present and the future.

At present the most dramatic change was the act of delisting the Company's shares from the NASDAQ National Market. This unfortunate act by NASDAQ will be appealed by the Company, an appeal that will demonstrate the ability of the Company to comply with the NASDAQ requirements. In the meantime the Company has taken all the steps to enable a smooth trading in the Company's shares. This unexpected decision by NASDAQ caused a severe drop in the share price, a price which was already low beyond any reasonable level.

During this period Management's attention was largely devoted to resolving past investments and litigation relating to events arising from the post September 11, events. The Company has ceased the operation of Passport USA and accordingly written off the investment. The accounting impact of this action created an additional loss of US $9 Million representing the remaining liability under the lease. The Company is negotiating to reach an amicable agreement on this issue, an agreement that we anticipate will reduce this loss substantially.

The Company is litigating the taking of its Aviation security business in the US. The process that lasted for three years created heavy financial pressure and consumed valuable management time, will reach its court hearing on November 13, 2006. Management, based on its legal advisers, is assuming that it will win this court hearing. The Company is also litigating its claims against the TSA in the Administrative Court, claims arising from the contract the Company had with the TSA during the interim period up to November 2002. Also in this case Management is of the opinion that it will win its claim. This claim against the TSA triggered additional actions through other Government Agencies, the DOL and the IRS, both actions have been defended and counter acted by the Company. Management is of the opinion that all these actions by the Government have no factual basis nor legal grounds, it represents an act of weakness on behalf of the Government.

During the reporting period, the Company made headways in its core business, the Security Business. The Aviation Security activity, operated by I Sec International Security BV has opened eight new stations in eight major European Airports, Paris, London, Frankfurt and others, in addition to the two present operations in Amsterdam and Russia. The estimated revenues of this operation in 2006 will reach Euro 36 Million, with profit after start up costs of approximately Euro 3 Million. Management sees further growth in this business involving present locations, new locations and new markets. The Company has fierce competition from ICTS Europe, a competition followed by legal claims relating to the sale contract of January 2001. Management considers these legal actions as futile with no serious legal or financial impact on the Company.

The Mass Transport Security activity started by the Company last year, operated by, I Sec Home Land Security BV has signed its first contract with the city of Rotterdam. This fully owned Subsidiary is in the process of signing additional contracts with other cities and regions in

Europe. I Sec HLS was able to position itself as an authoritative body with the regulators and the major international mass transportation association. I Sec HLS was and still requires the financial support of the parent company. The management of I Sec HLS estimates that it will be self sufficient in the financial year 2007. Management is of the opinion that the Mass Transportation Security Market represents a vast growth market; I Sec HLS present position could make it into a major player in this market.

I Sec Technology BV continued to provide valuable services to I Sec Aviation BV, The technology edge enabled I Sec International BV to penetrate the market and to provide high standard of services to its customers. During the said period I Sec Technology, developed a new product for Banks, a front end solution to handle anti money laundering. Management is of the opinion that this new product has great potential in the worldwide banking world.

The emergency preparedness business operated by its subsidiary Demco operated successfully a prestigious contract, but a contract with little economical value. The company believes that it can capitalize on its quality of performance and more contracts will follow in the near future.

Management is of the opinion that in spite of the various fronts it is dealing, some willingly, the business one and some unwillingly the litigations, it will win all the legal battles, either in court or outside the court within the near future. Winning or settling these legal proceedings will enable Management to focus on it core business and deliver good results.

We thank our employees for the good work and loyalty.

                                        Respectfully,



                                        Menachem Atzmon
                                        Chairman of the Supervisory Board

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 20-F

[ ] REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                                       OR

[X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

                                       OR

[ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
         FOR THE TRANSITION PERIOD FROM TO

                         COMMISSION FILE NUMBER 0-28542

                             ICTS INTERNATIONAL N.V.

                             -----------------------

             (Exact Name of Registrant as specified in its charter)
                                 Not Applicable

                                 --------------

                 (Translation of Registrant's name into English)
                                 The Netherlands

                                 ---------------

                 (Jurisdiction of incorporation or organization)
               Biesbosch 225, 1181 JC Amstelveen, The Netherlands

               --------------------------------------------------

                    (Address of principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act:
Title of each Class: Name of each exchange on which registered:

                           None                     None

Securities registered or to be registered pursuant to Section 12(g) of the Act:

                   Common Shares, par value .45 Euro per share

            --------------------------------------------------------

                                 Title of Class

        Securities for which there is a reporting obligation pursuant to

                            Section 15(d) of the Act:

                                      None

                                 Title of Class

Indicate the number of outstanding shares of each of the issuer's classes of capital or common stock as of December 31, 2005: 6,672,980

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES [X]           NO [ ]

Indicate by check mark which financial statement item the registrant has elected to follow.

Item 17 [ ]       Item 18 [X]

When used in this Form 20-F, the words "may", "will", "expect", "anticipate", "continue", "estimates", "project", "intend" and similar expressions are intended to identify Forward-Looking Statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, operating results and financial position. Prospective investors are cautioned that any Forward-Looking Statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the Forward-Looking Statements as a result of various factors.

                                Table of Contents

Part I
--------
Item 1            Identity of Directors, Senior Management and Advisers
Item 2            Offer Statistics and Expected Timetable
Item 3            Key Information
Item 4            Information on the Company
Item 5            Operating and Financial Review and Prospects
Item 6            Directors, Senior Management and Employees
Item 7            Major Shareholders and Related Party Transactions
Item 8            Financial Information
Item 9            The Offer and Listing
Item 10           Additional Information
Item 11           Quantitative and Qualitative Disclosures about Market Risk
Item 12           Description of Securities other than Equity Securities

Part II
--------
Item 13           Defaults, Dividend Arrearages and Delinquencies
Item 14 Material Modifications to the Rights of Security Holders and the Use of Proceed
Item 15           Controls and Procedures
Item 16A          Audit Committee Financial Expert
Item 16B          Code of Ethics
Item 16C          Principal Accountant Fees and Services
Item 16D          Exceptions from Listing Standards for Audit Committees

Part III
--------
Item 17           Financial Statements
Item 18           Financial Statements
Item 19           Exhibits

Exhibits
--------
Exhibit 8 List of Subsidiaries (incorporated by reference to Item 4 -Information on the Company-Organizational
                  Structure)

Exhibit 10 Reports of independent auditors of associated companies, as referred to investment in certain associated companies in the report of independent auditors for the year ended December 31, 2005

Exhibit 12.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 13.1 Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350

Exhibit 14.1      Report of independent registered public accounting firm -
                  Deloitte

Exhibit 15.1      Independent Auditor's Report - Lazar Levine & Felix, LLP

                                     PART I

Item 1. Identity of Directors, Senior Management and Advisers

                                 Not Applicable

Item 2. Offer Statistics and Expected Timetable

                                 Not Applicable

Item 3. Key information.

      Operations

      ICTS International, N.V., including its subsidiaries (collectively referred to herein as "ICTS" or "the Company"), is a provider of aviation security and other aviation related services through service contracts with airline companies and airport authorities. In 2002 one of the company's subsidiaries, Huntleigh USA Corporation ("Huntleigh") derived a substantial portion of its revenues from providing aviation security services to the United States Transportation Security Administration ("TSA"). Commencing November 2002 the Company ceased providing such services to the TSA but continues to provide such services to aviation companies and others.

      Discontinued Operations

      In December 2005, the company's management decided to cease two of its segments operations and to focus on the main core business of the company - the security activities.

      Following the decision, the company ceased its operations in the Leasing and Entertainment segments. The leased equipment was sold to the lessee and the entertainments sites were closed.

      Selected Financial Data

      Selected Consolidated Statements of Income Data set forth below have been derived from ICTS Consolidated Financial Statements which were prepared in accordance with US GAAP. The Selected Consolidated Financial Data set forth below should be read in conjunction with Item 5 Operating and Financial Review and ICTS Consolidated Financial Statements and the Notes to those financial statements included in Item 18 in this Annual Report.

      The data reflects the results of operations and net assets of continuing operations, while details of the discontinued operations are presented separately.

                                             (U.S Dollars in thousand)
--------------------------------------------------------------------------------
Continuing Operations                  2005        2004        2003        2002
---------------------                  ----        ----        ----        ----
Cash and cash equivalents          $  5,927    $  3,224    $  7,404    $ 32,378
Current Assets                       24,962      23,529      30,002      72,606
Total Assets                         31,676      37,507      55,914      97,763
Current Liabilities                 (25,435)    (20,395)    (24,747)    (55,920)
Shareholders (Equity)                 5,148     (21,506)    (46,961)    (61,378)
Deficiency

Discontinued Operations
-----------------------
Total Assets                       $    537    $ 17,455    $ 28,586    $ 27,681
Total Liabilities                   (11,424)     (8,786)     (8,601)     (7,817)
--------------------------------------------------------------------------------

Selected Financial Data Statement of Operations

      The following table summarizes certain statement of operations data for ICTS for the years ended December 31, 2005, 2004, 2003, 2002 and 2001:

                 (U.S Dollars in thousand except per share data)
                            Year ended December 31,

                                                      2005           2004           2003          2002            2001
                                                  -----------    -----------      --------     -----------    -----------
REVENUES                                          $    57,713    $    57,993    $    67,933    $   278,561    $   212,137
COST OF REVENUES                                       53,721         52,825         52,557        212,439        189,925
                                                  -----------    -----------    -----------    -----------    -----------
GROSS PROFIT                                            3,992          5,168         15,376         66,122         22,212
SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                          11,690         12,201          8,547         25,635         18,641
IMPAIRMENT OF ASSETS AND GOODWILL                                                       797          9,156            820
                                                  -----------    -----------    -----------    -----------    -----------
OPERATING INCOME (LOSS)                                (7,698)        (7,033)         6,032         31,331          2,751
FINANCIAL INCOME (EXPENSES) - net                        (908)          (452)         4,118          3,046          1,977
OTHER INCOME (EXPENSES) - net                             147         (2,907)          (353)        41,229         29,520
INCOME (LOSS) BEFORE TAXES                             (8,459)       (10,392)         9,797         75,606         34,248
INCOME TAXES BENEFIT (EXPENSE)                         (2,387)         1,529         (3,910)       (16,442)        (4,919)
SHARE IN LOSSES OF ASSOCIATED
     COMPANIES - net                                     (486)        (1,625)        (6,661)        (1,807)          (395)
MINORITY INTERESTS IN PROFIT OF
     SUBSIDIARIES                                                                                                  (2,735)
                                                  -----------    -----------    -----------    -----------    -----------
PROFIT (LOSS) FROM CONTINUING OPERATIONS              (11,332)       (10,488)          (744)        57,357         26,198

DISCONTINUED OPERATIONS:
Loss from discontinued operations,
     net of tax Benefit of $2,525,
     $1,655 and $795 in 2005, 2004
     and 2003, respectively Includes
     loss of $4,7774 on sale of
     assets to a related party
     on 2005, and after share in
     loss of associated company of
     $36 and $81 in 2005 and 2004,
     respectively                                     (13,548)       (15,474)       (18,130)          (542)
                                                  -----------    -----------    -----------    -----------    -----------
INCOME (LOSS) FOR THE YEAR                            (24,880)       (25,962)       (18,904)   $    56,815    $    26,198
                                                  -----------    -----------    -----------    -----------    -----------
OTHER COMPREHENSIVE INCOME:
     Translation adjustments                           (1,560)         1,043          3,456            710         (1,811)
     Unrealized gains (losses) on
       marketable securities                             (214)          (616)           794            731           (345)
     Reclassification adjustment
       for losses for available
       for sale securities included
       in net income                                                                    237           (771)           368
                                                       (1,774)           427          4,487            670         (1,788)
                                                  -----------    -----------    -----------    -----------    -----------
TOTAL COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR                                      $   (26,654)   $   (25,535)   $   (14,417)   $    57,485    $    24,410
                                                  ===========    ===========    ===========    ===========    ===========
LOSSES PER SHARE:

Profit (Loss) from continued operations:
Profit (Loss) per common share - basic            $     (1.74)   $     (1.61)   $     (0.12)   $      8.93    $      4.18
                                                  ===========    ===========    ===========    ===========    ===========
Profit (Loss) per common share - diluted          $     (1.74)   $     (1.61)   $     (0.12)   $      8.88    $      4.09
                                                  ===========    ===========    ===========    ===========    ===========
(Loss) from discontinued operations:
(Loss) per common share - basic                   $     (2.07)   $     (2.37)   $     (2.78)   $     (0.08)
                                                  ===========    ===========    ===========    ===========
(Loss) per common share - diluted                 $     (2.07)   $     (2.37)   $     (2.78)   $     (0.08)
                                                  ===========    ===========    ===========    ===========
NET INCOME (LOSS):
Profit (Loss) per common share - basic            $     (3.81)   $     (3.98)   $     (2.90)   $     8 .85    $      4.18
                                                  ===========    ===========    ===========    ===========    ===========
Profit (Loss) per common share - diluted          $     (3.81)   $     (3.98)   $     (2.90)   $      8.80    $      4.09
                                                  ===========    ===========    ===========    ===========    ===========
Weighted average shares of common stock
     outstanding                                    6,528,100      6,524,250      6,513,100      6,419,575      6,263,909
Adjusted diluted weighted average shares of
     Common stock outstanding                       6,528,100      6,524,250      6,513,100      6,453,447      6,412,535
                                                  ===========    ===========    ===========    ===========    ===========

      Risk Factors

      You should carefully consider the risks described below regarding the business and the ownership of our shares. If any of the risks actually occur, our business, financial condition or results of operations could be adversely affected, and the price of our common stock could decline significantly.

      Developments that have had a significant impact on our operations.

      Two major events in 2001 and early 2002 significantly changed our business operations: (i) the sale of substantially all of our European operations and
(ii) the passage of the Aviation and Transportation Security Act (the "Security Act") by the United States Congress in response to the terrorist attacks on September 11, 2001 pursuant to which the Federal government through the Transportation Security Administration (the "TSA") took over aviation security services in the U.S. in November 2002. As a result of these events, we have limited aviation security operations in Europe and in the U.S. We previously derived most of our revenues from the provision of aviation security services and we have developed substantial experience and expertise in that field. If we are unable to increase revenues from aviation security services, our financial condition and results of operations will be adversely affected.

      If we are unsuccessful in resolving our disagreements with the TSA there may be a significant material adverse effect on our financial condition.

      In February 2002, we entered into an aviation security services contract with the TSA to continue to provide aviation security services in all of our current airport locations until the earlier of either the completed transition of these security services on an airport by airport basis to the U.S. Federal Government or November 2002.

      In connection with payments made by the TSA to Huntleigh USA, a wholly owned subsidiary of the Company, for aviation security services provided in 2002, the Defense Contract Management Agency has indicated that it believes that Huntleigh should not have been paid on a fixed price basis as believed by Huntleigh, but on an actual costs plus what the TSA would consider a reasonable profit. On that later basis Huntleigh may be required to repay to the TSA the difference between such amount and the actual amounts paid to it. Huntleigh however has various claims for additional amounts it considers are due to it for the services provided to the TSA.

      If the TSA will claim such difference from Huntleigh and will prevail in all of its contentions, and none of Huntleigh's claims will be recognized, then the Company may suffer a loss in an amount of about $59 Million. The Company is engaged in litigation with the FAA/TSA. No provisions have been made by the Company with respect to the above potential claims.

      Claim for Loss of Business

      The Security Act provides that all aviation security services in the U.S. will be handled by the federal government through the TSA. As a result of the passage of the Security Act the TSA took over aviation security in the U.S. For the year ended December 31, 2002, the TSA accounted for 73% of all our consolidated revenues at that year. For the years ended December 31, 2005, 2004 and 2003 the TSA accounted for -0-% of our revenues. Our failure to be able to meet the TSA's requirements or to secure contracts from the TSA will have a material adverse affect on our business.

      As a foreign corporation, the Company is not eligible to bid for security service contracts with the TSA.

      Huntleigh's main business was providing airport security services to airlines and airports as a result of the creation of the TSA and the requirement that the TSA take over airport security, Huntleigh has lost its principal business. Huntleigh has commenced legal action against the U.S. Government for the "Taking" of its business and to protect its rights under the Fifth Amendment of the U.S. Constitution. Huntleigh seeks to recover the going concern value of the lost business. The suit was brought in the U.S Court of Claim and is in the early stages. The Court has rejected the U.S. Governments motion to dismiss the Complaint for failure to state a cause of action. A motion for reconsideration has been filed by the defendant, but denied. There can be no assurance as to the ultimate outcome of such claim and whether or not Huntleigh will be successful in prosecuting the same.

      We face significant potential liability claims.

      As a result of the September 11th terrorists attacks numerous lawsuits have been commenced against us and our U.S. subsidiary. The cases arise out of airport security services provided for United Flight 175 out of Logan Airport in Boston, Massachusetts which crashed into the World Trade Center. In addition, to the present claims additional claims may be asserted. The outcome of these or additional cases is uncertain. If there is an adverse outcome with respect to any of these claims which is not covered by insurance, then there may be a significant adverse impact on us.

      We have incurred major losses in recent years.

      We incurred net losses of approximately $25, $26 and $19 million in 2005, 2004 and 2003 respectively. We cannot assure you that we can achieve profitability. The losses were accompanied by net cash used in operating activities of $5.2, $1.2 million and $19.3 million in 2005, 2004 and 2003 respectively, and at December 31, 2005 the Company had a working capital deficiency of $2.7 million. If we do not achieve new service contracts and profitability, the viability of our company will be in question and our share price will likely decline.

      Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

      In its report, our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern. As discussed in the accompanying audited financial statements at the year ended December 31, 2005, the Company had revenue of $57,713,000 and a net loss of $24,880,000.

      We are reliant on loans made by our principal stockholder.

      Our financing activities have consisted primarily of loans from our principal stockholder. We do not have any other continual commitments or identified sources of additional capital from third parties. There is no assurance that our principal stockholder will continue making loans to us and even if loans are made, there is no assurance that the terms will be favorable to the Company.

      Internal Revenue Service Investigation.

      Last year the Company's subsidiary ICTS USA, Inc. filed a refund claim with the Internal Revenue Service ("IRS") in an amount in excess of $2 million. The refund has not yet been received by the Company. The Company made a demand to the IRS for the refund. Thereafter, by letter dated August 15, 2006, the Company was advised that a criminal investigation by the United States Department of Justice, Tax Division is ongoing by a grand jury regarding possible criminal tax violations by the subsidiary for the tax years 2002 and 2003 regarding certain royalty payment made to the Company. As a result of the investigation the Company believes that the refund had been put on hold. Although it is not possible at this time to determine the outcome of this matter, should the result of the IRS investigation prove unsatisfactory to the Company, will have a material adverse effect on the Company.

      We are dependent on our key personnel.

      Our success will largely depend on the services of our senior management and executive personnel. The loss of the services of one or more of such key personnel could have a material adverse impact on our operations. Our success will also be dependent upon our ability to hire and retain additional qualified executive personnel. We cannot assure you that we will be able to attract, assimilate and retain personnel with the attributes necessary to execute our strategy. We cannot assure you that one or more of our executives will not leave our employment and either work for a competitor or otherwise compete with us.

      We will be dependent on major customers.

      If our relationship with our major customers is impaired, then there may be a material adverse affect on our results of operations and financial condition. Our major customers consist of the major airlines servicing the United States. If such airlines encounter financial difficulty this may have a material adverse impact on our business.

      Our success will be dependent upon our ability to change our business strategy.

      Under our new business strategy we intend to develop technological solutions and systems for the aviation security industry, develop or acquire security activities other than aviation security, invest in security related businesses, and seek other revenue producing businesses and business opportunities.

      We cannot assure you that we will be able to develop new systems or develop systems that are commercially viable. Our success in developing and marketing our systems will also depend on our ability to adapt to rapid technology changes in the industry and to integrate such changes into our systems.

      We cannot assure you that we will be successful in our attempts to change or implement our business strategy. We may not have the expertise to be successful in developing our business in areas that are not related to the security industry. Our failure to change our business strategy or implement it successfully will have a material adverse affect on our financial condition and results of operations.

      We compete in a highly competitive industry and our competitors, who may have many more resources than us, may be more successful in developing new technology and achieving market acceptance of their products.

      Competition in the aviation security industry as well as in the non-security related aviation services industry is intense. Many of our competitors have greater financial, technical and marketing resources. We expect that our competitors will develop and market alternative systems and technologies that may have greater functionality or be more cost effective than the services we provide or the systems that we may develop. If our competitors develop such systems we may not be able to successfully market our systems. Even if we are able to develop systems with greater functionality which are more cost effective than those developed by our competitors, we may not be able to achieve market acceptance of our systems because our competitors have greater financial and marketing resources.

      The aviation security industry is subject to extensive government regulation, the impact of which is difficult to predict.

      The Security Act has had a significant negative impact on our aviation security business. In addition, our ability to successfully market new systems will be dependent upon government regulations over which we have no control. Any existing or new regulation may cause us to incur increased expenses or impose substantial liability upon us. The likelihood of such new legislation is difficult to predict.

      The markets for our products and services may be adversely affected by legislation designed to protect privacy rights.

      From time to time, personal identity data bases and technologies utilizing such data bases have been the focus of organizations and individuals seeking to curtail or eliminate the use of personal identity information technologies on the grounds that personal information and these technologies may be used to diminish personal privacy rights. In the event that such initiatives result in restrictive legislation, the market for our products may be adversely affected.

      Our operations are dependent upon obtaining required licenses.

      A license to operate is required from the airport authority in the airports in which we currently operate. Our licenses are usually issued for a period of 12 months and are renewable. The loss of, or failure to obtain, a license to operate in one or more of such airports could result in the loss of or the inability to compete for contracts in the airports in which we have licenses.

      Our contracts with airports or airlines may be canceled.

      Our revenues are primarily provided from services pursuant to contracts, which are cancelable on short notice at any time, with or without cause. We cannot assure you that an existing client will decide not to terminate us or fail to renew a contract. Any such termination or failure to renew a contract with us could have a material adverse effect on our results of operations or financial condition.

      Litigation.

      We are currently a plaintiff and defendant in several significant lawsuits, the outcome of which could have a material adverse effect on the Company.

      Our financial condition is subject to currency risk.

      Part of our income is derived in foreign countries. We generally retain our income in local currency at the location the funds are received. Since our financial statements are presented in United States dollars, any significant fluctuation in the currency exchange rate between such currency and the United States dollar would affect our results of operations and our financial condition.

      The market price of our common stock may be volatile, which may make it more difficult for you to resell your shares when you want at prices you find attractive.

      The market price of our common stock may from time to time be significantly affected by a large number of factors, including, among others, variations in our operating results, the depth and liquidity of the trading market for our shares, and differences between actual results of operations and the results anticipated by investors and securities analysts. Many of the factors which affect the market price of our common stock are outside of our control and may not even be directly related to us.

      Certain shareholders own approximately 63% of our shares; their interests could conflict with yours; significant sales of shares held by them could have a negative effect on our stock price.

      Mr. Menachem Atzmon, a director and chairman of the board of the Company, as a representative of the Atzmon Family Trust owns or controls 63% of our issued and outstanding common stock. As a result of such ownership, and or control, the Atzmon Family Trust is able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration may also have the effect of delaying or preventing a change in control. In addition, sales of significant amounts of shares controlled by the Atzmon Family Trust or the prospect of these sales, could adversely affect the market price of our common stock.

      We cannot assure you that we will pay dividends.

      Although we have paid cash dividends in the past, we cannot assure you that any future dividends will be declared or paid.

      We are subject to the laws of The Netherlands.

      As a Netherlands "Naamloze Vennootschap" (N.V.) public limited company, we are subject to certain requirements not generally applicable to corporations organized under the laws of jurisdictions within the United States. Among other things, the authority to issue shares is vested in the general meeting of shareholders, except to the extent such authority to issue shares has been delegated by the shareholders or by the Articles of Association to another corporate body for a period not exceeding five years. The issuance of the common shares is generally subject to shareholder preemptive rights, except to the extent that such preemptive rights have been excluded or limited by the general meeting of shareholders (subject to a qualified majority of two-thirds of the votes if less than 50% of the outstanding share capital is present or represented) or by the corporate body designated to do so by the general meeting of shareholders or the Articles of Association. Such a designation may only take place if such corporate body has also been designated to issue shares.

      In this regard, the general meeting of shareholders has authorized our Supervisory Board to issue any authorized and unissued shares at any time up to five years from June 26, 2001 the date of such authorization and has authorized the Supervisory Board to exclude or limit shareholder preemptive rights with respect to any issuance of common shares prior to such date. Such authorizations may be renewed by the general meeting of shareholders from time to time, for up to five years at a time. This authorization would also permit the issuance of shares in an acquisition, provided that shareholder approval is required in connection with a statutory merger (except that, in certain limited circumstances, the board of directors of a surviving company may resolve to legally merge the company). Shareholders do not have preemptive rights with respect to shares which are issued against payment other than in cash.

      Our corporate affairs are governed by our Articles of Association and by the laws governing corporations incorporated in The Netherlands. Our public shareholders may have more difficulty in protecting their interests in the face of actions by the Supervisory Board or the Management Board, or their members, or controlling shareholders, than they would as shareholders of a company incorporated in the United States. Under our Articles of Association, adoption of our annual accounts by the shareholders discharges the Supervisory Board, the Management Board and their members from liability in respect of the exercise of their duties for the particular financial year, unless an explicit reservation is made by the shareholders and without prejudice to the provisions of Netherlands law, including provisions relating to liability of members of supervisory boards and management boards upon the bankruptcy of a company pursuant to the relevant provisions of The Netherlands Civil Code. However, the discharge of the Supervisory Board and the Management Board and their members by the shareholders is not absolute and will not be effective as to matters misrepresented or not disclosed to the shareholders. An individual member of the Supervisory Board or the Management Board who can prove that he is not at fault for such an omission or misrepresentation would not be liable.

      A U.S. judgment may not be enforceable in The Netherlands.

      A significant number of our assets are located outside the United States. In addition, members of the Management and Supervisory Boards [and certain experts named herein are residents of countries other than the United States]. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against such persons judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws.

      There is no treaty between the United States and The Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be directly enforceable in The Netherlands. In order to enforce any United States judgment obtained against us, proceedings must be initiated before a court of competent jurisdiction in The Netherlands. A court in The Netherlands will, under current practice, normally issue a judgment incorporating the judgment rendered by the United States court if it finds that (i) the United States court had jurisdiction over the original proceeding, (ii) the judgment was obtained in compliance with principles of due process, (iii) the judgment is final and conclusive and (iv) the judgment does not contravene the public policy or public order of The Netherlands. We cannot assure you that United States investors will be able to enforce any judgments in civil and commercial matters, including judgments under the federal securities laws against us or members of the Management or Supervisory Board [or certain experts named herein] who are residents of The Netherlands or countries other than the United States. In addition, a court in The Netherlands might not impose civil liability on us or on the members of the Management or Supervisory Boards in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands.

Item 4. Information on the Company

      History and Development of the Company.

      Unless the context indicates otherwise, all references herein to the "Company" include ICTS International N.V. ("ICTS" or the "Company"), and its consolidated subsidiaries.

      ICTS is a public limited liability company organized under the laws of The Netherlands in 1992. ICTS's offices are located at Biesboch 225, 1181 JC Amstelveen, The Netherlands and its telephone number is +31-20-347-1077.

      The Company's predecessor, International Consultants on Targeted Security Holland B.V. ("ICTS Holland"), was founded in The Netherlands in 1987. Until 1994, subsidiaries and affiliates of ICTS Holland conducted similar business in which the Company is currently engaged. As of January 1, 1994, ICTS Holland's interest in its subsidiaries (other than three minor subsidiaries) was transferred to ICTS International B.V. ("ICTS International"). Thereafter, ICTS International purchased from a third party all of the outstanding shares of ICTS, incorporated in The Netherlands in 1992 without any operations prior to its acquisition by ICTS International. As of January 1, 1996, the Company acquired all of the assets and assumed all of the liabilities of ICTS International.

      As of January 1, 1999 the Company acquired 80% of the issued and outstanding capital stock of Huntleigh and in January 2001 the Company exercised its option to acquire the remaining 20% at an agreed upon price formula making Huntleigh a wholly owned subsidiary. Huntleigh is a provider of aviation services in the United States.

      In 2001 and 2002 ICTS sold substantially all of its European operations in two stages, for an aggregate purchase price of $103 million. As a result of the sale, ICTS fully divested itself from its European operations, except for its operations in The Netherlands and Russia.

      In the wake of the events which occurred on September 11, 2001, the federal government of the United States, in November, 2001, enacted the Aviation and Transportation Security Act (the "Security Act") Public Law 107-71. Under the Security Act, entities may provide aviation security services in the United States only if they are owned and controlled at least 75% by U.S. citizens. As a company organized under the laws of The Netherlands ICTS may be unable to comply with the ownership requirements under the Security Act. The Security Act is administered through the Transportation Security Administration (the "TSA").

      In the fourth quarter of 2002, pursuant to the Security Act the Federal government through the TSA took over substantially all of the aviation security operations in U.S. airports. As a result, ICTS through its wholly owned subsidiary, Huntleigh, provides limited aviation services in the United States.

      In the second quarter of 2002 the company purchased equipment in the amount of $23.5 million and leased it back to the sellers an affiliated private Dutch company, for 7 years in an operating lease agreement.

      On December 23, 2003 the Company through wholly owned subsidiaries purchased from ITA International Tourist Attractions, Ltd., ("ITA") (a company under the control of one of ICTS's shareholders) certain assets owned by ITA and used by it in the development, establishment and operation of motion-based entertainment theaters. The assets purchased consist primarily of intangible property and certain equipment. ITA is a company in which a principal shareholder of the Company owned in the aggregate in excess of 50% of the shares. The purchase price for the assets purchased was $5.4 million. The purchase price was paid by set-off against certain debts owed by ITA to the Company, cash and notes. As a part of the transaction, certain agreements made between the Company and ITA in 2001 were terminated, with the result that the Company is no longer committed to involve ITA in its existing and future entertainment projects. Prior to entering into the transaction the Company obtained a fairness opinion as to the fairness of the consideration and the transaction to the Company.

      Shortly after the facilities were opened and based on its performances, the Company's management revaluated these three investments and determined that the forecasted cash flows from these projects will not cover the investments. Based on the fair value using discounted cash flows model, the Company had recognized impairment losses in 2003 and 2004 totaled $20.8 million in respect of its entertainment investments.

      In December 2004, ICTS determined that the future cash flows from the leased equipment will not recover its investment and as a result recorded an impairment loss of $2.2 million, in addition to an impairment loss of $6 million that was recorded in 2003.

      In June 2005, the company granted the lessee an option to purchase the equipment for an amount of $5 million, plus an amount equal to a related loan balance. The option was exercised on December 2005, and by that time the leasing activities of the company were terminated.

      In February 2005, as the non-competition restrictions, related to the sale of the European aviation security operations as mentioned above, expired, the Company made a strategic decision to reenter the European aviation security market. In March 2005 the Company established a wholly owned subsidiary, I-SEC International Security B.V, under which all the European aviation security activities provided by ICTS are operated.

      During 2005 and 2006 the company re-entered into aviation security business in Europe by signing contracts with U.S. carriers. Following these contracts I-SEC established new subsidiaries throughout Europe, in France, England, Spain, Germany and other countries.

      In 2005 the company decided to cease its operations in the entertainment segment. In early 2006, the Company closed its motion-based entertainment theater in Baltimore, MD and its multi-experience motion-based entertainment theater in Atlantic City, NJ. The Company is also a partner (42.5%) in a movie-based entertainment facility in Niagara Falls, NY.

Business Overview

      General

      ICTS had specialized until 2002 in the provision of aviation security services. Following the sale of its European operations in 2002 and the taking of its aviation security business in the United States by the TSA in 2002, ICTS engages primarily in non-security related activities. These activities consist of non-aviation security services, and the development of technological services. In addition, ICTS provides non-security related aviation services and develops technological systems and solutions for the security market.

      ICTS through I-SEC International Security B.V., supplies aviation security services at airports; through I-SEC Homeland Security B.V. provides mass transit security services; through Huntleigh, supplies aviation security services in the USA.

      Business Strategy

      ICTS is currently pursuing the following business strategy:

      Developing Security Related Technology.

      ICTS is focusing on developing security systems and technology for the aviation security and non-aviation security markets. ICTS is using the know-how and expertise it has acquired in the provision of enhanced aviation security services to develop such security systems and technology.

      Aviation Security Operations in Europe and Asia -Pacific Region.

      ICTS, through I-SEC International Security B.V., supplies aviation security at airports. Huntleigh supplies aviation security services in the USA. In 2002 ICTS increased its stake in its Dutch affiliate, ProCheck International to 100%. ICTS also formed a partnership with ICTS Europe through which it further expanded its aviation security operations in The Netherlands. ICTS Europe was sold by ICTS in 2002 to an unaffiliated third party. The Company is entering into the aviation security business in Europe since its restrictive covenant expired, which was part of the terms of the sale of ICTS Europe. The company, though its subsidiary, I-SEC International Security B.V., has been awarded contracts in Europe and in the Asia-Pacific region, by various carriers, in various airports. In 2005, ProCheck International shares were transferred to I-SEC International Security, B.V., which kept its share of the partnership with ICTS Europe in ICTS-NAS "v.o.f." - a company whose volume of operations has significantly increased.

      U.S. Operations.

      ICTS continues to provide limited security services and non-security aviation services in the U.S.

      Other Investments.

      ICTS has made investments in companies and properties which management believes have long-term benefits. It is anticipated that future investments will be in industries related to the security industry.

      Services

      Services Offered in Europe. Prior to the sale of its European operations, ICTS primarily provided aviation security services, operated airport checkpoints, verified travel documents, provided baggage reconciliation services, operated electronic equipment, such as x-ray screening devices, and operated manual devices. Following the sale, ICTS primarily provides advanced passenger-screening services in The Netherlands and Russia. With its reentry into the aviation security market, I-SEC International Security B.V. is offering the same types of services as those listed above to interested clients, as well as additional, new services. The Company has completed the initial phase of its reentry and penetration into the international aviation security market. This phase, executed in parallel to the expansion of I-SEC's existing operations in the Netherlands and in Russia, includes the establishment of new subsidiaries and the provision of services at international airports in London, UK (Gatwick); Paris, France (Charles de Gaulle); Cologne, Germany; Barcelona, Spain; Budapest, Hungary; and Edinburgh, Scotland. I-SEC is supplying a range of aviation security services and implementing state-of-the-art technologies at these locations within the framework of long-term contracts signed with various airlines. Following this recent expansion, I-SEC is providing services at a total of 9 locations in Europe, through 9 subsidiaries. Additionally, I-SEC is providing aviation security consulting services at airports in the Asia Pacific region.

      The Company is currently doing an evaluation in Rotterdam, The Netherlands, with respect to railroad security. The Company plans to utilize its security technology for the railroad industry.

      Services Offered in the United States. Prior to the enactment of the Security Act, Huntleigh was one of the leading providers of non-security aviation services in the United States. Immediately following the enactment of the Security Act, but prior to the TSA taking over aviation security services in the United States, in November 2002, Huntleigh experienced a substantial increase in its aviation security services.

      Huntleigh currently provides limited aviation security services and nine other separate services at approximately 35 airports in 26 states which were not affected by the enactment of the Security Act.

      The limited security services provided by Huntleigh involves the following:

            o Charter Flights Screening for Airlines - which includes security check of passenger's body and carry-on.

            o Ticket Checks - checks the boarding authorization of passengers and compare them to passenger ID before allowing the passenger to pass through the checkpoint.

            o     Cargo Security Screening - for some international carriers.

      Each of the non-aviation security services involves one of the following specific job classifications:

      Agent Services For Airlines.

      Agent services include: Passenger Service and Baggage Service. Although an agent is a Huntleigh employee, the employee is considered a representative of specific airlines.

      Guard Services.

      Guard services involve guarding secured areas, including aircraft.

      Janitorial Services.

      Huntleigh provides cleaning services for aircraft cabins and portions of airports.

      Maintenance.

      Huntleigh provides workers to maintain equipment in one airport.

      Aircraft Search.

      Search of entire aircraft to detect dangerous objects.

      Ramp Services.

      Ramp services include:

            o directing aircraft into the arrival gate and from the departure gate

            o     cleaning the aircraft

            o     conducting cabin searches

            o     stocking supplies

            o     de-icing the aircraft and

            o     moving luggage from one airplane to another.

      Shuttle Service. Huntleigh shuttles airline crews from their hotels to the aircraft in one airport.

      Skycap Services Provider. A skycap assists passengers with their luggage. Located at the curbside of the check-in at airports, a skycap checks in passengers' luggage and meets security requirements established by the TSA to screen passengers. A skycap also assists arriving passengers with transporting luggage from the baggage carousel to ground transportation or other designated areas.

      A skycap also may transport checked baggage from the curbside check-in to the airline counter. Concierge Service involves a skycap monitoring the baggage carousel to ensure that passengers do not remove luggage not belonging to them. In many airports, a skycap at the baggage claim area checks to see if the passengers' luggage tags match those on the specific luggage to ensure that a passenger is only removing his or her own luggage from the claim area.

      Wheelchair attendants. Wheelchair attendants transport passengers through the airport in airline and/or Company owned wheelchairs and may also operate electricians for transporting passengers through the airport. Working closely with the attendants are dispatch agents who monitor requests and assignments for wheelchairs and dispatch the attendants as needed.

      Aviation Security Services

      ICTS, through its subsidiary I-SEC International Security, B.V., provides pre-departure screening services at airports in the Netherlands and Russia, as well as at London Gatwick International Airport, UK and at Charles de Gaulle International Airport, Paris France. It also provides aviation security consulting services at 11 airports in the Asia-Pacific region, and has signed new contracts with carriers to supply aviation security services at additional locations starting in 2006. Prior to the enactment of the Security Act, Huntleigh provided such services in the U.S. Such services are designed to prevent or deter the carriage of any explosive, incendiary device, weapon or other dangerous objects into the sterile area of an airport concourse and aboard the aircraft. In 2002 Huntleigh provided such services in the United States exclusively to the TSA.

      Technological Systems and Solutions

      The accumulated know-how and expertise of ICTS in the implementation of computer based processors for advanced passenger screening enabled ICTS to develop its APS technology and system. The APS system is an automated computerized system that enables the pre-departure analysis of passenger information and is designed to screen airline passengers in a faster and more efficient manner. The APS system is currently being operated by ICTS under contract for services provided by ICTS Europe, an unaffiliated third party, to major United States airlines on flights from Europe to the United States.

      New Technology Initiatives.

      IP@SS

      ICTS, through its subsidiaries, ICTS Technologies USA, Inc. launched a trial phase of its IP@SS project in 2003. IP@SS is a technological system integrating various components (Smart Document Reader, biometric unit, smart card unit, rule engine, watch lists and more), which enhances security while accelerating security check processes, thus improving operational efficiency and customer service to passengers. IP@SS operates in compliance with strict confidentiality and privacy standards. Basic and technologically upgraded IP@SS systems were tested within the framework of pilot trials, which were carried out at several airports, including London Gatwick (UK), Newark Liberty (USA), Amsterdam Airport Schiphol (the Netherlands) and Ezeria (Buenos Aires, Argentina). Automated TravelDoc

      Automated Travel Doc is a technologically upgraded version of TravelDoc offered either as software only, or as a complete software and hardware package. It verifies the passengers' travel documents fully comply wit the requirements of countries of destination and transit prior to embarkation, and also facilitates the detection of forged travel documents. Automated TravelDoc enhances the level of security, assists in combating illegal immigration and reduces or mitigates associated civil penalties for airlines.

      APIS+

      APIS+ is a technologically upgraded version of APRIS. It facilitates compliance with all requirements of Advance Passenger information programs implemented by various countries worldwide (USA, Australia, Mexico and more), including the new mandatory Arrival-Departure Record data (Address in the USA). The required data is extracted from passports and handwritten US address is extracted from the relevant form - through use of advanced proprietary performance-enhancing algorithms. The data is then prepared for transmission to the relevant authorities in the specified format. ICTS's subsidiary, ICTS Technologies USA, Inc. has been authorized to submit. APIS data in UN/EDIFACT format to the USA's Bureau of Customs and Border Protection (CBP). APIS+ is offered as software only, or a complete software and hardware package.

      Smart Document reader (SDR)

      SDR is a proprietary state-of-the-art software solution that automatically extracts data from a variety of standard and non-standard travel documents, ID documents, e-ID documents, driver's licenses, airline boarding passes and various mass transit tickets at extremely high levels of accuracy and speed. SDR also implements various advanced means and proprietary checks to detect forged documents. It comprises a main component in many of the advanced technological systems offered by ICTS through its subsidiary ICTS Technologies USA, such as IP@SS, Automated TravelDoc, APIS+, the Company's solution for banks, and more.

      Bank Client Security and regulatory Compliance Solution

      ICTS, through its subsidiary ICTS Technologies USA, Inc., offers a unique front-end solution meeting the banking industry's security and regulatory compliance requirements, including Section 326 of the USA Patriot Act, while also ensuring that bank clients are provided with a high level of customer service. Contrary to back-end systems offered by the competitors, our front-end solution that incorporates unique features, such as a dynamic questionnaire, developed on the basis of ICTS numerous years of experience in the detection of suspicious signs and in advanced document checks.

      Consulting, Auditing and Training

      ICTS, through its subsidiary I-SEC International Security, B.V., provides consulting services to airlines and airports. ICTS recommends the adoption of specified security procedures develops recruitment and training programs for clients to hire necessary security personnel and works with airport authorities to ensure that they comply with applicable local requirements. ICTS trains airline employees to screen passengers and to perform other security measures through extensive courses and written training manuals. ICTS provides these services in The Netherlands and Russia, as well as at London Gatwick International Airport, UK, at Charles de Gaulle International Airport, France and at airports in the Asia-pacific region.

      Airline and Airport Customers

      In 2002, the TSA accounted for 73% of ICTS's total revenues. In 2005, 2004, and 2003, ICTS had over eight main clients, which clients accounted for over 50% of ICTS's aviation services revenues, in over 40 locations worldwide.

      Entertainment Projects

      In 2005, the Company closed its motion-based entertainment theaters in Baltimore, MD and in Atlantic City, NJ. The Company is still a partner in a movie-based entertainment facility in Niagara Falls, NY. No discussion has been made as to whether the Niagra Falls location should be closed as well.

      Marketing and Sales

      Marketing and Sales in the U.S. In 2005, 84% of the revenues of ICTS from continuing operations were derived in the U.S. ICTS derived most of its revenues through contracts with airlines which were secured by ICTS as a result of competitive bidding.

      Marketing and Sales in Europe and the Asia-Pacific Region. Contracts for aviation security services in various locations are obtained through competitive bids that are issued by the applicable airport authorities, airlines or agencies.

      Marketing of Security Systems and Technology. ICTS intends to market its new technology systems and technologies by establishing pilot projects with airports and airlines. Upon the demonstration of the viability of the systems or technology ICTS intends to develop a marketing plan to distribute the systems and technology.

      Leasing Operation

      In June 2002 ICTS purchased equipment for an aggregate purchase price of $23.5 million. The purchase price payable was $14.5 million in cash and the balance subject to an $9 million self amortizing non-recourse promissory note payable over five years. Pursuant to an operating lease, the equipment was leased to related party, private Dutch company. The lease payments provided for 2005 totaled in the amount of (euro)2.3 million (at December 31, 2005 - $2.8 million) and an option to purchase the equipment after five or seven years based upon the then fair market value. In the event that the lessee does not exercise the option to purchase the equipment upon the expiration of the lease term, then ICTS will be obligated to pay license fees in connection with intellectual property associated with the equipment in an amount equal to 5% of the revenue derived from the use of the equipment if ICTS exercises its option to operate the equipment.

      In 2003 and 2004, ICTS determined that the future cash flows from the leased equipment will not recover its investment, and as a result recorded in 2004 and 2003 impairment losses totaled $8 million. The value of the equipment at the option exercise date was based on an external assessment.

      In June 2005, the Company granted the lessee an option to purchase the leased equipment for an amount of $5 million plus an amount equal to the related loan balance at the exercise date thus providing for the possibility of the early termination of the leasing agreement. The option can be exercised from June 1, 2005 until September 30, 2006. As consideration for granting the option the lessee will pay to ICTS advanced lease installments of $1millon. The payment of the purchase price will be reduced by advance payments on lease installments of $1million received in July 2005 and an additional advance payment of $500 thousand due in January 2006 covering the lease periods from June 2005 forward. As of June 30, 2005 the depreciated value of the leased equipment was $13.5 million. On December 28, 2005, the lessee exercised the option and paid the Company $5 million. As part of the agreement the Company loaned to the Lessee $1 million Euros to be repaid on or before June 30, 2006. All the loan was repaid until May 18, 2006. The selling of the leasing equipment terminates the leasing activities of ICTS.

      Competition

      Competition in the aviation security industry as well as in the non-security related aviation services industry is intense. Many of our competitors have greater financial, technical and marketing resources.

      We expect that our competitors will develop and market alternative systems and technologies that may have greater functionality or be more cost effective than the services we provide or the systems that we may develop. If our competitors develop such systems we may not be able to successfully market our systems. Even if we are able to develop systems with greater functionality which are more cost effective than those developed by our competitors, we may not be able to achieve market acceptance of our systems because our competitors have greater financial and marketing resources.

      Restrictions on Competition

      Pursuant to an agreement dated as of July 1, 1995 with ICTS Global Security (1995) Ltd. ICTS may not provide non-aviation security services in Latin America, Turkey or Russia. ICTS Global Security is partially owned by Lior Zouker, the former Managing Director of the Company and the Estate of Ezra Harel, the former Chief Executive Officer and the former Chairman of Supervisory Board of ICTS and a principal shareholder.

      Aviation Security Regulatory Matters

      ICTS aviation security activities are subject to various regulations imposed by authorities and various local and federal agencies having jurisdiction in the serviced area. ICTS on behalf of its clients was responsible for adherence to such regulations relating to certain security aspects of their activities. ICTS is also responsible to prevent passengers without proper travel documentation from boarding a flight, thereby avoiding fines otherwise imposed on its clients by immigration authorities.

      ICTS is subject to random periodic tests by government authorities with regard to the professional level of its services and training. Any failure to pass such a test may result in the loss of a contract or a license to perform services or a fine or both.

      In the airports in which ICTS operates in The Netherlands and Russia, a license to operate is required from the respective airport authority. ICTS currently holds the licenses required to operate in such locations.

      Prior to the enactment of the Security Act, the FAA regulated the activities of Huntleigh with respect to security services offered at U.S. airports. Presently such activities are regulated by the FAA and the TSA.

      In order for ICTS to engage in aviation activities in the U.S. it may be necessary for ICTS to demonstrate that it meets the TSA requirement of being at least 75% owned and controlled by U.S. citizens.

      Organizational Structure.

      The following are the significant subsidiaries of ICTS (Exhibit 8):

            ICTS USA, Inc., New York - 100%

                  Huntleigh USA Corporation. (Missouri - 100%)

                              Explore USA, Inc. (Delaware - 100%) - discontinued operation since 2005

                              (i) Explore Atlantic City, LLC (Delaware - 100%) - discontinued operation since 2005

                              (ii) Explore Baltimore, LLC (Delaware - 100%) - discontinued operation since 2005

                              (iii) Explore Niagara, LLC (New York - 100%) - discontinued operation since 2005

            ICTS Technologies B.V. (The Netherlands - 100%)

            ICTS Technologies USA, Inc. (Delaware - 100%)

            ICTS Leasing B.V. (The Netherlands - 100%) - discontinued operation since 2005

            Procheck International B.V. (The Netherlands - 100%)

            I-SEC International Security B.V. (The Netherlands - 100%)

            HLS, B.V. (The Netherlands - 100%)

      Property, Plant and Equipment.

      The Company leases premises under long-term operating leases, in most cases with renewal options. Lease expenses for the years ended December 31, 2005, 2004 and 2003 were $849, $809, $994 thousand from continuing operations and $984, $596 and $172 from discontinued operations, respectively. The increase in the lease expenses is primarily attributable to the entertainment sites.

      Future minimum lease payments under long-term leases are as follows:

                                          December 31, 2005
                                            (in thousand)
                                --------------------------------------
      Continuing                Discontinued
      Year                        Operations                Operations
      ----------                ------------                ----------
      2006                           $   708                   $ 1,008
      2007                               297                     1,053
      2008                                95                     1,099
      2009                                27                     1,099
      2010                                22                     1,148
      2011 and thereafter                                       10,289
                                     -------                   -------
                                     $ 1,149                   $15,696
                                     =======                   =======

During 2002 subsidiaries from the Entertainment segment signed rent contracts for 15 years. As of December 2005, the company decided to discontinue the operations of the Entertainment segment. The future lease payments from discontinued operations stems from this liability. The Company aggregated and capitalized the whole liability using an interest rate of 7.25%. Thus the liability totaled to $9,701. The current maturities for this amount total at December 31, 2005 to $942. Although the amount was fully allocated, the Company is looking for alternative solutions regarding the contracts terms. ICTS is guaranteeing those contracts.

Item 5. Operating and Financial Review and Prospects

      Operating Results

      General

      This section contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning ICTS's business, operations and financial condition. All statements other than statements of historical facts included in this annual report on Form 20-F regarding ICTS's strategy, future operations, financial position, costs, prospects, plans and objectives of management are forward-looking statements. When used in this annual report on Form 20-F the words "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under "Risk Factors" and elsewhere in this annual report on Form 20-F.

      ICTS cannot guarantee any future results, levels of activity, performance or achievements. The forward-looking statements contained in this annual report on Form 20-F represent management's expectations as of the date of this annual report on Form 20-F and should not be relied upon as representing ICTS's expectations as of any other date. Subsequent events and developments will cause management's expectations to change. However, while ICTS may elect to update these forward-looking statements, ICTS specifically disclaims any obligation to do so, even if its expectations change.

      ICTS had specialized until 2002 in the provision of aviation security services. Following the sale of its European operations in 2002 and the taking of its aviation security business in the United States by the TSA in 2002, ICTS engages primarily in non-security related activities. These activities consist of non-security aviation security services and the development of technological services. In addition, ICTS provides non-security related aviation services and develops technological systems and solutions for the security market. ICTS also was engaged in certain other activities, including constructing and developing entertainment related projects.

      In 2001 and 2002 ICTS sold substantially all of its European operations in two stages, for an aggregate purchase price of $103 million. As a result of the sale, and because of non-competitions restrictions in the sale agreement, ICTS has fully divested itself from its European operations, except for its operations in The Netherlands and Russia.

      In February 2005, as the non-competition restrictions expired, the company made a strategic decision to re-enter the European aviation security market. Since then the company has signed few contracts throughout Europe with US carriers and has established some subsidiaries in different locations.

      In the fourth quarter of 2002, pursuant to the Security Act the Federal government through the TSA took over substantially all of the aviation security operations in U.S. airports. As a result, ICTS through its wholly owned subsidiary Huntleigh USA Corp. ("Huntleigh") provides limited aviation security services in the United States.

      Critical Accounting Policies

      The preparation of ICTS's consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related footnotes. Actual results may differ from these estimates. To facilitate the understanding of ICTS's business activities, described below are certain ICTS accounting policies that are relatively more important to the portrayal of its financial condition and results of operations and that require management s subjective judgments. ICTS bases its judgments on its experience and various other assumptions that it believes to be reasonable under the circumstances. Please refer to Note 2 to ICTS's consolidated financial statements included in this Annual Report on Form 20-F for the year ended December 31, 2005 for a summary of all of ICTS's significant accounting policies.

      The Company considers its most significant accounting policies to be those discussed below.

      Contract with the TSA

      In February 2002, we entered into an aviation security services contract with the TSA to continue to provide aviation security services in all of its current airport locations until the earlier of either the completed transition of these security services on an airport by airport basis to the U.S. Federal Government or November 2002.

      In connection with payments made by the TSA to Huntleigh USA, a wholly owned subsidiary of the Company, for aviation security services provided in 2002, the Defense Contract Management Agency has indicated that it believes that Huntleigh should not have been paid on a fixed price basis as believed by Huntleigh, but on an actual costs plus what the TSA would consider a reasonable profit. On that later basis Huntleigh may be required to repay to the TSA the difference between such amount and the actual amounts paid to it. Huntleigh however has various claims for additional amounts it considers are due to it for the services provided to the TSA.

      The Company estimates that if the TSA will claim such difference from Huntleigh and will prevail in all of its contentions, and none of Huntleigh's claims will be recognized, then the Company may suffer a loss in an amount of about $59 million. In view of the nature of the above potential claims and counter-claims management could not determine if, or to what extent, the TSA may be successful in any claim it may assert. Therefore, no provisions have been made by the Company with respect to the above potential claims. In addition, the accounts receivable - trade includes $3 million as of December 31, 2005, 2004 which are due from the TSA and relate to the dispute.

      Labor Department Issue

      In a letter dated November 21, 2003, the U.S. Department of Labor ("DOL") advised Huntleigh that it had failed to comply with a clause included in its contract with the TSA under which Huntleigh had supposedly been required to pay its employees certain minimum wages. The DOL claims that under this clause Huntleigh owes such employees an amount of approximately $7.3 million and has requested that Huntleigh makes such payment forthwith. On any amount so due, Huntleigh will also be required to pay certain employment taxes of approximately 20%.

      In March 2006, the DOL filed a complaint against Huntleigh stating that underpayments amounted to $7.1 million. Huntleigh has filed a motion for summary judgment and the DOL's response is due on September 30, 2006. No assurance can be given as to the ultimate outcome or success to Huntleigh with the position it is taking. The Company has made a provision in its financial statements in an amount the Company deemed sufficient to account for its exposure for the above claim.

      Legal Proceedings

      As a result of the September 11th terrorists attacks numerous lawsuits have commenced against Huntleigh and ICTS. Huntleigh has been named in approximately 70 lawsuits and ICTS in approximately 70 lawsuits. All of the cases were filed in the United States District Court, Southern District of New York. The cases arise out of Huntleigh's airport security service for United Flight 175 out of Logan Airport in Boston, Massachusetts. At the present time Huntleigh and ICTS are in 65 remaining cases. All of the cases involve wrongful death except 16 which involve property damage. The cases are in their early stages with depositions to begin on September 12, 2006.

      Although these are the only claims brought against Huntleigh and ICTS with respect to the terrorist attacks of September 11, 2001, Huntleigh and ICTS anticipate additional related claims. See "Risk Factors-Potential For Liability Claims."

      Under current legislation Huntleigh and one other security company have their liability limited to the amount of insurance coverage that they carry. The legislation applies to Huntleigh, but not ICTS.

      The Company has commenced an action against the U.S. Government with regard to the Fifth Amendment rights relating to the taking of its business. In December 2004 the Court denied the Government's Motion to Dismiss the case. A motion for reconsideration was filed by the defendant and denied. Fact and expert discovery have been completed and the U.S. Government has filed a motion for summary judgment which is scheduled to be argued on October 12, 2006. The trial for this action has been scheduled to commence on November 13, 2006.

      The company is in dispute with Fraport A.G. International Airport Services Worldwide in relation to alleged unlawful use of the letter combination "ICTS" by the company. Fraport initiated proceedings before the district court of Amsterdam, which are still pending. The principal amount claimed is (euro)57.65 million ($68.1 million as of December 31, 2005). However, this claim is based on an alleged incorrect interpretation of the underlying contractual obligation. If the court follows the Company's interpretation, the maximum liability is
(euro)700 thousand. ($827 thousand as of December 31, 2005). The Company filed a counter claim of (euro)2.45 million ($2.9 million as of December 31, 2005) (or, under the condition that Fraport's interpretation is followed, (euro)73.5 million ($86.9 million as of December 31, 2005)). Currently, this action is stayed, pending settlement discussions between the parties.

      In September 2005, Avitecture, Inc, (f/k/a Audiovisual-Washington, Inc.) ("Avitecture"), filed a Demand for Arbitration and Mediation against ITA-Atlantic City, LLC ("ITA") with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated March 20, 2003, ITA owes Avitecture $222 thousand for audio, video and control systems it provided for ITA's use in a tourist attraction in Atlantic City, New Jersey, but for which Avitecture claims it has not been paid. The case is currently pending in a New Jersey arbitration proceeding before an arbitrator assigned by the American Arbitration Association. In October 2005, ITA filed its answer, generally denying the allegations in the Demand and asserting numerous affirmative defenses. This action is currently in discovery.

      In November 2005, Turner Construction Company ("Turner") filed a Demand for Arbitration and Mediation against Explore Atlantic City, LLC ("Explore") with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated October 28, 2003, Explore owes Turner $948 thousand for work and/or services performed pursuant to the contract, but for which Explore has not paid Turner. The case is currently pending in a New Jersey arbitration proceeding. An arbitrator has been assigned to the case so the parties can explore settling the matter. At this time, Explore has responded to the demand by denying any liability, and has asserted defenses to the amount of the claim and to challenge Turner's right to make any demand for payment. A motion for summary judgment has been made by Turner and the action is currently in discovery, with several depositions having been taken. Based on the discovery taken place thus far, Explore is of the opinion that there are several material factual disputes which it believes should defeat this motion.

      In December 2005, Barlo & Associates ("Barlo") filed a Demand for Arbitration and Mediation against Explore with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated April 16, 2002, Explore owes Turner $21 thousand for architectural work and/or services performed pursuant to the contract, but for which Explore has not paid Barlo. The case is currently pending in a New Jersey arbitration proceeding. An arbitrator has been assigned to the case so the parties can explore settling the matter. Explore has served discovery requests on Barlo's counsel and Explore anticipates taking a number of depositions to develop the factual support for its opposition to Barlo's claim and to support a potential motion for summary judgment.

      The TSA filed with the Office of Dispute Resolution for Acquisition ("ODRA") a contract dispute in connection with the contract entered into in February 2002 by Huntleigh seeking reimbursement of an alleged overpayment of principal in the amount of $59.2 million. This claim follows the lawsuit which Huntleigh has already filed against the TSA for its breaches of its contract with Huntleigh. Both claims are now pending before ODRA

      Huntleigh intends to vigorously challenge the TSA's claim which it asserts is devoid of any factual or legal merit. The TSA's filing comes on the heels of a recent decision by ODRA granting Huntleigh's motion for partial Summary Judgment against the TSA. ODRA has granted Huntleigh's motion for partial Summary Judgment on Huntleigh's claim that the TSA breached the contract by failing to give appropriate notice for transitioning airport locations. A separate hearing will be held to determine the amount of damages due to Huntleigh on this claim. With regards to the claim for the $59,2 million overpayment, Huntleigh has filed a motion to dismiss the action. The TSA's response to this motion is due on September 15, 2006 and Huntleigh's reply brief is due on September 29, 2006.

      The company's 40% owned subsidiary, Ramasso, which operated the Time Elevator in Rome filed for bankruptcy. The receiver in the bankruptcy has filed a proceeding against the financial institution which provided loans to Romasso to recover a security deposit in the amount of (euro)866 thousand ($1 million as of December 31, 2005) which the financial institution held as security and applied against its outstanding indebtedness as a result of Romasso's defaults. The financial institution has impleaded the company on its guarantee to the financial institution if the financial institution is required to return the security deposit to the receiver in the bankruptcy.

      Last year the Company's subsidiary ICTS USA, Inc. filed a refund claim with the Internal Revenue Service ("IRS") in an amount in excess of $2 million which was to be reflected on the December 31, 2005 year end financial statements as a receivable. The refund has not yet been received by the Company. The Company made a demand to the IRS for the refund. Thereafter, by letter dated August 15, 2006, the Company was advised that a criminal investigation by the United States Department of Justice, Tax Division is ongoing by a grand jury regarding possible criminal tax violations by the subsidiary for the tax years 2002 and 2003 regarding certain royalty payment made to the Company. As a result of the investigation the Company believes that the refund had been put on hold. Although it is not possible at this time to determine the outcome of this matter, should the result of the IRS investigation prove unsatisfactory to the Company, this will have a material adverse effect on the Company.

      On August 30, 2006 the Company filed a complaint in the United States District Court for the Southern District of New York against the United States and Area Director - Technical Compliance, Internal Revenue Service to recover the refund in the amount of $2,470,365. In addition, the Company has filed an administrative claim against the IRS in order to recover the same refund as well as damages. The Company is currently waiting for a response from the defendants.

      Two of the Company's subsidiaries have been sued by their landlord (which is the same entity for both properties) alleging breach of the respective leases. One suit is in Circuit Court for Baltimore City affecting the Company's Explore Baltimore facility, and the other is in the Superior Court of New Jersey affecting the Company's Explore Atlantic City facility. Through legally defective service, the landlord was able to obtain orders for possession of both of these locations. A petition to open the Atlantic City action has been filed and one is being prepared for the Baltimore action. In addition to seeking possession, in both the cases the landlord is seeking unpaid rent for the entire term of the leases. In the Atlantic

City case the amount sought is $5,970.197 and in the Baltimore case, the amount is $ 4,443,513.01. While a resolution of both actions is being discussed, a standstill of the proceedings is being negotiated.

      On August 2006 the Company was informed that Rogozin Industries Ltd (in liquidation) filed a litigation regarding a payment of $340 it paid during 2001, which according to the litigation ICTS is guaranteeing.

      Discontinued Operations:

      1) On December 28, 2005 the Company sold its lease equipment to the lessee and by that terminated its business in the Lease segment. The loss associated with the selling of the equipment totaled to $4,774. The cost of the equipment was $23.5 million and impairment losses were recorded in 2004 and 2003 of $2,247 and $6,042 respectively.

      2) After reviewing the financial results of the Entertainment segment, the Company decided in December 2005 to cease its operations in this field. As a result of this decision the company recorded an expense of $9,701 associated with rent expenses that the company is obligated to pay until the year 2019. ICTS is guarantying this commitment.

      Pursuant to Statement of Financial Accounting Standard ("FAS") No.144 of the Financial Accounting Standard Board of the United States "Accounting for the impairment or Disposal of Long Lived Assets" in a case of discontinued operations there has to be a separation in the Financial Statements between continuing operations and the discontinued operations - see note 2 (u) in the financial statements.

      Following this statement all the amounts that represent the discounting operations were presented separately from the continuing operations, including the comparative numbers of the last years.

      Goodwill

      As from January 1, 2002, pursuant to Statement of Financial Accounting Standard ("FAS") No.142 of the Financial Accounting Standards Board of the United States (the "FASB"), "Goodwill and Other Intangible Assets", goodwill is no longer amortized but rather is tested for impairment annually. During 2002, the Company identified its various reporting units, which consist of its operating segments. The Company has utilized expected future discounted cash flows to determine the fair value of the reporting units and whether any impairment of goodwill existed as of the date of adoption of FAS 142. As a result of the application of the transitional impairment test, the Company does not have to record a cumulative effect of accounting change for the estimated impairment of goodwill. The Company has designated December 31 of each year as the date on which it will perform its annual goodwill impairment test.

      In 2004, as a result of the impairment of the entertainment projects, management has decided to write off the goodwill related to the entertainment acquisition amounted to $5.3 million.

      On December 31, 2003, an impairment test was conducted on the unamortized goodwill pursuant to which it was determined that, as of the date of the impairment test, an impairment existed concerning Demco of $797 thousand.

      Changes in the fair value of the reporting units following material changes in the assumptions as to the future cash flows and/or discount rates could result in an unexpected impairment charge to goodwill.

      Functional and reporting currency

      As of January 1, 2002, subsequent to the sale of ICTS's interest in ICTS Europe, the functional currency of ICTS and its U.S. operations is the U.S. Dollar because substantially all of the revenues and operating costs are in dollars. Prior to January 1, 2002 the functional currency was primarily the Euro. The financial statements of subsidiaries whose functional currency is not the Dollar are translated into Dollars in accordance with the principles set forth in Statement of Financial Accounting Standards ("FAS") No. 52 of the Financial Accounting Standards Board of the USA ("FASB"). Assets and liabilities are translated from the local currencies to dollars at year-end exchange rates. Income and expense items are translated at average exchange rates during the year.

      Revenue recognition

      Revenue is recognized when services are rendered to customers, which are performed based on terms contracted in a contractual arrangement provided the fee is fixed and determinable, the services have been rendered and collection of the related receivable is probable. Revenue from leased equipment is recognized ratably over the year.

      Impairment in value of long-lived assets

      ICTS has adopted FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", effective January 1, 2002. FAS 144 require that long-lived assets, held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Under FAS 144, if the sum of the expected future cash flows (undiscounted and without interest charges) of the long-lived assets is less than the carrying amount of such assets, an impairment loss would be recognized, and the assets would be written down to their estimated fair values.

      During 2004 impairment tests were conducted on the carrying amount of the long-lived assets of the Company pursuant to which it was determined that, as of the date of the impairment test, an impairment existed in connection with the leased equipment in an amount of $2 million and with the entertainment sites in the amount of $8.1 million, as a result an impairment loss totaled to $10.1 million was recognized (all discontinued operations).

      On December 31, 2003 an impairment test was conducted on the carrying value of long-lived assets of the Company pursuant to which it was determined that, as of the date of the impairment test, the impairment existed in connection with equipment at Explores' facilities in Baltimore, Maryland and Atlantic City, New Jersey in the amount of $7.5 million and leased equipment of $6 million, as a result an impairment loss totaled $13.5 million was recognized (all discontinued operations).

Discussion and Analysis of Results of Operations

      The following table summarizes certain statement of operations data for ICTS for the years ended December 31, 2005, 2004, 2003, 2002 and 2001:

                                                                  (U.S Dollars in thousand except per share data)
                                                                                Year ended December 31,
                                                         --------------------------------------------------------------
                                                              2005         2004          2003         2002         2001
                                                         ---------    ---------     ---------    ---------    ---------
REVENUES                                                   $57,713      $57,993       $67,933     $278,561     $212,137
COST OF REVENUES                                            53,721       52,825        52,557      212,439      189,925
                                                         ---------    ---------     ---------    ---------    ---------
GROSS PROFIT                                                 3,992        5,168        15,376       66,122       22,212
SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                               11,690       12,201         8,547       25,635       18,641
IMPAIRMENT OF ASSETS AND GOODWILL                              797        9,156           820
                                                         ---------    ---------     ---------    ---------    ---------
OPERATING INCOME (LOSS)                                     (7,698)      (7,033)        6,032       31,331        2,751
FINANCIAL INCOME (EXPENSES) - net                             (908)        (452)        4,118        3,046        1,977
OTHER INCONE (EXPENSES) - net                                  147       (2,907)         (353)      41,229       29,520
INCOME (LOSS) BEFORE TAXES                                  (8,459)     (10,392)        9,797       75,606       34,248
INCOME TAXES BENEFIT (EXPENSE)                              (2,387)       1,529        (3,910)     (16,442)      (4,919)
SHARE IN LOSSES OF ASSOCIATED
     COMPANIES - net                                          (486)      (1,625)       (6,661)      (1,807)        (395)
MINORITY INTERESTS IN PROFIT OF
     SUBSIDIARIES                                                                                                (2,735)
                                                         ---------    ---------     ---------    ---------    ---------
PROFIT (LOSS) FROM CONTINUING OPERATIONS                   (11,332)     (10,488)         (744)      57,357       26,198

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax benefit
     of $2,525, $1,655 and $795 in 2005, 2004 and
     2003, respectively Includes loss of $4,774 on
     sale of assets to a related party on 2005 and
     after share in loss of associated company of $36
     and $81 in 2005 and 2004, respectively                (13,548)     (15,474)      (18,130)        (542)
                                                         ---------    ---------     ---------    ---------    ---------
INCOME   (LOSS) FOR THE YEAR                               (24,880)     (25,962)      (18,904)      $56,815     $26,198
                                                         ---------    ---------     ---------    ---------    ---------
OTHER COMPREHENSIVE INCOME:
     Translation adjustments                                (1,560)       1,043         3,456          710       (1,811)
     Unrealized gains (losses)
     on marketable securities                                 (214)        (616)          794          731         (345)
     Reclassification adjustment
     for losses for available
     for sale securities included
     in net income                                            237          (771)          368
                                                            (1,774)         427         4,487          670       (1,788)
                                                         ---------    ---------     ---------    ---------    ---------
TOTAL COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR                                              $(26,654)    $(25,535)     $(14,417)      $57,485     $24,410
                                                         =========    =========     =========    =========    =========
LOSSES PER SHARE:

Profit (Loss) from continued operations:
Profit (Loss) per common share - basic                      $(1.74)      $(1.61)      $( 0.12)        $8.93       $4.18
                                                         =========    =========     =========    =========    =========
Profit (Loss) per common share - diluted                    $(1.74)      $(1.61)      $( 0.12)        $8.88       $4.09
                                                         =========    =========     =========    =========    =========
(Loss) from discontinued operations:
(Loss) per common share - basic                             $(2.07)      $(2.37)       $(2.78)      $(0.08)
                                                         =========    =========     =========    =========
(Loss) per common share - diluted                           $(2.07)      $(2.37)       $(2.78)      $(0.08)
                                                         =========    =========     =========    =========
NET INCOME (LOSS):
Profit (Loss) per common share - basic                      $(3.81)      $(3.98)      $( 2.90)       $8 .85       $4.18
                                                         =========    =========     =========    =========    =========
Profit (Loss) per common share - diluted                    $(3.81)      $(3.98)      $( 2.90)        $8.80       $4.09
                                                         =========    =========     =========    =========    =========
Weighted average shares of common stock
outstanding                                              6,528,100    6,524,250     6,513,100    6,419,575    6,263,909
Adjusted diluted weighted average shares of
Common stock outstanding                                 6,528,100    6,524,250     6,513,100    6,453,447    6,412,535
                                                         =========    =========     =========    =========    =========

The following table sets forth, for the annual periods indicated, certain statement of operations data as a percentage of revenues:

                                                                     Year Ended December 31,
                                                            -----------------------------------------
                                                             2005              2004             2003
                                                            ------            ------           ------
Revenues ........................................             100%              100%             100%
Cost of revenues.................................            93.1%             91.1%            77.4%
Gross profit.....................................             6.9%              8.9%            22.6%
Selling, general and
     administrative expenses.....................            20.3%             21.0%            12.6%
Operating income (loss)..........................          (13.3)%           (12.1)%             8.9%
Loss from continuing operations..................          (19.6)%           (18.0)%           (1.1)%
Loss from discontinued operations................          (23.5)%           (26.7)%          (26.7)%
Loss for the year................................          (43.1)%           (44.8)%          (27.8)%


      Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

The following information represents only the results of the company from continuing operations (not including the results of the discontinued operations), unless mentioned otherwise.

      Revenues. Revenues for the year ended December 31, 2005 were $57.7 million (2004: $58 million), and consisted of $48.3 million (2004: $48.2 million) from U.S. operations, and $9.4 million (2004: $9.8 million) from other operations.

      Almost all revenues in the U.S. ($48.3 million) are derived from other than aviation security services.

      Gross Profit. Gross profit is defined as revenues less costs directly related to such revenues as well as certain indirect expenses such as airport offices, airport fees, local training and other direct labor related expenses such as uniforms and transportation.

      Gross profit for the year ended December 31, 2005 was $4 million, 7%, as a percentage of revenue (2004: $5.2 million, 9% as a percentage of revenue). The decrease in gross profit as a percentage of revenues is primarily attributable to the fact that the gross profit for the year 2005 include expenses of $1.1 million regarding the new activities of operations in the aviation field by I-SEC and its subsidiaries, mainly establishing costs.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $11.7 million for the year ended December 31, 2005, 20.3% as a percentage of revenues, as compared to $12.2 million, 21% as a percentage of revenues for the year ended December 31, 2004. The expenses as a percentage of revenues are similar to last year. The improvement is a result of efforts done by management to reduce the company expenses.

      Operating Loss. Operating loss for the year ended December 31, 2005 was $7.7 million as compared to an operating loss of $7 million for the year ended December 31, 2004.

      Financial Expenses. Financial expenses in 2005 were $908 compared to $452 in 2004. The increase mainly regards to new loans that were taken by one of the subsidiaries to purchase new operating equipment and interest expenses form short-term bank credit.

      Other Income (Expense), Net. Other income for the year ended December 31, 2005 was $147 thousand compared to expense of $2.9 million for the year ended December 31, 2004. $2.7 million in 2004 were attributable to a write-off of the Company's investment in Bilu. The other income in 2005 was due mainly to one time payments in the amount of $110 received from investments that were written off in the past.

      Taxes On Income. In 2005 the Company recorded tax expenses of $2,387 thousand attributable mainly to tax accruals regarding tax years 2002 and 2003.

      Share in Losses of Associated Companies. $486 thousand in 2005 as compared to a loss of $1.6 million for the year ended December 2004. The high loss is according to our investments in Inksure (loss of 1.2 million during 2005 compared to $1 million in 2004) and NAS (profit of $705 during 2005 compared to $1.2 million profit in 2004). During 2004, a $1.8 million write-off of Bilu was also included in the loss of associated companies.

      Loss from Continuing Operations. ICTS loss from continuing operations total in 2005 to $11.3 million compared to $10.5 million in 2004.

      Loss from Discontinued Operations. ICTS loss from discontinued operations in 2005 totaled $13.5 million compared to $15.5 million in 2004. The loss of 2005 includes a capital loss of $4,774 from the selling of the leasing equipment. The loss in 2004 includes write off losses of $15,422. During 2005 an expense of $9.7 million was recognized regarding rent contract that should be paid until 2019.

      Net loss. As a result of the foregoing, ICTS's loss amounted to $25 million for the year ended December 31, 2005, as compared to $26 million loss for the year ended December 31, 2004.

      As to the geographical segments please see note 19(a) in the financial statements.

      Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

      The following information represents only the results of the company from continuing operations (not including the results of the discontinued operations), unless mentioned otherwise.

      Revenues. Revenues for the year ended December 31, 2004 were $58 million (2003: $67.9 million), and consisted of $48.2 million (2003: $58.5 million) from U.S. operations, and $9.8 million (2003: $9.4 million) from other operations.

      The decrease in revenues from U.S. operations is primarily the result of tough competition and the weakness of the aviation industry. As a result of the Security Act since November 2002, ICTS provides limited aviation security services within the United States. In 2003 the Company did not generate any revenues pursuant to a contract with the TSA.

      Almost all revenues in the U.S. $48.2 million are derived from other than aviation security services.

      Gross Profit. Gross profit is defined as revenues less costs directly related to such revenues as well as certain indirect expenses such as airport offices, airport fees, local training and other direct labor related expenses such as uniforms and transportation.

      Gross profit for the year ended December 31, 2004 was $5.2 million, 9%, as a percentage of revenue (2003: $15.4 million, 22.6% as a percentage of revenue). The decrease in gross profit as a percentage of revenues is primarily attributable to the fact that the gross profit for the year 2003 was positively impacted by a non-recurring contribution of $8.6 million. The non-recurring contribution is primarily the result of a reversal in the amount of $17.8 million of Warn Act related accrual made in 2002. This was partly offset by an accrual concerning a dispute with the U.S. Department of Labor totaling $7.3 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $12.2 million for the year ended December 31, 2004, 21% as a percentage of revenues, as compared to $8.5 million, 12.6% as a percentage of revenues for the year ended December 31, 2003. The increase in selling, general and administrative expenses is primarily attributable to the implementation of restructuring measures imposed by the new management of the Company aiming into focusing to the main core business of security and disposing of non core segments. These measures increased costs such as compensation to previous employees, hiring new professional personnel and legal fees.

      Operating Loss. Operating loss for the year ended December 31, 2004 was $7 million as compared to an operating income of $6 million for the year ended December 31, 2003.

      Financial Income (Expenses). Financial expenses in 2004 was $452 thousand compared to $4.1 million income. Exchange rates totaled an expense of $84 thousand in 2004 compared to $2.6 million income in 2003. The decline in interest income is due to decrease of interest bearing deposits and marketable.

      Other Income (Expense), Net. Other income for the year ended December 31, 2004 was $2.9 million negative as compared to $353 thousand for the year ended December 31, 2003. $2.7 million were attributable to a write-off of the Company's investment in Bilu.

      Taxes On Income. In 2004 the Company recorded tax benefit of $1.5 million attributable mainly to tax refunds on carried back losses against tax paid on income in 2002 in the USA.

      Share in Losses of Associated Companies. $1.6 million in 2004 consists mainly of write-off of the equity investment in Pioneer ($1.8 million), loss in Inksure ($1 million) and income in NAS ($1.2 million).

      Loss from Continuing Operations. ICTS loss from continuing operations totaled in 2004 to $10.5 million compared to $744 thousand in 2003.

      Loss from Discontinued Operations. Loss from discontinued operations total in 2004 of $15.5 million compared to $18.1 million in 2003. Write-off expenses totaled o $15,422 and $13,555 in 2004 and 2003, respectively. Financial expenses reduced from $3,334 in 2003 to $321 in 2004 mainly because exchange rates expenses that totaled $0 and $2,877 in 2004 and 2003, respectively.

      Net loss. As a result of the foregoing, ICTS's loss amounted to $26 million for the year ended December 31, 2004, as compared to $18.9 million loss for the year ended December 31, 2003.

      As to the geographical segments please see note 19(a) in the financial statements.

      Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

      The following information represents only the results of the company from continuing operations (not including the results of the discontinued operations), unless mentioned otherwise.

      Revenues. Revenues for the year ended December 31, 2003 were $67.9 million (2002: $278.6 million), and consisted of $58.5 million (2002: $272.7 million) from U.S. operations, and $9.4 million (2002: $5.9 million) from other operations.

      The decrease in revenues from U.S. operations is primarily the result of decreased sales of aviation security services pursuant to contracts with the TSA following the September 11th events. Revenues derived from such services in 2002 were $205.7 million (74% of ICTS's revenues in that year). As a result of the Security Act since November 2002, ICTS provides limited aviation security services within the United States. Therefore, in 2003 the Company did not generate any revenues pursuant to a contract with the TSA.

      Almost all revenues in the U.S. ($58.5 million), are derived from other than aviation security services, compared with $37.6 million for 2002. Such increase is primarily attributable to an increase in sales to existing airline customers through expanding ICTS's location base and the offering of new services.

      Gross Profit. Gross profit is defined as revenues less costs directly related to such revenues as well as certain indirect expenses such as airport offices, airport fees, local training and other direct labor related expenses such as uniforms and transportation.

      Gross profit for the year ended December 31, 2003 was $15.4 million, 22.6%, as a percentage of revenue (2002: $66.1 million, 23.7% as a percentage of revenue). Management believes that the decrease in gross profit as a percentage of revenues is primarily attributable to the decrease in aviation security services as per the TSA contract. Gross profit was positively impacted by a non-recurring contribution of $8.6 million in the third quarter. The non-recurring contribution is primarily the result of a reversal in the amount of $17.8 million of Warn Act related accrual made in 2002. This was partly offset by an accrual concerning a dispute with the US Department of Labor totaling $7.3 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $8.5 million for the year ended December 31, 2003, 12.6% as a percentage of revenues, as compared to $25.6 million, 9.2% as a percentage of revenues for the year ended December 31, 2002. The decrease in selling, general and administrative expenses is primarily attributable to the decrease in aviation security services.

      Operating Profit. Operating profit for the year ended December 31, 2003 was $6 million as compared to an operating profit of $31.3 million for the year ended December 31, 2002.

      Financial Income, Net. Financial income, net includes interest income (net of interest expense), and adjustments due to the impact of exchange rate fluctuations. The interest and financial income increased to $1.5 million income from $689 thousand in 2002, due the sale of certain traded shares during 2003.

      Other Income (Expense), Net. Other income for the year ended December 31, 2003 was $353 thousand negative as compared to $41.2 million for the year ended December 31, 2002. Other expenses during 2003 included mainly accounting provisions related to the Companies' investments in Artlink. Other income for the year ended December 31, 2002 includes the profit on the sale of 55% interest in ICTS Europe which resulted in gross proceeds, in the amount of $41.2 million.

      Share in Profits and (Losses) of Associated Companies. The share in losses of associated companies which includes amortization of intangible assets for the year ended December 31, 2003 was $6.7 million.

      Profit (Loss) from Continuing Operations. ICTS loss from continuing operations totaled in 2003 was $744 compared to $57.4 profit in 2002.

      Loss From Discontinued Operations. Loss from discontinued operations totaled in 2002 $18.1 million compared to 0.5 million in 2002. The leasing activities started on the second half of 2002 and its activities during 2002 were almost balanced comparing to loss of $8 million in 2004, including $6 million impairment of equipment. In 2003 the loss regarding the entertainment segment totaled $10.1 million, including $7.5 million impairment compared to 2002 in which the loss amounted to $0.5 million - establishing expenses.

      Net income (Loss). As a result of the foregoing, ICTS's loss totaled approximately $18.9 million in the year ended December 31, 2003, as compared to approximately $56.8 million profit for the year ended December 31, 2002.

      As to the geographical segments please see note 19(a) in the financial statements. Revenues in the USA were negatively impacted by loss of the TSA contract. Revenues in The Netherlands increased due to a favorable exchange rate of the euro to the dollar and first full year of operation leasing segment.

      Liquidity and Capital Resources

      The following information refers to the continuing operations results of the company:

      ICTS's principal cash requirement for its operations is the payment of wages. Working capital is financed primarily by cash from operating activities, liquidations of long-term assets and by short-term borrowings. As of December 31, 2005, we had cash and cash equivalents of $5.9 million as compared to $3.2 million on December 31, 2004, and restricted cash and short-term investments of $3.7 million as compared to $4.8 million on December 31, 2004.

      During the years ended December 31, 2005 and 2004, the Company has incurred $25 million and $26 million net losses, respectively, which were accompanied by net cash used in operating activities of $5.2 million and $1.2 million, respectively. As of December 31, 2005 the Company had a working capital deficiency of $2.7 million. In 2005, the Company's management commenced liquidating its position in several long- term assets. In addition, during 2005 management has ceased its operations in non core business and is re-entering to the Security European market. Management anticipates that continuing that program will provide the Company with the sufficient funds to operate its business in 2006. The Company's activity, for the long term, depends on entering into additional service contracts.

      The Company's cash and cash equivalents increase in 2005 by $2.7 million as a result of the following:

      Net cash used in operating activities for the year ended December 31, 2005 was $5.2 million as compared to net cash used in operating activities of $1.2 million for the year ended December 31, 2004 and net cash used by operating activities of $19.3 for the year ended December 31, 2003. The increase in cash for the year ended December 31, 2005 was primarily attributable to the selling of the leasing equipment in December 28, 2005 for an amount of $5 million in cash plus taking over from ICTS a related loan amounted $2.1 million as of the exercise date. The net loss during 2005 totaled to $25 million offset by non cash expenses as write-off investments of $1.1 million and share in losses of associated companies of $486 thousand. Changes in operating assets and liabilities amounting to $4.6 million. The changes in operating assets and liabilities were primarily attributable to $1.8 million increase in accounts receivable ,an increase of $3.5 million in other accrued expenses and an increase of $1.7 million in accounts payable. Net of cash used by discontinued operations totaled $0.3 million.

      Net cash provided by investing activities was $8.3 million for the year ended December 31, 2005 as compared to net cash used in investing activities of $0.3 for the year ended December 31, 2004 and net cash used in investing activities of $3.2 million for the year ended December 31, 2003. Net cash provided by investing activities was primarily attributable to the discontinued operations of $5.3 million, $1.3 million decrease in restricted cash and $2.2 million proceeds from sale of time deposit and investments, Total cash used for purchase of equipment totaled $0.3 million.

      Net cash provided by financing activities was $22 thousand for the year ended December 31, 2005 as compared to net cash used in financing activities of $3.1 million for the year ended December 31, 2004 and $2.4 million for the year ended December 31, 2003. In 2005, net cash provided by financing activities was attributed primarily to long- tern loans and decrease in short- term bank credit.

      In April, 2005, a Company's subsidiary in the U.S entered into a Loan and Security Agreement with a financial institution which replaces the revolving line of credit which has expired in January 2005. The new agreement provides for revolving loans up to $8 million limited by 85% of defined eligible accounts receivable plus 95% of the balance of required certificates of deposit less letter of credit obligations. The line of credit is secured by the Company guaranty; by a first priority security interest in all existing and future property of the subsidiary and the subsidiary has undertaken to comply with financial covenants and non-financial provisions. In June 2005, the subsidiary was notified by the financial institution that it is in default in three covenants of its loan agreement. The subsidiary failed to maintain the tangible net worth, as defined in the loan agreement, of $654, failed to maintain the minimum interest coverage ratio of 1.50 and that the subsidiary chief executive officer did not remain in office, due to his resignation. The financial institution provided notice of these defaults, but did not accelerate the loan nor provided a waiver. In December 2005, an amended agreement was signed which adjust the minimum tangible net worth covenant, the Interest Coverage covenant and the annual Capital

Expenditure Limitation covenant. As of December 31, 2005, the Company met all of the financial covenants in the Amended Agreement except for the Interest Coverage covenant. In December 31, 2005, $3.9 million was outstanding and $1.2 million was available under the revolving credit facility for additional borrowings. The borrowing agreement also provides for an additional commitment guarantee of up to a maximum of $3.5 million for letters of credit and requires a per annum fee equal to 3 percent. The Company had letters of credit outstanding of approximately $2.5 million and $3.2 million at December 31, 2005 and 2004, respectively.

      In June 2002 ICTS purchased equipment for an aggregate purchase price of $23.5 million. The purchase price was payable $14.5 million in cash and the balance subject to an $9 million self amortizing non-recourse promissory note payable over five years. Pursuant to an operating lease, the equipment was leased to a private Dutch company. The lease provides for annual lease payments in the amount of Euro 2.6 million and an option to purchase the equipment after five or seven years based upon the then fair market value. In the event that the lessee does not exercise the option to purchase the equipment upon the expiration of the lease term, then ICTS will be obligated to pay license fees in connection with intellectual property associated with the equipment in an amount equal to 5% of the revenue derived from the use of the equipment if ICTS exercises its option to operate the equipment. In June 2005, the Company granted the lessee an option to purchase the leased equipment for an amount of $5 million plus an amount equal to the related loan balance at the exercise date thus providing for the possibility of the early termination of the leasing agreement. The option can be exercised from June 1, 2005 until September 30, 2006. As consideration for granting the option the lessee paid to ICTS by advance lease payments of $1million received in July 2005. On December 2005 the lessee decided to exercise the option and paid and amount of $5 million, plus took responsibility on the related loan amounted to $2 million.

      On February 17, 2002, ICTS entered into an aviation security services contract with the TSA to continue to provide aviation security services in all of its current airport locations until the earlier of either the completed transition of these security services on an airport by airport basis to the U.S. Federal Government or November 2, 2002. The TSA, in accordance with standard practices of auditing ICTS's billings pursuant to the contract, has sent the Company a notice indicating that it believes that the Company should not have been paid on fixed cost basis but on an actual cost plus what the TSA would consider a reasonable profit and thereof stated that the Company owed approximately $59 million. ICTS however has various claims for additional amounts it considers are due to it for the services provided to the TSA. The Company estimates that if the TSA will prevail in all of its contentions, and none of the Company's claims will be recognized, then there may be a material adverse effect on ICTS's financial condition.

      As a result of the September 11th terrorists attacks numerous lawsuits have been commenced against ICTS and its U.S. subsidiary. The cases arise out of airport security services provided for United Flight 175 out of Logan Airport in Boston, Massachusetts which crashed into the World Trade Center. In addition, to the present claims additional claims may be asserted. The outcome of these or additional cases is uncertain. If there is an adverse outcome with respect to any of these claims which is not covered by insurance, then there may be a significant adverse impact on us.

      The following table summarizes ICTS's obligations from continuing operations to make future payments under contracts as of December 31, 2005:

Contractual Obligations                                       Payments due by Period (in thousand)
-----------------------                       ------------------------------------------------------------
                                                                                                      more
                                                         Less than           1-3          4-5         than
                                                Total       a year         years        years      5 years
                                                -----    ---------         -----        -----      -------
Long-term debt                                 $  463         $150          $301          $12
Accrued severance pay                             189                                                  189
Operating lease obligations (1)                 1,149          708           419           22
                                               ------         ----          ----          ---         ----
                                               $1,801         $858          $720          $34         $189

      The Company has also a liability for rent regarding its discontinued operations of $9,701 which is supposed to be paid until 2019.

      (1) The Company leases premises under long-term operating leases, in most cases with renewal options. Lease expenses from continuing operations, for the years ended December 31, 2005, 2004 and 2003 were $849, $809, $984, respectively, and $984, $596 and $172 from discontinued operations respectively.

      ICTS's guarantees regarding Bilu:

      The Company has renewal outstanding bank guaranties to Bilu Investments, Ltd. ("Bilu") in the amount of $2,515, as collateral to these guaranties the Company has long-term restricted deposits in equivalent amounts. In December 31, 2004, as a result of continuance deterioration in the financial results of Bilu, the Company has determined to write off its investment in Bilu and to fully provide of its bank guaranties.

      Off- balance sheet arrangements

      The Company is not a party to any material off -balance sheet arrangements. In addition, ICTS has no unconsolidated special purpose financing or partnership entities that are likely to create material contingent obligation.

      Our future capital requirements, the timing and amount of expenditures will depend on our success in developing and implementing our new business strategy. Based on our current plans, we believe that our existing cash balances, cash flows from operating and available borrowing will be sufficient to satisfy our capital requirements for year 2006.

      Research and development, patents and licenses, etc.

      ICTS has recently launched a trial phase of its IP@SS project. IP@SS consists of a computerized platform integrating various technologies, including document readers, biometrics identification systems and a smart card. The system is modular and may be used on a stand-alone basis or integrated into an existing check-in system. The system has been designed to protect passenger privacy. The system is designed to speed up and simplify the processes of identification and security checks of passengers at airports. The system enhances customer service provided by airlines and airports to outbound passengers.

      Basic and technologically upgraded IP@SS systems were tested with the frameworks of pilot trials which were carried out at several airports.

      Trend information

      Labor market conditions at a particular airport location may require the Company to increase its prices. Cost of labor is the most important variable in determining any cost increases.

Item 6. Directors, Senior Management and Employees

      The following table lists the directors and executive officers of ICTS:

                                    Age      Position
                                    ---      --------
         Menachem Atzmon            62       Chairman of the Supervisory Board
         M. Albert Nissim           72       Member of the Supervisory Board
         Elie Housman               69       Member of the Supervisory Board
         Gordon Hausmann            61       Member of the Supervisory Board
         David W. Sass              70       Member of the Supervisory Board
         Philip M. Getter           69       Member of the Supervisory Board and
                                             Chairman of the Audit Committee
         Avraham Dan                61       Managing Director and Chief Financial Officer
         Ran Langer                 60       Managing Director
         Alon Raich                 30       Financial Controller

      Menachem J. Atzmon is a CPA (Isr). Mr. Atzmon is a controlling shareholder of Harmony Ventures B.V. Since 1996 he has been the managing director of Albermale Investment Ltd. and Kent Investment Holding Ltd., both investment companies. Since January 1998 he has served as CEO of Seehafen Rostock. He has been a member of the Supervisory Board of ICTS since 1999.

      M. Albert Nissim has served as Secretary of ICTS since January 1994 and became a member of the Supervisory Board in 2002. Mr. Nissim also serves as President of ICTS - USA, Inc. From 1994 to 1995, he worked as the managing director of ICTS and from 1990 to the present, he has been Vice-President and a director of Tuffy Associates. Mr. Nissim has been the President of Pioneer Commercial Funding Corp. ("Pioneer") since January 1997 and also serves as the Chairman.

      Elie Housman has served as Chairman of Inksure Technologies, Inc. since February 2002. Mr. Housman was a principal at Charterhouse Group International, a privately held merchant bank, from 1989 until June 2001. At Charterhouse, Mr. Housman was involved in the acquisition of a number of companies with total sales of several hundred million dollars. Mr. Housman was the Chairman of Novo Plc. in London, a leading company in the broadcast storage and services industry.

He is also a director of EUCI Career Colleges, Incorporated, which is listed on the NASDAQ Small Cap Market and the Boston Stock Exchange and Top Image System, Ltd. At present, Mr. Housman is a director of a number of privately held companies in the United States. He became a member of the Supervisory Board of ICTS in 2002.

      Gordon Hausmann is the senior partner of his own law firm which he founded in London 25 years ago. He specializes in business finance and banking law. He holds office as a Board Member of the UK subsidiaries of various quoted companies, Company Secretary of Superstar Holidays Ltd., a subsidiary of El Al Airlines Ltd., Director of Dominion Trust Co. (UK) Ltd., associated with a private Swiss banking group, and a Governor of the Hebrew University.

      David W. Sass for the past 45 years has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP. He has been a director of ICTS since 2002. He is also corporate secretary and a director of Pioneer Commercial Funding Corp. Mr. Sass became a director of Inksure Technologies, Inc. in 2003, a company which develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. He is also a director of several privately held corporations. He is the honorary Trustee of Ithaca College.

      Philip M. Getter is currently the managing member of GEMPH Development LLC. From 2000 to 2005 he was a partner of DAMG Capital, LLC Investment Bankers. Prior thereto he was most recently head of Investment Banking and a member of the board of directors of Prime Charter, Ltd. He has more than thirty years of corporate finance experience. Having served as Administrative Assistant to the Director of United States Atomic Energy Commission from 1958 to 1959, he began his Wall Street career as an analyst at Bache & Co. in 1959. He was a partner with Shearson, Hammill & Company from 1961 to 1969 and a Senior Partner of Devon Securities, an international investment banking and research boutique from 1969 to 1975. Mr. Getter was a member of the New York Society of Security Analysts. From 1975 to 1983 he was President and CEO of Generics Corporation of America, a public company that was one of the largest generic drug manufacturers in the United States. As Chairman and CEO of Wolins Pharmacal from 1977 to 1983 he led the reorganization and restructuring one of the oldest and largest direct to the profession distributors of pharmaceuticals. Mr. Getter became a director of Inksure Technologies, Inc. in 2003, a company which develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. He has been a member of the League of American Theatres and Producers, Advisory Board of the American Theatre Wing, Trustee of The Kurt Weill Foundation for Music, a member of the Tony Administration Committee and has produced for Broadway, television and film. He writes frequently concerning the communications, education and entertainment industries. Mr. Getter received his B.S. in Industrial Relations from Cornell University. He is a member of several industry organizations and serves on various boards of both public and private organizations and is Chairman of the Audit Committees of EVCI Career Colleges, Inksure Technologies, Inc. as well as the Company.

      Avraham Dan is a CPA (Isr). joined ICTS in June 2004 as Chief Financial Officer. In September 2004 to the present he became a Managing Director. From 1995 to 2001 he was Chief Executive Office and a Director of Pazchem Limited, an Israeli chemical company. Mr. Dan holds an MBA degree from Pace University, NY,

      Ran Langer joined ICTS in 1988 through 1998 as General Manager of the German subsidiaries of ICTS. From 1998 to the present, he serves as General Manager of Seehafen Rostock Umschlagsgesellschaft mbH, the operator of the Seaport in Rostock, Germany. Mr. Langer became a Managing Director of ICTS in September 2004.

      Alon Raich is a CPA (Isr), joined ICTS in September 2005 as Financial Controller. From 2001 to 2005 he worked in the accounting firm, Kesselman & Kesselman, PriceWaterhouseCoopers (PWC). Mr. Raich holds a BA degree in economics and accounting and a MA degree in law from Bar-Ilan University, Israel.

      Compensation

      Each member of the Supervisory Board who is not an employee of the Company receives an annual fee of $10,000 and a fee for each Board or committee meeting attended of $1,000 and the Chairman of the Audit Committee receives an additional $20,000 per year.

      Mr. Dan has been employed as a Managing Director under a five year employment agreement commencing September 1, 2004, at monthly compensation of $15,000.

      The following table sets forth information concerning the aggregate compensation paid or accrued on behalf of all of our directors and executive officers as a group for the year ended December 31, 2005

                                                     Salaries, fees,            Pension, retirement
                                                      commissions                     and other
                                                      and bonuses                 similar benefits
                                                     ---------------            ----------------------
                                                                     (in thousand)
All directors and officers                           -------------------------------------------------
         as a group (17 persons)                        $1,567                      $127

         Board practices

      ICTS has a Supervisory Board and a Management Board. The Supervisory Board has the primary responsibility for supervising the policies of the Management Board and the general course of corporate affairs and recommending the adoption of the annual financial statements of ICTS by its shareholders. The Management Board is responsible for the day-to-day operations of ICTS. Members of the Supervisory Board and the Management Board are appointed by the shareholders for a term of one year. Non-executive officers are appointed by and serve at the pleasure of the Management Board.

      The members of the Supervisory Board and their period of service on the Supervisory Board are as follows: Menachem Atzmon (1999), M. Albert Nissim
(2003), Elie Housman (2002), Gordon Hausmann (2005), David W. Sass (2002) and Philip M. Getter (2003).

      The Audit Committee consists of Philip M. Getter, Chairman and Gordon Hausmann, all of whom are independent. Mr. Getter has financial expertise. The audit committee evaluates ICTS's accounting policies and practices and financial reporting and internal control structures, selects independent auditors to audit the financial statements and confers with the auditors and the officers. The Audit Committee has an Operating Charter as well.

      ICTS's Compensation Committee consists of Elie Housman. The compensation committee determines salaries, incentives and other forms of compensation for ICTS's executive officers and administrators stock plans and employee benefit plans.

      The Supervisory Board of the Company has adopted a Code of Ethics for principal Executive Officers and senior financial Officers.

      The Articles of Association of ICTS require at least one member for both the Management Board and the Supervisory Board, but do not specify a maximum number of members for such boards. The general meeting of shareholders determines the exact number of members of both the Management Board and the Supervisory Board. Under the laws of The Netherlands and the Articles of Association, each member of the Supervisory Board and Management Board holds office until such member's resignation, death or removal, with or without cause, by the shareholders or, in the case of members of the Supervisory Board, upon reaching the mandatory retirement age of 72.

      Employees

      The number of employees in Europe is approximately 110.

      In the United States, prior to the enactment of the Security Act, ICTS employed approximately 5,000 people, of which approximately 1,300 were unionized. Subsequent to the enactment of the Security Act, but prior to November 2002 ICTS employed approximately 11,000 people, of which approximately 1,300 were unionized. Most of the unionized employees are skycaps and screeners. ICTS believes that its relationships with employees are generally good. As a result of the TSA taking over airport security, ICTS currently employees approximately 3,300 persons in the U.S.

      Share ownership.

      See tables under Item 7: "Major Shareholders" and "Related Party Transactions" below.

      Options to Purchase Securities.

      On June 22, 1999 shareholders adopted the 1999 Equity Incentive Plan (the "Plan"). The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the Company ("Qualified Grantees") may acquire the Common Shares of the Company pursuant to grants of
(I) Incentive Stock Options ("ISO") and (ii) "non-qualified stock options". A summary of the significant provisions of the Plan is set forth below. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

      The purpose of the Plan is to further the long-term stability, continuing growth and financial success of the Company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. The Company believes that the Plan will strengthen these individuals' desire to remain with the Company and will further the identification of their interests with those of the Company's shareholders.

      The Plan provides that options to purchase up to 600,000 Common Shares of the Company may be issued to the employees and outside directors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non-employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director shall be notified in writing, stating the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

      The exercise price of shares of Company Stock covered by an ISO shall not be less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall not be less than 110% of the fair market value of such shares on the date of the grant. The exercise price of shares covered by a non-qualified stock option shall be not less than 85% of the fair market value of such shares on the date of the grant. The Plan shall be administered by the Compensation Committee.

      As of June 30, 2006 ICTS has granted options to purchase 253,500 Common Shares, all of which have been granted to directors and executive officers of the Company as a group, at exercise prices ranging from $4.50 to $8.50 per share under the Plan. These options vest over various terms, ranging from immediately to five years. Outstanding options expire at various times, but not later than January 2007. As of June 30, 2006, 176,000 options expired and 15,000 were bought back the Company. There remains available for grant under the Plan 347,500 shares. The Plan expires by its terms in June 2009.

      The Management Board and the Supervisory Board on November 30, 2004 have approved and the shareholders have adopted on February 12, 2005 the 2005 Equity Incentive Plan, (the "Plan").

      The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the Company ("Qualified Grantees") may acquire the Common Shares of the Company pursuant to grants of
(i) Incentive Stock Options ("ISO"), (ii) non-qualified stock options (the ANQSO@) and (iii) restricted stock. A summary of the significant provisions of the Plan is set forth below. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

      The purpose of the Plan is to further the long-term stability, continuing growth and financial success of the Company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. The Company believes that the Plan will strengthen these persons' desire to remain with the Company and will further the identification of those persons' interests with those of the Company's shareholders.

      The Plan shall be administered by the Compensation Committee of the Supervisory Board, which shall be appointed by the Supervisory Board of the Company, and which shall consist of a minimum of three members of the Supervisory Board of the Company.

      The Plan provides that options to purchase up to 1,500,000 Common Shares of the Company may be issued to the employees, certain consultants and directors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non-employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director shall be notified in writing, stating the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

      The exercise price of shares of Company Stock covered by an ISO and NQSO shall be not less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall be not less than 110% of the fair market value of such shares on the date of grant. The Plan also provides for cashless exercise of Options at the discretion of the Compensation Committee. In such event, there may be a charge to the earnings of the Company with respect to the cashless exercise of the Options.

      The Compensation Committee may determine the number of shares that may be awarded to a participant as restricted stock and the provisions relating to risk of forfeiture and may determine that the restricted stock is only earned upon the satisfaction of performance goals established by the Committee. The Committee shall also determine the nature, length and starting date of any performance period and the terms thereof.

      The Compensation Committee, in November 2004, recommended and the Supervisory Board and the Management Board have approved the granting of the following options under the 2005 Equity Incentive Plan as follows:

      1. Menachem Atzmon (Chairman of the Board) - 550,000 options of which 250,000 shall be immediately vested and 300,000 options to be vested equally over the next three years. With respect to the Options for 200,000 shares they are granted in lieu of a current salary for Mr. Atzmon. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      2. Doron Zicher (Key Employee) - 45,000 options to be vested equally over the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      3. Ran Langer (Managing Director) - 65,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      4. Avraham Dan (Managing Director) - 55,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      5. Udi Bechor (Key Employee) - 45,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      6. Oded Shoam (Key Employee) - 50,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      7. (Directors) There be granted 30,000 options each to the Directors, namely, Elie Housman, Philip Getter, Lynda Davey, M. Albert Nissim and David W. Sass. The Options shall be immediately vested as to 10,000 shares and shall vest 10,000 shares on each anniversary in the event such person is a Director of the Company at that time. The options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      8. (Committee Chairs) The Chairman of the Audit Committee and the Chairman of the Compensation Committee should each be granted 30,000 additional Options. The Options shall be immediately vested as to 10,000 shares and shall vest 10,000 shares on each anniversary in the event such person is a Director of the Company at that time. The options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      A summary of the Options granted is as follows:

      All current executive officers (Managing Directors) (2 persons) as a group: 120,000 Options

      All current directors (6 persons) as a group: 760,000 Options

      All current employees and non-executive officers (3 persons) as a group:
140,000 Options

      U.S. Federal Income Tax Consequences

      The rules governing the U.S. federal tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In particular, the "American Jobs Creation Act of 2004" imposed new rules concerning the taxation of various deferred compensation arrangements. It is not clear whether, and to what extent, these new rules apply to awards under the Plan. Although the Company does not believe that awards under the Plan are affected by the new rules, there can be no assurance to that effect until adequate guidance is forthcoming from the U.S. Treasury Department. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the U.S. federal income tax laws.

      INCENTIVE STOCK OPTIONS. ISOs granted pursuant to the Plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, neither the Company nor any subsidiary will be entitled to a deduction for federal income tax purposes with respect to either the issuance of the ISOs or the issuance of shares upon their exercise.

      If shares acquired upon exercise of ISOs are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible for federal income tax purposes by the Company or subsidiary for whom the participant performs services ("service recipient") in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

      The foregoing discussion does not consider the impact of the alternative minimum tax, which may be particularly applicable to the year in which an ISO is exercised.

      NON QUALIFIED STOCK OPTIONS. A participant who acquires shares by exercise of a NQSO generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the service recipient for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

      RESTRICTED STOCK. A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The service recipient will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the service recipient's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied.

Item 7. Major Shareholders and Related Party Transactions

      Major Shareholders.

      The following table sets forth certain information regarding ownership of the Company's Common Shares as of June 30, 2006 (including options exercisable within 60 days from June 30, 2006) with respect to:

      (1) Each person who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Shares.

      (2) Each director or officer who holds more than 1% of the Common shares.

      (3) All directors and officers as a group. None of the directors or officers, excluding Mr. Menacham Atzmon, owns 1% or more of ICTS outstanding share capital.

--------------------------------------------------------------------------------
                                               Percent of
                                          Amount Beneficially      Common Shares
Name of Five Percent Shareholders              Owned (a)         Outstanding (b)
--------------------------------------------------------------------------------
Atzmon Family Trust (b) (1)(2)                4,298,500                    62.5%
--------------------------------------------------------------------------------
All officers and directors as a group         4,548,836                    66.3%
(17 persons)
--------------------------------------------------------------------------------

      (a) The amount includes common shares owned by each of the above, directly or indirectly and options immediately exercisable or that exercisable within 60 days from August 31, 2006.

      (b) As to each shareholder, the percentage is calculated using the amount beneficially owned by such shareholder (as determined in accordance with (a) above) divided by the number of total outstanding common shares and the shares issuable pursuant to the exercise of options exercisable within 60 days from August 31,2006, if any held by such shareholder. Common shares subject to options that are immediately exercisable or exercisable within 60 days of August 31, 2006 are deemed outstanding for computing the ownership percentage of the shareholder holding such options, but are not deemed outstanding for computing the ownership of any other shareholder.

      1. Harmony Ventures BV, owns directly and indirectly approximately 62.5% of the issued and outstanding Common Shares. A family trust for the benefit of the family of Mr. Menachem J. Atzmon (the Atzmon Family Trusts) owns 90% of Harmony Ventures BV and the Estate of Ezra Harel owns 10% of the outstanding shares of Harmony Ventures BV and both may be deemed to control Harmony Ventures BV. Mr. Atzmon disclaims any beneficial interest in the Atzmon Family Trust. Harmony Ventures BV and the Atzmon Family Trust may be able to appoint all the directors of ICTS and control the affairs of ICTS.

      2. Of the 550,000 options to Menachem Atzmon (Chairman of the Board), 350,000 are currently exercisable and 200,000 options to be vested equally over the next two years. With respect to the Options for 200,000 shares they are granted in lieu of a current salary for Mr. Atzmon. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

      Related Party Transactions.

      In August 1997, ICTS, as part of a group consisting of Leedan Systems and Properties Enterprises (1993) Ltd. and Rogosin Development and Holdings Ltd. ("Rogosin"), each at the time, an affiliate of Leedan, invested in a joint venture, Bilu Investments Ltd. ("Bilu"). Bilu is engaged in the financing of real estate projects in Israel, primarily in the residential market. In consideration for a 9.3% equity interest in Bilu, ICTS contributed $259,000 and has guaranteed $2,915,000 of debt obligations of Bilu. In 2000 Bilu issued 25% of its shares to an unaffiliated party in consideration for an equity investment of US $2,000,000 and the provision of guarantees for debt obligations of Bilu in an amount of US $3,800,000. As a result, ICTS's equity interest in Bilu has been diluted to 7% and ICTS's guarantee was reduced to $2,515,000 of which $700,000 is on behalf of each of Leedan and Rogosin, respectively. Rogosin became an unaffiliated party in 2002. In December 31, 2004, as a result of continuance deterioration in the financial results of Bilu and the financial position of Leedan and Rogosin, the Company has determined to write off its investment in Bilu and to fully provide of its bank guaranties.

      During 1998, ICTS purchased 150,000 shares of common stock of Pioneer from Leedan for a purchase price of $5.00 per share. Pioneer is a sister corporation through common ownership through Harmony. ICTS purchased 29,000 additional shares on October 10, 2001 at $2.25 per share. In addition, on February 1, 2002, ICTS subscribed for an additional 260,000 shares at $2.00 per share. In January 2003, ICTS purchased 235,300 shares of common stock of Pioneer Commercial Funding Corp. at a purchase price of $0.90 per share in a private placement. Mr. Albert Nissim, the secretary and member of the ICTS Board is the president of Pioneer, Mr. Boaz Harel, a former chairman of the ICTS Supervisory Board is the Chairman of Pioneer, Lynda Davey, a former member of the ICTS Supervisory Board was a director of Pioneer and David W. Sass, a member of the ICTS Supervisory Board is secretary of Pioneer and currently a director of that company along with Mr. Boaz Harel and M. Albert Nissim. The Estate of Ezra Harel and the Atzmon Family Trust are also principal shareholders of Pioneer.

      In connection with release of certain guarantees of various debt obligations of a third party procured by ICTS in 1997, in 2000 ICTS purchased from unaffiliated parties a $1 million debenture bearing interest at 10% per annum, due November 26, 2004, issued by Pioneer. Pioneer defaulted on the Note and the Company wrote off its entire investment in Pioneer in 2004 totaled $1.8 million. The debenture is guaranteed by Leedan, an affiliate of the Estate of Ezra Harel and Mr. Atzmon. Due to the financial position of Leedan the Company did not enforce the guaranty granted by Leedan in connection with its investment in Pioneer.

      In July 2000, each of ICTS and International Tourist Attractions Ltd. ("ITA), a company under the control of ICTS's principal shareholders, purchased 16 common shares for $16,000 each of Ramasso Holding B.V ("Ramasso") from Leedan, representing 40% each of the outstanding share capital of Ramasso. The remaining 20% shares in Ramasso are held by a company controlled by Leedan. ICTS provided loans to Ramasso from time to time until December 2003 aggregating approximately $3 million bearing an annual interest rate of 4.25% which has no fixed repayment. Ramasso owns and operates, a Time Elevator in Rome, Italy.

      Through December 31, 2002, ICTS has accounted for its share in Ramasso's losses, in the total amount of $1.4 million, in view of these losses; the Company wrote off the balance of the investment in Ramasso at December 31, 2002, in the amount of $1 million. In April, 2003 the Company provided a financial institution that financed the Time Elevator in Rome, with a guaranty securing the repayment of such financing. At the time the guaranty was provided the amount of the financing provided by such financial institution to Time Elevator in Rome has been net 1,838,390 Euro's. In December 31,

2003 ICTS has fully provided for the guaranty in the amount of $1.1 million. Subsequent to December 31, 2003 ICTS was required by the financial institution to cover its guaranty and the Company have reached a agreement with the financial institution for the repayment terms. All the debt was paid until December 31, 2005. Ramasso, which operated the Time Elevator in Rome filed for bankruptcy. The receiver in the bankruptcy has filed a proceeding against the financial institution which provided loans to Romasso to recover a security deposit in the amount of (euro)866 thousand ($1 million as of December 31, 2005) which the financial institution held as security and applied against its outstanding indebtedness as a result of Romasso's defaults. The financial institution has impleaded the company on its guarantee to the financial institution, and the financial institution is required to return the security deposit to the receiver in the bankruptcy.

      In December 2000, ICTS exercised an option to purchase 100 common shares of ITA for $600,000, representing 10% of the outstanding share capital of ITA. On October 14, 2001, ICTS agreed to increase its investment in ITA under the following principal terms: (a) ICTS provided ITA with a $3,000,000 loan [which released a $1,000,000 bank guaranty previously provided by ICTS in favor of ITA]; (b) ICTS was granted with a warrant to purchase 12% of ITA shares exercisable during a period of three years, at an exercise price that shall be determined according to an evaluation of ITA to be made by an independent consultant; (c) ICTS was granted [a right of first refusal] to establish and own, on its own account, any Time Elevator project to be initiated by ITA in the United States and Europe, (d) ITA will supervise and manage the establishment of such projects for a fee that shall be equal to 20% of the projects costs; (e) ICTS has the option to acquire from ITA 20% of ITA's stake in each Time Elevator project of ITA in Europe for a period of two years from the start of such project; and (f) ITA has the option to acquire from ICTS 20% of ICTS's stake in each Time Elevator project of ICTS for a period of two years from the start of such project. The first project for which ICTS exercise its right of first refusal is in Atlantic City, New Jersey. The second project, in which ICTS exercised its right of first refusal, was in Baltimore, Maryland. In December 2003, based on the entertainment projects performances, the Company revaluated the two facilities and determined that the forecasted cash flows from them will not cover the investments and based on their fair value which was calculated using discounted cash flows model, wrote off $7.5 million of its investments in the two sites.

      On December 23, 2003 the Company through wholly owned subsidiaries purchased from ITA certain assets owned by ITA and used by it in the development, establishment and operation of motion-based entertainment theaters. The assets purchased consist primarily of intangible property and certain equipment. The purchase price for the assets purchased was $5.4 out of which $5.2 million was allocated to goodwill. The purchase price was paid by set-off against certain debts owed by ITA to the Company, cash and notes. As a part of the transaction, certain agreements made between the Company and ITA in 2001 were terminated, with the result that the Company is no longer committed to involve ITA in its existing and future entertainment projects. Prior to entering into the transaction the Company obtained a fairness opinion as to the fairness of the consideration and the transaction to the Company. Subsequent to December 31, 2003, as a result of the poor results of the entertainment projects and their impairment, management resolved to cease the development of this business and not to start the new projects in the foreseeable future. As a result, the Company has written off the entire amount of the goodwill $5.2 million. In addition, during 2004 the Company recognized impairment losses on its entertainment tangible assets amounted to $8.1 million, in addition to the impairment loss of $7.5 million in 2003. In December 2005 all the entertainment locations were closed and it has become a discontinued activities segment.

      During the period from April to September 2002, ICTS purchased 4,106,895 shares of Inksure Technologies Inc. ("Inksure"), which represents 34.3% of Inksure's outstanding shares for a purchase price of $5,986,000. In October 2002, Mr. Elie Housman, the Chairman of the Board of Inksure, was appointed to the ICTS Supervisory Board. Mr. Sass, a member of the ICTS Supervisory Board and one of our directors was elected to the Board of Inksure. Mr. Getter is also a member of the Board of Inksure. Messrs. Housman, Getter and Sass, as well as an entity associated with the Atzmon Family Trust, own shares and warrants in Inksure. In addition, Messrs. Housman, Getter and Sass hold options to purchase Inksure securities. Inksure develops markets and sells customized authentications systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. In June 2003 and April 2004 the Company participated in Inksure's private placements purchasing 174,542 and 544,118 additional shares, respectively at an aggregate purchase price of $192,000 and $370,000, respectively. As of December 31, 2005 the Company owns approximately 32% of the outstanding shares of Inksure. In 2006 the supervisory board authorized the management to sell its investment in Inksure. The market value as of August 31, 2006 is approximately $9 million.

      On July 7, 2005, the Company has signed an agreement, with a related party, to sell its rights of ownership in a long-term deposit, and to transfer the related long-term loan which was received as part of the arrangement with a bank, for consideration of $1 million. As of June 30, 2005 the net book value of the deposit and the long-term loan was $1.2 million. The total loss from the selling amounted to $316 thousand.

      In June 2002 equipment in the amount of $23.5 million was purchased and leased back to the seller, an unaffiliated private Dutch company for, 7 years in an operating lease agreement (with respect to equipment in an amount of $12.5 million, the Company entered into a purchase and lease agreement that replaced a predecessor acquirer, see below). The seller had the option to buy back the assets after 5 or 7 years, at their fair value, which would have been determined by an appraiser. The Company has undertaken to repay the predecessor acquirer's liability to a bank, in an amount of $8.7 million, and issued him a promissory note. The loan was non-recourse.

      In December 2004, ICTS determined that the future cash flows from the lease equipment will not recover its investment, and as a result recorded an impairment loss of $2,247 in addition to an impairment loss of $6,042 that was recorded in 2003. The value of the equipment was based on a cash flow projection that incorporated an external appraisal of the equipment terminal value at the option exercise date.

      In June 2005, the company granted the lessee an option to purchase the leased equipment for an amount of $5 million plus an amount equal to the related loan balance on the exercise date, thus providing for the possibility of the early termination of the leasing agreement. The validity of the option started on June 1, 2005 until September 30m 2006. As a consideration for granting the option fee the lessee had to pay ICTS an option fee of $20 per month, which will be reduced from the $5 million in case of exercising the option.

      In July 2005 the company received an advanced payment of $1 million on lease installments which will be reduced from the purchase price of $5 million in case that the option will be exercised.

      On December 28, 2005 the lessee exercised the option. The net value of the equipment as of the purchase date was (euro)9,775 (equal to $11,554 on that date). The loss from the selling total to $4,774. On January 2006 the company signed a loan agreement with the owner of the lease company in which he received a loan of $1.2 million for 6 months bearing an interest of 5.45%. The entire loan was repaid by May 17, 2006.

      As of August 30, 2006, the company received loans in an aggregate amount of $2,050,000 million from a related party as bridging finance. These loans are evidenced by secured Promissory Note. $1 million of principle is due and payable on January 1, 2007 and the balance and all accrued but unpaid interest is due and payable on April 1, 2007. Interest accrues at prime rate plus 1/2 percent and the obligations are secured by the pledge of 2,157,895 shares of common stock of Inksure Technologies Inc. The amount of shares represent two times the value of the loan. The related party lender has also committed to lending the Company up to an additional $1 million These future loans shall be payable on demand and shall also be secured by the pledge of the Inksure stock.

Item 8. Financial Information

      Consolidated Statements and Other Financial Information.

            See pages F-1 through F-64 incorporated herein by reference.

      Legal Proceedings

      As a result of the September 11th terrorists attacks numerous lawsuits have commenced against Huntleigh and ICTS. Huntleigh has been named in approximately 70 lawsuits and ICTS in approximately 70 lawsuits. All of the cases were filed in the United States District Court, Southern District of New York. The cases arise out of Huntleigh's airport security service for United Flight 175 out of Logan Airport in Boston, Massachusetts. At the present time Huntleigh and ICTS are in 65 remaining cases. All of the cases involve wrongful death except 16 which involve property damage. The cases are in their early stages.

      Although these are the only claims brought against Huntleigh and ICTS with respect to the terrorist attacks of September 11, 2001, Huntleigh and ICTS anticipate additional related claims. See "Risk Factors-Potential For Liability Claims."

      Under current legislation Huntleigh and one other security company have their liability limited to the amount of insurance coverage that they carry. The legislation applies to Huntleigh, but not ICTS.

      The Company has commenced an action against the U.S. Government with regard to the Fifth Amendment rights relating to the taking of its business. In December 2004 the Court denied the Government's Motion to Dismiss the case. A motion for reconsideration was filed by the defendant and denied. Fact and expert discovery have been completed and the U.S. Government has filed a motion for summary judgment which is scheduled to be argued on October 12, 2006. The trial for this action has been scheduled to commence on November 13, 2006.

      The company is in dispute with Fraport A.G. International Airport Services Worldwide in relation to alleged unlawful use of the letter combination "ICTS" by the company. Fraport initiated proceedings before the district court of Amsterdam, which are still pending. The principal amount claimed is (euro)57.65 million. However, this claim is based on an alleged incorrect interpretation of the underlying contractual obligation. If the court follows the Company's interpretation, the maximum liability is (euro)700 thousand ($827 thousand as of December 31, 2005). The Company filed a counter claim of (euro)2.45 million ($3 million as of December 31, 2005) (or, under the condition that Fraport's interpretation is followed, (euro)73.5million equal to $86.9 million as of December 31, 2005). Currently this action is stayed pending settlement discussions between the parties.

      In September 2005, Avitecture, Inc. (f/k/a Audiovisual-Washington, Inc.) ("Avitecture"), filed a Demand for Arbitration and Mediation against ITA-Atlantic City, LLC ("ITA") with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated March 20, 2003, ITA owes Avitecture $222 thousand for audio, video and control systems it provided for ITA's use in a tourist attraction in Atlantic City, New Jersey, but for which Avitecture claims it has not been paid. The case is currently pending in a New Jersey arbitration proceeding before an arbitrator assigned by the American Arbitration Association. In October 2005 ITA filed its answer, generally denying the allegations in the Demand and asserting numerous affirmative defenses. This action is currently in discovery.

      In November 2005, Turner Construction Company ("Turner") filed a Demand for Arbitration and Mediation against Explore Atlantic City, LLC ("Explore") with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated October 28, 2003, Explore owes Turner $948 thousand for work and/or services performed pursuant to the contract, but for which Explore has not paid Turner. The case is currently pending in a New Jersey arbitration proceeding. An arbitrator has been assigned to the case so the parties can explore settling the matter. At this time, Explore has responded to the demand by denying any liability and has asserted defenses to the amount of the claim and to challenge Turner's right to make any demand for payment. A motion for summary judgment has been made by Turner and the action is currently in discovery, with several depositions having been taken. Based on the discovery taken thus far, Explore is of the opinion that there are several material factual disputes which it believes should defeat this motion.

      In December 2005, Barlo Associates, P.A. ("Barlo") filed a Demand for Arbitration and Mediation against Explore Atlantic City, LLC with the American Arbitration Association in Somerset, NJ. The Demand for arbitration alleges that pursuant to a written agreement dated April 16, 2002, Explore owes Turner $21 thousand for architectural work and/or services performed pursuant to the contract, but for which Explore has not paid Barlo. The case is currently pending in a New Jersey arbitration proceeding. An arbitrator has been assigned to the case so the parties can explore settling the matter. Explore has served discovery requests on Barlo's counsel and Explore anticipates taking a number of depositions to develop the factual support for its opposition to Barlo's claim and to support a potential motion for summary judgment.

      The TSA filed with the Office of Dispute Resolution for Acquisition ("ODRA") a contract dispute in connection with the contract entered into in February, 2002 by Huntleigh seeking reimbursement of an alleged overpayment of principal in the amount of $59.2 million. This claim follows the lawsuit which Huntleigh has already filed against the TSA for its breaches of its contract with Huntleigh. Both claims are now pending before ODRA.

      Huntleigh is vigorously challenging the TSA's claim which it asserts is devoid of any factual or legal merit. The TSA's filing comes on the heels of a recent decision by ORDA granting Huntleigh's motion for partial Summary Judgment against the TSA. ODRA has granted Huntleigh's motion for partial Summary Judgment on Huntleigh's claim that the TSA breached the contract by failing to give appropriate notice for transitioning airport locations. A separate hearing will be held to determine the amount of damages due to Huntleigh on this claim. With regards to the claim for the $59.2 million overpayment, Huntleigh has filed a motion to dismiss the action. The TSA's response to this motion is due on September 15, 2006 and Huntleigh's reply brief is due on September 29, 2006.

      The company's 40% owned subsidiary, Romasso, which operated the Time Elevator in Rome filed for bankruptcy. The receiver in the bankruptcy has filed a proceeding against the financial institution which provided loans to Romasso to recover a security deposit in the amount of (euro)866 thousand ($1 million as of December 31, 2005) which the financial institution held as security and applied against its outstanding indebtedness as a result of Romasso's defaults. The financial institution has impleaded the company on its guarantee to the financial institution, if the financial institution is required to return the security deposit to the receiver in the bankruptcy.

      Last year the Company's subsidiary ICTS USA, Inc. filed a refund claim with the Internal Revenue Service ("IRS") in an amount in excess of $2 million. The refund has not yet been received by the Company. The Company made a demand to the IRS for the refund. Thereafter, by letter dated August 15, 2006, the Company was advised that a criminal investigation by the United States Department of Justice, Tax Division is ongoing by a grand jury regarding possible criminal tax violations by the subsidiary for the tax years 2002 and 2003 regarding certain royalty payment made to the Company. As a result of the investigation the Company believes that the refund had been put on hold. Although it is not possible at this time to determine the outcome of this matter, should the result of the IRS investigation prove unsatisfactory to the Company, this will have a material adverse effect on the Company.

      On August 30, 2006 the Company filed a complaint in the United States District Court for the Southern District of New York against the United Stated and Area Director - Technical Compliance, Internal Revenue Service to recover the refund in the amount of $2,470,365. In addition, the Company has filed an administrative claim against the IRS in order to recover the same refund as well as damages. The Company is currently waiting for a response from the defendants.

      Two of the Company's subsidiaries have been sued by their landlord (which is the same entity) alleging breach of the respective leases. One suit is in Baltimore effecting the Company's Explore Baltimore facility, and the other is in the Superior Court of New Jersey affecting the Company's Explore Atlantic City facility. Through legally defective service, the landlord was able to obtain orders for possession of both of these locations. A petition to open the Atlantic City action has been filed and one is being prepared for the Baltimore action. In both the cases the landlord is seeking unpaid rent for the entire term of the leases. In the Atlantic City case the amount sought is $5,970.197 and I the Baltimore case the amount is $4,443,513.01. With a resolution of both actions being discussed, a standstill of the proceedings is being negotiated.

      Dividend Policy

      The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. We cannot assure you that dividends will be paid in the future.

      Significant Changes.

      As of the management decision to cease the operations of the Leasing and the Entertainment activities, all the presentation of the financial statements was changed, including the comparative numbers. The new presentation is according to FAS 144 and it separates the financial information of the discontinued operations from the continuing operation

Item 9. The Offer and Listing

      ICTS's shares of common stock have traded on the NASDAQ National Market since 1996 under the symbol ICTS.

      The reported high and low closing sales prices per share during each quarter as reported on NASDAQ were as follows:

2003                                    High               Low
----                                    ----               ---
First quarter                          $6.14             $5.08
Second quarter                         $5.10             $3.99
Third quarter                          $4.42             $3.12
Fourth quarter                         $3.63             $2.49

2004                                    High               Low
----                                    ----               ---
First quarter                          $3.98             $3.03
Second quarter                         $8.42             $3.25
Third quarter                          $3.47             $1.37
Fourth quarter                         $2.07             $1.35

2005                                    High               Low
----                                    ----               ---
First quarter                          $3.23             $1.58
Second quarter                         $2.89             $1.81
Third quarter                          $3.08             $2.11
Fourth quarter                         $2.81             $2.39

2006                                    High               Low
----                                    ----               ---
First quarter                          $2.54             $2.18
Second quarter                         $2.33             $1.65

Item 10. Additional Information

      Memorandum and Articles of Association

      Introduction

      The material provisions of the Company's Articles of Association are summarized below. Such summaries do not purport to be complete statements of these provisions and are qualified in their entirety by reference to such exhibit. The Company was established by the Department of Justice at Amstelveen, The Netherlands on October 9, 1992. The objectives of the Company are generally to manage and finance businesses, extend loans and invest capital as described in greater detail in Article 2 of the Company's Articles of Association.

      Shares

      The Company's authorized share capital is currently divided into 17,000,000 common shares, per value 0.45 Euro per common share. The common shares may be in bearer or registered form.

      Dividends

      Dividends on common shares may be paid out of annual profits shown in the Company's annual accounts, which must be adopted by the Company's Supervisory Board.

      The Management Board, with the prior approval of the Supervisory Board, may decide that all or part of the Company's profits should be retained and not be made available for distribution to shareholders. Those profits that are not retained shall be distributed to holders of common shares, provided that the distribution does not reduce shareholders' equity below the issued share capital increased by the amount of reserves required by Netherlands law. At its discretion, subject to statutory provisions, the Management Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends on the common shares before the annual accounts have been approved by the Company's shareholders. Existing reserves that are distributable in accordance with Netherlands law may be made available for distribution upon proposal by the Management Board, subject to prior approval by the Supervisory Board. With respect to cash payments, the rights to dividends and distributions shall lapse if such dividends or distributions are not claimed within five years following the day after the date on which they were made available.

      Voting Rights

      Members of the Company's Supervisory Board are appointed by the general meeting. The Company's Articles of Association provide that the term of office of each Supervisory Director will expire no later than June in each calendar year. Members of the Supervisory Board may be re-appointed.

      General Meetings of Shareholders

      The Company's general meetings of shareholders will be held at least once a year, not later than six months after the end of the fiscal year. Notices convening a general meeting will be mailed to holders of registered shares at least 15 days before the general meeting and will be published in national newspapers in The Netherlands and abroad in countries where the Company's bearer shares are admitted for official quotation. In order to attend, address and vote at the general meeting of shareholders, the holders of the Company's registered shares must notify it in writing of their intention to attend the meeting and holders of the Company's bearer shares must direct the depository to their bearer shares, each as specified in the published notice. The Company currently does not solicit from or nominate proxies for its shareholders and is exempt from the proxy rules of the Securities Exchange Act of 1934. However, shareholders and other persons entitled to attend the general meetings of shareholders may be represented by proxies with written authority.

      Other general meetings of shareholders may be held as often as deemed necessary by the Supervisory Board or the Management Board and must be held if one or more shareholders or other persons entitled to attend the general meeting of shareholders jointly representing at least 10% of the Company's issued share capital make a written request to the Supervisory Board or the Management Board that a meeting must be held and specifying in detail the business to be dealt with at such meeting. Resolutions are adopted at general meetings of shareholders by a majority of the vote's cast, except where a different proportion of votes are required by the Articles of Association or Netherlands law, in a meeting in which holders of at least one-third of the outstanding common shares are represented. Each share carries one vote.

      Amendment of Articles of Association and Winding Up

      A resolution presented to the general meeting of shareholders amending the Company's Articles of Association or winding up the Company may only be taken after a proposal made by the Management Board and approved by the

Supervisory Board. A resolution to dissolve the Company must be approved by at least a three-fourths majority of the votes cast.

      Approval of Annual Accounts

      The Company's annual Netherlands statutory accounts, together with a certificate of its auditors, will be submitted to the general meeting of shareholders for approval. Consistent with business practice in The Netherlands and as provided by the Company's Articles of Association, approval of the annual accounts by the shareholders discharges the Management Board and the Supervisory Board from liability for the performance of their respective duties for the past financial year. Under Netherlands law, this discharge is not absolute and will not be effective with respect to matters which are not disclosed to the shareholders.

      Liquidation Rights

      In the event of the Company's dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be divided proportionately among the holders of the common shares.

      Issues of Shares; Pre-emptive Rights

      The Company's Supervisory Board has the power to issue shares. The shareholders have by a authorizing resolution provided such authority for a five year period ending June 30, 2006. The number of shares the Supervisory Board is authorized to issue must be set at the time of the resolution and may not exceed 17,000,000 shares of the common shares then outstanding.

      Shareholders have a pro rata pre-emptive right of subscription to any common shares issued for the purpose of raising capital, which right may be limited or eliminated. If designated for this purpose by the general meeting of shareholders (whether by means of any authorizing resolution or an amendment to the Company's Articles of Association).

      Repurchase and Cancellation of Shares

      The Company may repurchase its common shares, subject to compliance with the requirements of certain laws of The Netherlands (and provided the aggregate nominal value of the Company's common shares acquired by it at any one time amounts to no more than one-tenth of its issued share capital). Common shares owned by the Company may not be voted or counted for quorum purposes. Any such purchases are subject to the approval of the Supervisory Board and the authorization of the general meeting of shareholders. Authorization is not effective for more than 18 months. The Company may resell shares it purchases. Upon a proposal of the Management Board and approval of the Supervisory Board, the Company's shareholders at the general meeting shall have the power to decide to cancel shares acquired by the Company or to reduce the nominal value of the common shares. Any such proposal is subject to general requirements of Netherlands law with respect to reduction of share capital.

      Shares may only be cancelled by vote of the shareholders at the general meeting. Only shares which the Company holds or for which it holds the depository receipts may be cancelled. However, an entire class may be cancelled provided the Company repays the par value to the holders of such shares.

      Material contracts

      For material contracts See "Item 8 - Financial Information, B. Significant Changes".

      Exchange controls

      There are no governmental laws, decrees or regulations in The Netherlands, the Company's jurisdiction of organization, that restrict the Company's export or import of capital in any material respect, including, but not limited to, foreign exchange controls.

      There are no limitations imposed by Netherlands law or the Company's charter documents on the right of nonresident or foreign owners to hold or vote Common Shares.

      Taxation

      United States Federal Income Tax Consequences

      The following discussion summarizes the material anticipated U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by a U.S. Holder (as defined below). This summary deals only with shares held as capital assets and does not deal with the tax consequences applicable to all categories of investors some of which (such as tax-exempt entities, banks, broker-dealers, investors who hold shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. This summary does not deal with the tax consequences for U.S. Holders who own at any time directly or indirectly through certain related parties 10% or more of the voting stock or nominal paid-in capital of the Company.

      The summary does not purport to be a complete analysis or listing of all the potential tax consequences of holding shares, nor does it purport to furnish information in same detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, prospective purchasers of shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of U.S. federal, state, local, or other laws to which they may be subject.

      As used herein, the term "U.S. Holder" means a beneficial owner of shares that is (I) for United States federal income tax purposes a citizen or resident of the United States, (ii) a corporation or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or
(iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, administrative pronouncements, and existing and proposed Treasury regulations, changes to any of which after the date of this Annual Report on Form 20-F could apply on a retroactive basis and affect the tax consequences described herein.

      Taxation of Dividends

      For U.S. federal income tax purposes, the gross amount of distributions (including any withholding tax thereon) made by the Company out of its current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will be included in the gross income of a direct U.S. Holder as foreign source dividend income on the date of receipt but will not be eligible for the dividends received deduction generally allowed to U.S. corporations. Distributions in excess of the earnings and profits of the Company will be treated, for U.S. federal income tax purposes, first as a nontaxable return of capital to the extent of the U.S. Holder's basis in the shares (thereby increasing the amount of any gain and decreasing the amount of any loss realized on the subsequent disposition of such shares) and then as a gain from the sale or exchange of the shares. The amount of any dividend paid in euro will be equal to the U.S. dollar value of the euro on the date of receipt regardless of whether the U.S. Holder converts the payment into U.S. dollars. Gain or loss, if any, recognized by a U.S. Holder resulting from currency exchange fluctuations during the period from the date the dividend is includable to the date such payment is converted into U.S. dollars and any exchange gain or loss will be ordinary income or loss.

      On each of July 23, 2001 and May 13, 2002, ICTS declared and paid a $2.25 dividend per Share ($1.69 net of all withholding taxes required by The Netherlands) and on December 10, 2002 ICTS declared and paid a dividend of $3.00 per share (net of all withholding taxes required by The Netherlands). For a discussion of the applicable taxes on such dividends see, "Netherlands Dividend Withholding Tax". The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. We cannot assure you that dividends will be paid in the future.

      Foreign Tax Credits

      U.S. Holders will generally be entitled to claim a credit against their United States federal income tax liability for the amount of Netherlands dividend withholding tax imposed on dividends paid to U.S. Holders. See Netherlands Dividend Withholding Tax.. U.S. Holders who are entitled to the benefits of a reduced rate of Netherlands dividend withholding tax under the U.S. Tax Treaty will be allowed a credit for only the amount of withholding tax provided for under the U.S. Tax Treaty (i.e. 15%). However, the full amount of the dividend, including any withheld amounts in excess of 15%, will be subject to current United States federal income taxation whether or not such Holder obtained a refund of the excess amount withheld. The U.S. Holder is also entitled to a U.S. foreign tax credit for Dutch corporate taxes assessed on the earnings and profits that are distributed. To the extent that Dutch corporate income tax has reduced the accumulated earnings and profits (i.e. the taxes have been paid or at least accrued with an assessment), these taxes accompany the dividend at the same pro-rata percentage as the dividend to the accumulated earnings and profits. The dividend income against which U.S. tax is assessed must be grossed up by the amount of Dutch taxes to be claimed as a credit in order to reverse the effect of the reduction to taxable earnings and profits. The amount of the credit for Netherlands income tax in accordance with the U.S. Tax Treaty will be subject to limitations contained in the foreign tax credit provisions of the Code. In the event the Company pays a dividend to a U.S. Holder out of the earnings of a non-Dutch subsidiary, however, it is possible that under certain circumstances such U.S. Holder would not be entitled to claim a credit for a portion of any Dutch taxes withheld by the Company from such dividend. The portion of Dutch withholding tax that may not be creditable in this instance equals a maximum of 3% of the gross amount of such dividend (or 20% of the Dutch taxes withheld in the case of a U.S. Holder entitled to claim a 15% withholding rate under the U.S. Tax Treaty). This limitation could only potentially apply under circumstances where the Company pays dividends on the shares.

      Depending on the particular circumstances of the U.S. Holder, dividends accrued from shares will generally be classified, for foreign tax credit purposes, as passive income or financial services income. A U.S. Holder who finds it more advantageous because of such limitations, to claim The Netherlands dividend withholding tax as a deduction instead of a credit may do so, but only for a year for which such Holder does not claim a credit for any foreign taxes. If the U.S.Holder is a U.S. partnership, trust, or estate, any tax credit is available only to the extent that the income derived by such partnership, trusts, or estate is subject to U.S. tax on the income of a resident either in its hands or in the hands of its partners or beneficiaries, as the case may be.

      Taxation on Sale or Disposition of Shares

      U.S. Holders will recognize capital gain or loss for U.S. federal income tax purposes on the sale or other disposition of shares in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder's adjusted tax basis in the shares. In general, a U.S. Holder's adjusted tax basis in the shares will be equal to the amount paid by the U.S. Holder for such shares. For shares held less than a year, any such gain or loss will generally be treated as short-term gain or loss and taxed as ordinary gain or loss. If the shares have been held for more than a year, any such gain or loss will generally be treated as long-term capital gain or loss. Rates of tax on long-term capital gains vary depending on the holding period. U.S. Holders are advised to consult a competent tax adviser regarding applicable capital gains tax provisions and sourcing of capital gains and losses for foreign tax credit purposes.

      Gift and Estate Tax

      An individual U.S. Holder may be subject to U.S. gift and estate taxes on shares in the same manner and to the same extent as on other types of personal property.

      Backup Withholding and Information Reporting

      Payments in respect of the shares may be subject to information reporting to the U.S. Internal Revenue Service and to a 31% U.S. backup withholding tax. Backup withholding generally will not apply, however, to a Holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification or who is otherwise exempt from backup withholding. Generally, a U.S. Holder will provide such certification on Form W-9 (Request for Taxpayer Identification Number and Certification) and a non-US Holder will provide such certification on Form W-8 (Certificate of Foreign Status).

      Foreign Personal Holding Companies

      The Company or any of its non-US subsidiaries may be classified as a foreign personal holding company" ("FPHC") if in any taxable year five or fewer persons who are U.S. citizens or residents own (directly or constructively after the application of certain attribution rules) more than 50% of the Company's stock (a "US Group") and more than 60% of the gross income of the Company or of any subsidiary consists of passive income for purposes of the FPHC rules. There is a look-through rule for dividends and interest received from related persons. Accordingly, dividends and interest received by the Company from its subsidiaries will be re-characterized based on the income of the subsidiaries.

      If the Company or any of its subsidiaries is or becomes a FPHC, each U.S.Holder of the Company (including a U.S. corporation) who held stock in the Company on the last day of the taxable year of the Company, or, if earlier, the last day of its taxable year in which a U.S. Group existed with respect to the Company, is required to include in gross income as a dividend such shareholder's pro rata portion of the undistributed FPHC income of the Company or the subsidiary, even if no cash dividend was actually paid. In this case, if the Company is a FPHC, a U.S. Holder is entitled to increase its tax basis in the shares of the Company by the amount of a deemed dividend from the Company. If a subsidiary of the Company is a FPHC, a U.S. Holder in the Company should be afforded similar relief, although the law is unclear as to the form of the relief.

      Taxes in The Netherlands

      The following is a general discussion of the tax laws in The Netherlands as they relate to the operations of the Company.

      Corporate Income Taxes

      Each subsidiary of ICTS is subject to taxation according to the applicable tax laws with respect to its place of incorporation, residency or operations. ICTS is incorporated under the laws of The Netherlands and is therefore subject to the tax laws of The Netherlands. In 2005 the standard corporate income tax rate was 27% applicable for taxable profits up to (euro)22,689 and 31.5% for the excess. In 2006 these rates are 25.5% and 29.6% respectively.

      For Dutch corporate income tax purposes business affiliates should calculate their profits at arms length. Therefore, if in transactions between such affiliates, certain benefits are bestowed on either entity because of such affiliation and if any profits are realized due to such association, then both entities should include such profits as part of their income.

      Participation Exemption

      In addition, all income of ICTS arising from dividends paid by its subsidiaries or affiliates or capital gains from the sale of its shares in subsidiaries or affiliates is exempt from corporate income tax in The Netherlands if the following conditions are fulfilled: (i) ICTS must hold at least 5% of the nominal paid-in capital of the subsidiary or affiliate, (ii) the subsidiary or affiliate must be an operating company, (iii) the subsidiary or affiliate must be subject to taxation of its profits in its jurisdiction of incorporation or residence and (iv) for non-European Community subsidiaries or affiliates or for European Community subsidiaries or affiliates in which ICTS owns less than 25% of the nominal paid-in capital, as well as for larger shareholdings if the EU company is to benefit from the participation exemption, ICTS must not hold the shares in the subsidiary or the affiliate merely as a portfolio investment (which is deemed to be the case if the activities of the subsidiary or affiliate consist mainly of the financing (directly or indirectly) entities related to ICTS or assets of such entities). Furthermore, the participation exemption is denied if 70 percent or more of the assets of any participation would consist of interests in companies which would not be considered qualifying participations if the interests would have been directly held by ICTS. The participation exemption will also be excluded for participations in EU companies with foreign branches if the branches would not have been exempted in case they would have been held directly by ICTS.

      Consequently, income of ICTS arising from dividends paid by its subsidiaries or affiliates or capital gains from the sale of its shares in its subsidiaries or affiliates may be exempt from corporate income tax in The Netherlands.

      Thin-capitalization rules

      As of January 1 2004, expenses relating to participations in all companies, regardless of whether they are resident in The Netherlands or abroad, are deductible. The deduction of interest expenses will be reduced with regard to loans provided to group companies or related companies that have been excessively financed by debt.

      The non-deductible amount of interest in any fiscal year will be equal to the portion of the interest on loans, including expenses incurred in connection with loans, that is proportional to the ratio between excess debt and average debt. The thin capitalization rules do not apply to currency exchange results and currency gains and losses on acquisition debts. These items will be taxable or deductible.

      A company is regarded as excessively financed by debts if the average annual debt for tax purposes exceeds three times the average annual equity for tax purposes and the excess is greater than EUR 500,000. In this respect, the amount of the debts is defined as the net amount of cash loans receivable and cash loans payable.

      Limitations on set-off of losses

      As from 1 January 2004, new rules have been introduced that may affect the carry forward of losses of prior years against profits made in 2004 and subsequent years. Generally, the new rules provide that, if the activities of a company for the entire year entirely or almost entirely (i.e. 90%) consist(ed) for 90% or more of the holding of participations or (in)directly financing related companies, losses resulting from these activities can only be set off against the profits of years in which the activities of the taxpayer for (almost) the entire year also (almost) entirely consisted of the holding of participations or (in)directly financing of related companies; and the book value of debt claims on related companies less the book value of debts to these companies in (almost) the entire year does not exceed the book value of other comparable debts less the book value of other comparable debts at the end of the year in which the loss was realized.

      The new rules clarify that the activities of a company will not be deemed to be (almost) entirely consisting of the holding of participations or
(in)directly financing related companies if at least 25 employees are engaged in other activities on a full-time basis.

      The following is a non exhaustive summary of Netherlands tax consequences to a holder of Common Shares who is not, or is not deemed to be, a resident of The Netherlands for purposes of the relevant tax codes (a "non-resident Shareholder") and is based upon laws and relevant interpretations thereof in effect as of the date of this Annual Report, all of which are subject to change, possibly on a retroactive basis. The summary does not address taxes imposed by The Netherlands and its political subdivisions, other than the dividend withholding tax, the individual income tax, the corporate income tax, the net wealth tax and the gift and inheritance tax. The discussion does not address the tax consequences under tax laws in any other jurisdiction besides The Netherlands.

      Netherlands Tax Consequences of Holding Shares

      The following is a general discussion of the tax laws in The Netherlands as they relate to the holding shares of the Company:

      Dividend Withholding Tax in The Netherlands

      ICTS currently does not anticipate paying any dividends in the foreseeable future. To the extent that dividends are distributed by ICTS, such dividends ordinarily would be subject, under the tax laws of The Netherlands, to a withholding tax at a rate of 25%. Dividends include distributions in cash or in kind, constructive dividends and redemption and liquidation proceeds in excess of, for The Netherlands tax purposes, recognized paid-in capital. Share dividends are also subject to The Netherlands dividend withholding tax, unless distributed out of the paid-in share premium of ICTS as recognized for tax purposes in The Netherlands.

      A non-resident Shareholder can be eligible for a reduction or a refund of the Dutch dividend withholding tax under a tax convention which is in effect between the country of residence of the shareholder and The Netherlands. The Netherlands has concluded such conventions with, among others, the United States, most European Community countries, Canada, Switzerland and Japan. Under most of these conventions, a dividend withholding tax in The Netherlands is reduced to a rate of 15% or less.

      Under the tax convention currently in force between the United States and The Netherlands (the "Treaty"), dividends paid by ICTS to an individual shareholder resident in the United States or a corporate shareholder organized under the laws of the United States or any State or territory thereof, holding less than 10% of the voting power in ICTS (each, a "U.S. Treaty Shareholder"), are generally eligible for a reduction in the rate of The Netherlands dividend withholding to 15%, provided that they are entitled to the benefits of the Treaty, unless such U.S. Treaty Shareholder has a permanent establishment in The Netherlands to which the Common Shares are attributable.

      Generally, there is no dividend withholding tax applicable in The Netherlands on the sale or disposition of Common Shares to persons other than ICTS or its subsidiaries or affiliates. In case of sale or disposition of common shares to ICTS or any of its subsidiaries, the dividend withholding tax in The Netherlands may apply. However, after January 1, 2001, in limited circumstances, the Dutch dividend withholding tax will not apply to repurchases of shares by ICTS.

      In addition, in an effort to reduce the practice of dividend stripping to reduce or avoid the applicable taxes, the Dutch tax authorities have introduced new laws to avoid such practices effective retroactively from April 27, 2001.

      Income Tax and Corporate Income Tax in The Netherlands

      A non-resident Shareholder will not be subject to income tax and corporate income tax in The Netherlands with respect to dividends distributed by ICTS on the Common Shares or with respect to capital gains derived from the sale or disposal of Common Shares, provided that:

            (a) the non-resident Shareholder does not carry on a business in The Netherlands through a permanent establishment or a permanent representative to which or to whom the Common Shares are attributable; and

            (b) the non-resident Shareholder does not have a direct or indirect substantial interest or deemed substantial interest in the share capital of ICTS as defined in the tax code in The Netherlands or, in the event the non-resident Shareholder does have such a substantial interest, such interest forms part of the assets of an enterprise of that non-resident Shareholder; and

            (c) the non-resident Shareholder is not entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than through ownership of securities or through employment, to which enterprise the Common Shares are attributable.

      Generally, a substantial interest in the share capital of ICTS does not exist if the non-resident Shareholder, alone or together with certain close relatives, does not own, directly or indirectly, 5% or more of the issued capital of any class of shares in ICTS, options to acquire 5% or more of the issued capital of any class of shares or certain profit-sharing rights. In case of a substantial interest claims the non-resident Shareholder has on ICTS may belong to such substantial interest. Non-resident Shareholders owning a substantial interest in ICTS may be subject to income tax upon the occurrence of certain events, for example when they cease to own a substantial interest.

      Special rules may apply to non-resident Shareholders who owned a substantial interest or deemed substantial interest under the rules applicable before such dates and to non-resident Shareholders who own a substantial interest or deemed substantial interest as a result of modifications of the special tax regime for substantial interest holders as of such dates.

      As of January 1, 2001, a non-resident individual taxpayer can opt to be treated like a resident of The Netherlands for tax purposes. This choice will allow the individual to benefit from deductions and other tax benefits only available to residents of The Netherlands. However, in most cases, this choice may not prove beneficial since then the individual will be liable for its worldwide income as well as its entire worldwide holdings to taxes in The Netherlands.

      Gift, Inheritance Tax and Transfer Tax Upon Gift or Death in The
Netherlands

      A gift or inheritance of Common Shares from a non-resident Shareholder will not be subject to gift, inheritance tax, and transfer tax upon gift or death in The Netherlands provided that:

            (a) (i) the Common Shares are not an asset attributable to a resident enterprise or to a permanent establishment or a permanent representative of a non-resident enterprise, as well as the Common Shares are not an asset that comes of a co-entitlement other than being a shareholder, in such an enterprise and (ii) the non-resident Shareholder is not entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than through ownership of securities or through employment, to which enterprise the Common Shares are attributable.

            (b) the Common Shares held by the non-resident do not qualify as "fictitious real estate holdings" for Dutch real estate transfer tax purposes.

            (c) the non-resident Shareholder has not been a resident of The Netherlands at any time during the ten years preceding the time of the gift or death or, in the event he or she has been a resident of The Netherlands in that period, the non-resident Shareholder is not a citizen of The Netherlands at the time of the gift or death; and

            (d) for purposes of the tax on gifts, the non-resident Shareholder has not been a resident of The Netherlands at any time during the twelve months preceding the time of the gift.

            (e) the beneficiaries of a deceased non-resident Shareholder have not requested the treatment of the deceased Shareholder as a resident of The Netherlands according to the Dutch inheritance taxes.

            (f) In case of a grant of the Common Shares by a non-resident Shareholder, the donee has not requested to have the donor treated as a resident of The Netherlands for Dutch gift tax purposes.

      Tax assessment in the U.S

      Under an ongoing tax examination, started in early 2005, by the U.S tax authorities of the U.S. subsidiaries of the Company, through the years ended December 31, 2003. The U.S subsidiaries were required to provide information regarding their treatment of certain expenses. Based on the issues raised, the tax authorities' position and a professional opinion the Company has received, the Company has included a provision in its accounts. The Company's management believes that the applicable provision in its financial statements as of December 31, 2005 is adequate to cover probable costs arising from this tax examination if and when they will become to Tax assessments.

      Documents on display

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with these requirements, the Company files reports and other information with the United States Securities and Exchange Commission ("SEC"). These materials may be inspected at the Company's office in Amstelveen, The Netherlands.. Documents filed with the SEC may also be read and copied at the SEC's public reference room at Room 1024, Judiciary Plaza Building, 450 Fifth Street N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

      Subsidiary Information

      Not applicable

Item 11. Quantitative and Qualitative Disclosure About Market Risk

      Foreign Currency Exchange Risk - Only applies to Companies operations outside the USA. In 2003 about 90 percent of the Companies revenues were derived in the USA.

      See financial statements note 18.

Item 12. Description of Securities Other than Equity Securities

      Not applicable

                                     PART II

Item 13. Defaults, Dividend Arrearages and Delinquencies

      Not applicable

Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds

      Not applicable

Item 15. Controls and Procedures.

      Based on their evaluation of the Company's disclosure controls and procedures (as defined in Rules 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934) as of a date within 90 days of the filing date of this Annual Report on Form 20-F, the Company's chief executive officer and chief financial officer have concluded that the Company's disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and are operating in an effective manner.

      There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their most recent evaluation. Notwithstanding the foregoing, the Company is of the belief that its internal controls and procedures could be strengthened in certain aspects to improve its effectiveness. In particular, the Company believes that it could retain additional persons with financial background and improve its financial record-keeping. The Company anticipates improving these internal controls and procedures in the future.

Item 16A. Audit Committee Financial Experts

      The financial experts of the Audit Committee consist of Philip M. Getter and Gordon Hausmann. All members are independent, with no relationship with management. Mr. Getter has financial expertise. Mr Getter is the Chairman of the Audit Committee and is also an independent Director of the Company.

Item 16B. Code of Ethics

      The Company has adopted a Code of Ethics for principal's executive officers and senior financial officers.

Item 16C. Principal Accountant Fees and Services

      Auditors' fees for the year 2005 were the following:

         Audit fees:
         Audit fees                              $431
         Audit related fees
         Sub-total                               $431
         Non-Audit services:
          Tax fees
         Total fees

Item 16D. Exemptions from listing standards for Audit Committees.

      One of the Company's directors who acts as the chairman of the Company's Audit Committee is also a director and chairman of the Audit Committee of one of the Company's affiliates. Other than such affiliation such director meets the independence requirement for each such entity.

                                    PART III

Item 17. Financial Statements - See Item 18.

Item 18. Financial Statements

      Reports of Independent Registered Public Accounting Firms

      Consolidated Financial Statements

      Consolidated Balance Sheets

      Consolidated Statements of Operations and Comprehensive Operations Consolidated Statements of Changes in Shareholders' Equity

      Consolidated of Statements of Cash Flows

      Notes to Consolidated Financial Statements.

Item 19. Exhibits

      1. Articles of Association of the Company.*

      2. Specimen of the Company's Common Stock.*

      3. Code of Ethics for Principal Executive Officers and Senior Financial Officers.**

      Certification by the Registrant's Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      Certification by the Registrant's Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* Incorporated by reference to the Company's 1999 annual report filed with the Commission on Form 20-F.

** Incorporated by reference to the Company's 2003 annual report filed with the Commission on Form 20-F.

                                   SIGNATURES

      The registrant hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.

                                                       ICTS INTERNATIONAL N.V.

                                                       By: /s/ Avraham Dan

                                                       -------------------------

                                                       Name: Avraham Dan

                                                       Title:  Managing Director

Date: September 15, 2006

                             ICTS INTERNATIONAL N.V.

                               2005 ANNUAL REPORT

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
Reports of independent registered public accounting firms ...........        F-2

     Consolidated financial statements:

         Consolidated balance sheets ................................        F-4

         Consolidated statements of operations
           and comprehensive operations .............................        F-6

         Consolidated statements of changes in
           shareholders' equity (deficiency) ........................        F-7

         Consolidated statements of cash flows ......................        F-8

Notes to consolidated financial statements ..........................       F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             To the Shareholders of
                             ICTS INTERNATIONAL N.V.

We have audited the accompanying consolidated balance sheets of ICTS International N.V. and subsidiaries ("the Company") as of December 31, 2005 and 2004, and the related consolidated statement of operations and comprehensive operations, changes in shareholders' equity (deficiency) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of their operations, the changes in their shareholders' equity (deficiency) and their cash flows for each of the years then ended, in conformity with United States generally accepted accounting principles.

As disclosed in Note 14, a multitude of lawsuits have been commenced against the Company in connection with the September 11, 2001 terrorist attacks in the United States and the Company's insurance carriers have canceled all its war risk policies. Also, there is a dispute between the Company and the United States Transportation Security Administration ("TSA"), with respect to the basis of calculation of payments for security services rendered by the Company in 2002, in respect of which, the TSA might be claiming refund of material amounts.

The Company has been advised that an investigation by the Criminal Investigations Division of the Internal Revenue Service has resulted in a grand jury investigation by the U.S Department of Justice, Tax Division, regarding possible criminal tax violations by ICTS USA, Inc. for the tax years 2002 and 2003.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1(b), 14 and 17(g) to the financial statements, the Company has suffered recurring losses from operations, and has a net working capital deficiency, and is subject to potential contingencies in connection with the U.S. Department of Justice matter and the September 11, 2001 terrorist attacks, both discussed above. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in
Note 1(b). The financial statements do not include any adjustments that might result from the outcome of these uncertainties

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
April 8, 2006, except for Notes 14 and 23, as to which the date is August 31, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

ICTS INTERNATIONAL N.V.

We have audited the accompanying consolidated statement of operations and comprehensive income, changes in shareholders' equity and cash flows of ICTS International N.V. ("the Company") and its subsidiaries for the year ended December 31, 2003. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the financial statements of certain associated companies, the Company's share in excess of losses over profits of which is a net amount of $1.7 million in 2003. The financial statements of the above associated companies were audited by other independent auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other independent auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United State) and auditing standards generally accepted in Israel, including those prescribed by the Israeli auditors (Mode of performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Supervisory board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other independent auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other independent auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and comprehensive income, the changes in shareholders' equity and cash flows of the Company and its subsidiaries for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Without qualifying our opinion, we draw attention to Note 14b(3), regarding a dispute between the company's subsidiary in U.S.A. and the Transportation Security Administration ("TSA"), with respect to the basis of calculation of payments for security services rendered in 2002, in respect of which, the TSA might be claiming refund of material amounts.

As discussed in note 2i to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill to conform with FASB Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets".

Tel Aviv, Israel                             Kesselman & Kesselman
       July 13, 2004, except for             Certified Public Accountants (Isr.)
        Note 2u and the resulting
       presentation of discontinued
       operations, for which the date
       is September 14, 2006

                             ICTS INTERNATIONAL N.V
                           CONSOLIDATED BALANCE SHEETS
                     (US $ in thousands, except share data)

                                                                                                                 December 31,
                                                                                                        ----------------------------
                                                                                                        2005                    2004
                                                                                                        ----                    ----
                           A s s e t s
CURRENT ASSETS:
     Cash and cash equivalents                                                                         $ 5,927               $ 3,224
     Restricted cash and short term investments                                                          3,724                 4,773
     Accounts receivable (net of allowance for
     doubtful accounts of $1,237 and $2,708 as of
     December 31, 2005 and 2004, respectively)                                                          13,639                11,958
     Prepaid expenses                                                                                    1,335                 1,051
     Other current assets                                                                                  337                 2,523
     Current assets from discontinued operations                                                           482                 1,139
                                                                                                       -------               -------
     T o t a l current assets                                                                           25,444                24,668
                                                                                                       -------               -------
INVESTMENTS:
     Investments in associated companies                                                                 2,989                 3,774
     Other investments                                                                                     495                 7,118
     Deferred income taxes                                                                                   0                     3
                                                                                                       -------               -------
                                                                                                         3,484                10,895
                                                                                                       -------               -------
PROPERTY AND EQUIPMENT:
     Cost                                                                                                4,232                 3,549
     L e s s - accumulated depreciation and amortization                                                 2,979                 2,534
                                                                                                       -------               -------
                                                                                                         1,253                 1,015
                                                                                                       -------               -------
GOODWILL                                                                                                   314                   314
                                                                                                       -------               -------
OTHER ASSETS, net of
     Accumulated amortization                                                                            1,663                 1,754
         Non current assets from discontinued operations                                                    55                16,316
                                                                                                       -------               -------
              T o t a l other assets                                                                     1,718                18,070
                                                                                                       -------               -------
         T o t a l assets                                                                              $32,213               $54,962
                                                                                                       =======               =======

         The accompanying notes are an integral part of the consolidated financial statements.

                             ICTS INTERNATIONAL N.V.
                           CONSOLIDATED BALANCE SHEETS
                     (US $ in thousands, except share data)

                                                                                                                December 31,
                                                                                                         ---------------------------
                                                                                                         2005                   2004
                                                                                                         ----                   ----
         Liabilities and shareholders' equity
CURRENT LIABILITIES:
     Short-term bank credit                                                                           $  3,907             $  3,870
     Current maturities of long-term liabilities                                                           150                   47
     Accounts payable - trade                                                                            2,750                1,081
     Accrued expenses and other liabilities                                                             18,628               15,397
     Current liabilities from discontinued operations                                                    2,666                6,265
                                                                                                      --------             --------
     T o t a l current liabilities                                                                      28,101               26,660
                                                                                                      --------             --------
LONG-TERM LIABILITIES:
     Accrued severance pay                                                                                 189                   65
     Deferred income taxes                                                                                   0                   20
     Long-term liabilities, net of current maturities                                                      313                4,190
     Non current liabilities from discontinued operations                                                8,758                2,521
                                                                                                      --------             --------
     T o t a l long-term liabilities                                                                     9,260                6,796
                                                                                                      --------             --------
COMMITMENTS AND CONTINGENT LIABILITIES
                                                                                                      --------             --------
     T o t a l liabilities                                                                              37,361               33,456
                                                                                                      --------             --------
SHAREHOLDERS' EQUITY (DEFICIENCY):
     Share capital - shares of common stock,
         par value 0.45 Euro, December 31, 2005
         and 2004:
         Authorized - 17,000,000 shares;
              issued - 6,672,980 shares                                                                  3,605                3,605
     Additional paid-in capital                                                                         19,670               19,670
     Retained earnings (Accumulated Deficit)                                                           (20,230)               4,650
     Accumulated other comprehensive loss                                                               (7,294)              (5,520)
                                                                                                      --------             --------
                                                                                                        (4,249)              22,405
                                                                                                      --------             --------
Treasury stock at cost - December 31, 2005 and 2004 -
     144,880 shares                                                                                       (899)                (899)
                                                                                                      --------             --------
     T o t a l shareholders' equity (deficiency)                                                        (5,148)              21,506
                                                                                                      --------             --------
     Total liabilities and shareholders'
     equity (deficiency)                                                                              $ 32,213             $ 54,962
                                                                                                      ========             ========

         The accompanying notes are an integral part of the consolidated financial statements.

                             ICTS INTERNATIONAL N.V.
       CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS
                   (US $ in thousands, except per share data)

                                                                                               Year ended December 31,
                                                                                      --------------------------------------------
                                                                                      2005                2004                2003
                                                                                      ----                ----                ----
REVENUES                                                                           $ 57,713            $ 57,993            $ 67,933
COST OF REVENUES                                                                     53,721              52,825              52,557
                                                                                   --------            --------            --------
GROSS PROFIT                                                                          3,992               5,168              15,376
SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                                                        11,690              12,201               8,547
IMPAIRMENT OF ASSETS                                                                                                            797
                                                                                   --------            --------            --------
OPERATING INCOME (LOSS)                                                              (7,698)             (7,033)              6,032
FINANCIAL INCOME (EXPENSES) -- net                                                     (908)               (452)              4,118
OTHER INCOME (EXPENSES), net                                                            147              (2,907)               (353)
                                                                                   --------            --------            --------
INCOME (LOSS) BEFORE TAXES                                                           (8,459)            (10,392)              9,797
INCOME TAXES BENEFIT (EXPENSE)                                                       (2,387)              1,529              (3,910)
SHARE IN LOSSES OF ASSOCIATED COMPANIES - net                                          (486)             (1,625)             (6,661)
                                                                                   --------            --------            --------
LOSS FROM CONTINUING OPERATIONS                                                     (11,332)            (10,488)               (744)
DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax
benefit of $2,525, $1,655 and $795 in
2005, 2004 and 2003, respectively. Includes
loss of 4,774$ on sale of assets to
related party in 2005 and after share in
loss of associated company of $36 and $81
in 2005 and 2004, respectively                                                      (13,548)            (15,474)            (18,130)
                                                                                   --------            --------            --------
LOSS FOR THE YEAR                                                                   (24,880)            (25,962)            (18,904)
                                                                                   --------            --------            --------
OTHER COMPREHENSIVE INCOME :
     Translation adjustments                                                         (1,560)              1,043               3,456
     Unrealized gains (losses) on marketable
         securities                                                                    (214)               (616)                794
     Reclassification adjustment for losses for
         available for sale securities included in
         net income                                                                                                             237
                                                                                   --------            --------            --------
                                                                                     (1,774)                427               4,487
                                                                                   --------            --------            --------
TOTAL COMPREHENSIVE LOSS FOR THE YEAR                                              $(26,654)           $(25,535)           $(14,417)
                                                                                   ========            ========            ========
LOSSES PER SHARE : Loss from continuing operations:
     Loss per common share-basic                                                   $  (1.74)           $  (1.61)           $  (0.12)
                                                                                   ========            ========            ========
     Loss per common share-diluted                                                 $  (1.74)           $  (1.61)           $  (0.12)
                                                                                   ========            ========            ========
     Loss from discontinued operations:
     Loss per common share-basic                                                   $  (2.07)           $  (2.37)           $  (2.78)
                                                                                   ========            ========            ========
     Loss per common share-diluted                                                 $  (2.07)           $  (2.37)           $  (2.78)
                                                                                   ========            ========            ========
     Net Loss:
     Loss per common share-basic                                                   $  (3.81)           $  (3.98)           $  (2.90)
                                                                                   ========            ========            ========
     Loss per common share- diluted                                                $  (3.81)           $  (3.98)           $  (2.90)
                                                                                   ========            ========            ========

         The accompanying notes are an integral part of the consolidated financial statements.

                             ICTS INTERNATIONAL N.V.
     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
                     (US $ in thousands, except share data)

                                                         Shares of common
                                                               Stock                   Accumulated  Accumulated
                                                       -------------------  Additional (deficiet)      other
                                                       Number of             Paid-in    Retained   Comprehensive Treasury
                                                        shares     Amount    capital    earnings   income (loss)  stock      Total
                                                        ------     ------    -------    --------   -------------  -----      -----
BALANCE AT JANUARY 1,
      2003                                            6,513,100   $ 3,605   $ 19,670   $  49,516    $*(10,434)   $ (979)   $ 61,378
CHANGES DURING 2003:
     Comprehensive loss:
     Loss                                                                                (18,904)                           (18,904)
     Other comprehensive income (loss):
     Translation adjustments                                                                            3,456                 3,456
     Unrealized gains on marketable
     Securities                                                                                         1,031                 1,031
                                                                                                                           --------
     Total comprehensive loss                                                                                               (14,417)
                                                     ----------   -------   --------   ---------     --------    ------    --------
BALANCE AT DECEMBER 31,
      2003                                            6,513,100     3,605     19,670      30,612      *(5,947)     (979)     46,961
                                                     ==========   =======   ========   =========     ========    ======    ========
CHANGES DURING 2004:

Stock options exercised from treasury stock              15,000                                                      80          80
Comprehensive loss:
     Loss                                                                                (25,962)                           (25,962)
     Other comprehensive income:
     Translation adjustments                                                                            1,043                 1,043
     Unrealized losses on marketable
     Securities                                                                                          (616)                 (616)
                                                                                                                           --------
     Total comprehensive loss                                                                                               (25,455)
                                                     ----------   -------   --------   ---------     --------    ------    --------
BALANCE AT DECEMBER 31, 2004                          6,528,100     3,605     19,670       4,650      *(5,520)     (899)     21,506
                                                     ----------   -------   --------   ---------     --------    ------    --------
CHANGES DURING 2005:

Stock options exercised from treasury stock
Comprehensive loss:
     Loss                                                                                (24,880)                           (24,880)
     Other comprehensive income (loss):
     Translation adjustments
     Unrealized losses on marketable                                                                   (1,560)               (1,560)
     Securities                                                                                          (214)                 (214)
                                                                                                                           --------
     Total comprehensive loss                                                                                               (26,654)
                                                     ----------   -------   --------   ---------     --------    ------    --------
BALANCE AT DECEMBER 31, 2005                         $6,528,100   $ 3,605   $ 19,670   $ (20,230)    $*(7,294)   $ (899)   $ (5,148)
                                                     ==========   =======   ========   =========     ========    ======    ========

                                                                 December 31,
                                            ------------------------------------------------------
                                                 2005                  2004                  2003
                                                 ----                  ----                  ----
Cumulative translation adjustments          $ (7,194)              $(5,634)              $(6,677)
Cumulative unrealized gains on marketable
     securities                                 (100)                   114                   730
                                            ---------              --------              --------
                                            $ (7,294)              $(5,520)              $(5,947)
                                            =========              ========              ========

         The accompanying notes are an integral part of the consolidated financial statements.

                             ICTS INTERNATIONAL N.V
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (US $ in thousands)

                                                                                                     Year ended December 31,
                                                                                                ----------------------------------
                                                                                                2005           2004           2003
                                                                                                ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Loss for the period                                                                      (24,880)      $(25,962)       (18,904)
     Loss on discontinued operations                                                          (13,548)       (15,474)       (18,130)
                                                                                             --------       --------       --------
     Loss on continuing operations                                                            (11,332)       (10,488)          (774)
     Adjustments to reconcile net income to net cash  used in operating activities:
         Depreciation and amortization                                                            743            762            725
         Impairment of  assets                                                                    797
         Deferred income taxes                                                                   (177)           515          5,047
         Increase (decrease) in accrued severance pay                                             128            (26)             6
         Capital loss on fixed assets                                                                            341              6
         Realized gain on marketable securities                                                                  (16)          (737)
         Increase in value of long term deposit                                                  (541)          (217)
         Write off of investments and impairment of investment                                  1,148          2,893            400
         Share in losses of associated companies                                                  486          1,618          6,661
         Interest from other long-term investments (derivative)                                                                 (31)
         Interest on a loan to associated company                                                                              (100)
         Changes in operating assets and liabilities:
              Accounts receivable - trade, net                                                 (1,788)         1,807          1,662
              Other current assets and prepaid expenses                                         1,239          2,044         (1,938)
              Accounts payable                                                                  1,704            233           (181)
              Accrued expenses and other liabilities                                            3,481         (2,217)       (29,294)
     Net cash provided by discontinued operations                                                (254)         1,526         16,594
                                                                                             --------       --------       --------
     Net cash used in operating activities                                                     (5,163)        (1,225)       (19,287)
                                                                                             --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment and construction of entertainment projects                            (329)          (250)          (606)
     Associated companies - acquisition of shares and granting of loans                          (984)
                                                                                                                             (2,109)
     Other investments                                                                           (175)        (5,202)
     Proceeds from affiliates                                                                     195
     Proceeds from sale of equipment                                                              989             92
     Proceeds from sale of other investments                                                    2,185          5,687          1,000
     Repayment of long term loans granted to related parties                                                                  3,700
     Decrease (increase) of time deposits and restricted cash                                   1,273         (1,686)         4,735
     Proceeds from sale of marketable securities available for sale                             3,726
     Decrease (increase) in other assets                                                         (133)           463           (579)
     Net cash  provided by (used in) discontinued operations                                    5,257         (4,501)        (8,000)
                                                                                             --------       --------       --------
     Net cash provided by (used in) investing activities                                        8,272           (282)        (3,243)
                                                                                             --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Cost of acquisition of treasury stock
     Sale of treasury stock                                                                                       80
     Long-term loan received                                                                      124            245
     Funding advances                                                                           4,113
     Repayments of long-term liabilities                                                         (156)          (103)        (2,471)
     Net increase (decrease) in short-term bank credit                                             54         (1,766)        (4,270)
     Net cash from discontinued operations to financing activities                                            (1,536)           205
                                                                                             --------       --------       --------
     Net cash provided by (used in) financing activities                                           22         (3,080)        (2,423)
                                                                                             --------       --------       --------
EFFECT OF CHANGES IN FOREIGN CURRENCY
     EXCHANGE RATES ON CASH AND CASH EQUIVALENTS                                                 (428)           407            (21)
                                                                                             --------       --------       --------
INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                                                                2,703         (4,180)       (24,974)
BALANCE OF CASH AND CASH EQUIVALENTS
     AT BEGINNING OF YEAR                                                                       3,224          7,404         32,378
                                                                                             --------       --------       --------
BALANCE OF CASH AND CASH EQUIVALENTS AT
     END OF YEAR                                                                             $  5,927       $  3,224       $  7,404
                                                                                             ========       ========       ========

         The accompanying notes are an integral part of the consolidated financial statements.

                             ICTS INTERNATIONAL N.V
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (US $ in thousands)

                                                                                           Year ended December 31,
                                                                                       ----------------------------------
                                                                                       2005           2004           2003
                                                                                       ----           ----           ----
SUPPLEMENTAL DISCLOSURES OF CASH
     FLOW ACTIVITIES:
     Cash from continued operations paid
     during the year for:
     Interest                                                                        $   450        $   381       $   224
                                                                                     =======        =======       =======
     Taxes on income                                                                 $   188        $   228       $ 5,679
                                                                                     =======        =======       =======
     Cash from discontinued operations paid during the year for:
     Interest                                                                        $   168        $   327       $   354
                                                                                     =======        =======       =======
     Taxes on income                                                                 $     2        $    20
                                                                                     =======        =======       =======
SUPPLEMENTAL DISCLOSURES OF NON-CASH
     INVESTING AND FINANCING ACTIVITIES:
     Investment in Subsidiary - continuing operations                                $   -,-        $   -,-       $
                                                                                                                  =======
     Settlement of debt upon sale of long term
     deposit - continuing operations                                                 $ 4,196        $   -,-       $    -,-
                                                                                     =======
     Purchase of equipment - continuing operations                                   $   455        $   -,-       $    -,-
                                                                                     =======
     Purchase (sale) of equipment - discontinued
     operations                                                                      ($2,116)       $ 1,406
                                                                                     =======        =======       =======

         The accompanying notes are an integral part of the consolidated financial statements.

                             ICTS INTERNATIONAL N.V
                          NOTES TO FINANCIAL STATEMENTS
                               (US $ in thousands)

NOTE 1 -- GENERAL

      a.    Operations

            ICTS International N.V., including its subsidiaries (collectively referred to herein as "ICTS" or "the Company"), is a provider of aviation security and other aviation related services through service contracts with airline companies and airport authorities.

            As mentioned in c. below, in 2002 one of the Company's subsidiaries, Huntleigh USA Corporation ("Huntleigh") derived a substantial portion of its revenues from providing aviation security services to the United States Transportation Security Administration ("TSA"). Commencing November 2002 the Company ceased providing such services to the TSA but continues to provide such services to aviation companies and others. As to Segment Information see note 19.

            Other activities of the Company were leasing of equipment and development of entertainment projects. In December 2005, the Company decided to discontinue those activities. At that time all the equipment the Company leased was sold to the lessee. See note 2(u) and 7(d).

      b.    The Company's financial position

            During the years ended December 31, 2005, 2004 and 2003, the Company has incurred $25 million, $26 million and $19 million of net losses, respectively, which were accompanied by net cash used in operating activities of $5.2 million ,$1.2 million and $19.3 million, respectively. As of December 31, 2005 the Company had a working capital deficiency of $2.7 million. In addition, the Company is subject to potential contingencies in connection with the U.S department Justice matter (see note 17(g)) and the September 11, 2001 terrorist attacks (see note 14). These factors raise substantial doubt about the Company's ability to continue as a going concern

            Subsequent to the end of the year 2004, the Company's management commenced liquidating its position in several long term assets as described in Notes 7(d), 6(a) and 23. In addition, during 2005, management has ceased its operations in non core business as described in note 2(u) and is re-entering to the Security European market, see note 14(c). Management anticipates that those liquidations will provide the Company with the resources necessary to meet its obligations and that entering into additional service contracts will contribute toward achieving profitability.

                             ICTS INTERNATIONAL N.V
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 1 - GENERAL (continued)

            The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

      c. Effect of the events of September 11, 2001 and Aviation and Transportation Security Act

            On November 19, 2001, as a result of the events of September 11, 2001, the Aviation and Transportation Security Act was signed into law. The Aviation and Transportation Security Act made airport security including security screening operations for passenger air transportation and intrastate air transportation a direct responsibility of the Federal government as administered by the TSA. As a result, in accordance with a contract signed with the TSA ("TSA Contract"), the Company has provided screening services in its airport locations during the transition period through November 2002, when all such activities were transferred to the TSA. Through December 31, 2002, the Company has recorded revenues of approximately $205 million from the TSA. As a result of the foregoing the Company closed certain locations and dismissed part of its employees. As to the dispute with the TSA, see note 14b (3).

            During 2003, the Department of Labor in the US ("DOL") finalized its audit of the Company's subsidiary concerning the pay rates used to compensate employees for services rendered pursuant to the TSA Contract. The DOL concluded that in certain instances, employees had not been paid the correct base rate, fringe benefits, vacation and holiday pay by the subsidiary. As of December 31, 2005 and 2004 a liability relating to the audit of approximately $7.3 million was recorded in the consolidated financial statements. In March 2006 the DOL filed a complaint alleging that the Company subsidiary underpaid $7.1 million during the TSA takeover period from February 15th through December of 2002.

            The TSA Contract indicates that the Company will receive notification in writing at least 30 calendar days in advance of a location transition. Under the provisions of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Company is required to give 60 days written notification to its employees of an involuntary termination. At December 31, 2002 and throughout most of fiscal 2003, management estimated the Company's liability under the WARN Act to approximate $18.9 million, which had been recorded by the Company in cost of revenues in 2002.

            However, during the fourth quarter of fiscal 2003, the Company obtained a legal letter from an outside counsel indicating that the Company may have meritorious defenses against the payment of a substantial portion of the recorded accrual. Based on the points

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 1 - GENERAL (continued)

            noted in the legal letter and given the fact that no claims have been filed to date by former employees seeking compensation under the WARN Act provisions, the Company reviewed its original estimate and reduced the estimated liability to approximately $0.3 million and $0.5 million at December 31, 2005 and 2004, respectively, by recording a credit to cost of revenues of approximately $0.2 million and $0.5 million in 2005 and 2004, respectively.

            As to the other outstanding issues, see note 14.

      d.    Sale of ICTS Europe Holding B.V. ("ICTS Europe")

            On October 5, 2000, the Company entered into a share purchase agreement (the "Share Purchase Agreement") with Fraport AG ("Fraport"), whereby Fraport was to acquire, in two stages of 45% and 55% in 2001 and 2002, respectively, the shares of ICTS Europe.

            As a result of the sale, the Company has fully divested itself of its European operations except for the operations of the Company's subsidiary in the Netherlands and countries that were formerly part of the Soviet Union republics, including Russia, and Kazakhstan, and took upon certain restrictions on its operations, see note 14c. During 2005, the restrictive covenant expired and the Company re-entered the aviation security business in Europe with contracts with US carriers throughout Europe.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the USA ("U.S. GAAP").

      The significant accounting policies are as follows:

      a.    Functional currency

            The major part of the Group's revenues and operations are carried out by the Company subsidiaries in the United States. The functional currency of these entities is the U.S. dollar ("dollar" or "$").

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

            The functional currency of the remaining subsidiaries and associated companies, mainly European companies, is their local currency, mainly Euro ("euro" or "(euro)"). The financial statements of those companies are included in the consolidation, based on translation into dollars in accordance with Statement of Financial Accounting Standards ("FAS") 52 of the Financial Accounting Standards Board of the United States ("FASB"). Assets and liabilities are translated at year end exchange rates, while operating results are translated at average exchange rates during the year. Differences resulting from translation are presented in shareholders' equity, under accumulated other comprehensive income (loss).

      b.    Use of estimates in the preparation of financial statements

            The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported years. As applicable to these financial statements, the most significant estimates and assumptions relate to allowances, income taxes, contingencies, liabilities and valuation impairment of goodwill and other assets. Actual results could differ from those estimates.

      c.    Principles of consolidation

            The consolidated financial statements include the accounts of ICTS and its over 50% controlled subsidiaries. Significant intercompany balances and transactions have been eliminated. Profits from intercompany transactions, not yet realized outside the Company, have also been eliminated.

      d.    Cash equivalents

            The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

      e.    Concentration of cash risk

            Most of the group's cash and cash equivalents and short term investments as of December 31, 2005 were deposited with major U.S. and European banks. The Company is of the opinion that the credit risk in respect of these balances is remote.

      f.    Marketable securities and other investments:

            1) Marketable securities:

            The Company classifies its existing marketable securities in accordance with the provisions of FAS 115, "Accounting for Certain Investments in Debt and Equity Securities", as available-for-sale. Securities classified as available-for-sale are reported at fair value (which is determined based upon the quoted market prices) with unrealized gains and losses, net of related tax, recorded as a separate component of accumulated other comprehensive income (loss) in shareholders' equity until realized. Gains and losses on securities sold are included in financial income - net. For all investment securities, unrealized losses that are other than temporary are recognized in the income statement. The Company does not hold these securities for speculative or trading purposes. See also note 6.

            2) Other investments

            Investments in less than 20% - owned, privately-held companies in which the Company does not have the ability to exercise significant influence are stated at cost. The Company's management evaluates its investments from time to time and, if necessary, recognizes losses for other than temporary declines in the value of these investments.

      g.    Investments in associated companies

            Investments in companies in which the Company holds a 20% interest or more or in which it has the ability to exercise significant influence, provided it does not have control, are accounted for by the equity method. See also note 5.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

      h.    Property and equipment

            Property and equipment are carried at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the assets. The estimated useful life used in determining depreciation and amortization is as follows:

                                                               Years
                                                               -----
            Equipment and facilities                           3-16
                                                            (mainly 15)
            Vehicles                                            3-7
            Office furniture and equipment                     3-14

Leased equipment and leasehold improvements are amortized by the straight-line method over the period of the lease or the estimated useful life of the improvements, whichever is shorter (3-5 years, mainly 5 years).

      i.    Goodwill

            Goodwill reflects the excess of the purchase price of subsidiaries acquired over the fair value of net assets acquired and liabilities assumed. Pursuant to FAS 142, "Goodwill and Other Intangible Assets", goodwill is not amortized but rather tested for impairment at least annually, at December 31 of each year.

            As of December 31, 2005, the Company has determined that there is no impairment with respect of goodwill. For the years ended December 31, 2004 and 2003, goodwill of $5,266 and $797 relating to entertainment and relating to the other operating segment were written off, respectively (see note 4b and note 8)

      j.    Other assets and Intangible assets

The intangible asset pertaining to customer relationships is being amortized over 10 years. Technology was amortized over 3, see note 9.

      k.    Impairment in value of long-lived assets

            The Company tests long-lived assets, including definite life intangible assets for impairment, in the event an indication of impairment exists. If the sum of expected future cash flows (undiscounted and without interest charges) of these assets is less than their carrying amount of such assets, an impairment loss would be recognized, and the assets would be written down to their

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

            estimated fair values. The impairment expenses of long-lived assets from continuing operations totaled $797 in 2003. The impairment expenses from discontinued operations in 2004 and 2003 amounted to $10,156 and $12,758, respectively.

      l.    Treasury stock

            The treasury stock was acquired by the Company for issuance upon the exercise of options issued under employee option plans. The treasury stock is presented as a reduction of shareholders' equity, at its cost. Gains on the sale of these shares, net of related income taxes, are recorded under "additional paid in capital".

      m.    Revenue recognition

            Revenue from services is recognized when services are rendered to the Company's customers, based on terms contained in a contractual arrangement, provided the fee is fixed and determinable, the services have been rendered, and collection of the related receivable is reasonably assured. Revenue from leased equipment was recognized ratably over the lease term.

      n.    Earnings (losses) per share ("EPS"):

            1) Basic EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each year, net of treasury stock. 2) Diluted EPS is computed by dividing net income (loss) by the weighted average number of shares outstanding during the year, net of treasury stock, taking into account the potential dilution that could occur upon the exercise of options granted under stock options plan, using the treasury stock method. Options for 615,833, 400,500, and 224,000 shares of common stock in 2005, 2004 and 2003, respectively, were not included in computed fully diluted EPS because their effects were anti dilutive. The total outstanding options for the years 2005, 2004 and 2003 were 1,082, 1,113 and 253 thousands, respectively (see note 22).

      o.    Deferred income taxes

            Deferred income taxes are created for temporary differences between the assets and liabilities as measured in the financial statements and for tax purposes. Deferred taxes are computed using the enacted tax rates expected to be in effect when these differences reverse. Measurement of deferred tax liabilities and assets is based on provisions of the tax laws, and deferred tax assets are reduced, if necessary, by the amount of tax benefits the realization of which is not considered likely, based on available evidence.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

            Deferred tax liabilities and assets are classified as current or non-current, based on the classification of the related asset or liability for financial reporting purposes, or according to the expected reversal date of the specific temporary differences, if not related to an asset or liability for financial reporting purposes.

            Deferred taxes in respect of disposal of investments in subsidiaries and associated companies have not been taken into account in computing the deferred taxes, since, under the laws of The Netherlands, such disposal of investments is tax exempt.

      p.    Accounts receivable

            Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

            The allowance for doubtful accounts is composed of specific debts doubtful of collection amounting to $1,237 and $2,708 as of December 31, 2005 and 2004, respectively. The net bad debts expenses (collection) were $626, $798 and $(264) in 2005, 2004, and 2003 respectively.

            The accounts receivable-trade includes $3 million as of December 31, 2005 and 2004 which is due from the TSA. As to the dispute with the TSA - see note 14 b (3).

      q.    Concentrations of credit risks - allowance for doubtful accounts

            The Company and its subsidiaries operate mostly in the aviation industry through service contracts. The Company renders services to a large number of airline companies to which it provides credit, with no collateral. Due to the slow-down in the aviation industry, some airline companies may have difficulties in meeting their financial obligations. This could have a material adverse effect on the Company's business. The Company and its subsidiaries regularly review the credit worthiness of their customers and determine the credit line, if any.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

      r.    Advertising costs

            These costs are expensed as incurred. Advertising costs in 2003 were $522. No advertising costs were incurred in 2005 and 2004.

      s.    Stock based compensation

            1) Employee stock based compensation

            The Company accounts for employee stock based compensation in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Under APB 25 compensation cost for employee stock option plans is measured using the intrinsic value based method of accounting, and is amortized by the straight-line method against income, over the expected service period.

            FAS 123, "Accounting for Stock-Based Compensation", establishes a fair value based method of accounting for employee stock options or similar equity instruments, and encourages adoption of such method for stock compensation plans. However, it also allows companies to continue accounting for those plans according to the accounting treatment prescribed by APB 25.

            The Company has elected to continue accounting for employee stock option plans under APB 25, and has accordingly complied with the disclosure requirements set forth in FAS 123 and amended by FAS 148 for companies electing to apply APB 25.

            The fair value of each option granted is estimated on the date of grant using the Black & Scholes option-pricing model with the following weighted average assumptions:

                                                        For options granted in
                                                       -----------------------
                                                         2004             2002
                                                       ------           ------
            Expected life of options (years)                5                3
            Expected volatility                        101.3%             100%
            Risk free interest rate                      3.5%             3.5%
            Expected dividend yield                        0%               0%

            The weighted average fair value price per option granted during the year, using the Black & Scholes option-pricing model was $1.03 and $2.03 for 2004 and 2002, respectively. During 2005 and 2003 no options were granted.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

              NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table illustrates the effect on loss and earnings per share assuming the Company had applied the fair value recognition provisions of FAS 123 to stock-based employee compensation.

                                                        Year ended December 31,
                                                ------------------------------------
                                                   2005          2004         2003
                                                            in thousands
                                                      (except per share data)
                                                ------------------------------------
Net loss                                        $ (24,880)   $ (25,962)   $  (18,904)
Deduct: stock based employee compensation
     expenses determined under fair value
     method for all awards                           (241)        (334)          (27)
                                                ---------    ---------    ----------
Pro-forma net loss                              $ (25,121)   $ (26,296)   $  (18,931)
                                                =========    =========    ==========
Losses per share:
     Basic - as reported                        $   (3.81)   $   (3.98)   $    (2.90)
                                                =========    =========    ==========
     Basic - pro-forma                          $   (3.85)   $   (4.03)   $    (2.91)
                                                =========    =========    ==========
     Diluted - as reported                      $   (3.81)   $   (3.98)   $    (2.90)
                                                =========    =========    ==========
     Diluted - pro-forma                        $   (3.85)   $   (4.03)   $    (2.91)
                                                =========    =========    ==========

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

            see also note 21.

      2)    Non-employee stock based compensation

            The Company accounts for options granted to non-employees in exchange for services received, using the fair value based method of accounting as prescribed by FAS 123, based on the fair value of the options granted.

      t.    Comprehensive Income (Loss)

            In addition to net income, other comprehensive income (loss) includes unrealized gains and losses on available-for-sale securities and currency translation adjustments of non-dollar currency financial statements of investee companies.

      u.    Costs Associated with Exit or Disposal Activities

      In August 2001, the FASB issued FAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FAS 144 provides guidance on the financial accounting and reporting for the impairment or disposal of long-lived assets.

      During 2005 the Company decided to cease its entertainment and leasing activities.

1) On December 28, 2005 the Company sold its lease equipment to the lessee (a related party), see note 7(d). The loss associated with the selling of the equipment totaled to $4,774. The cost of the equipment was $23.5 million and impairment losses were recorded in 2004 and 2003 of $2,247 and $6,042 respectively.

2) After reviewing the financial results of the entertainment segment, the Company decided in December 2005 to cease its operations. As a result of this decision the Company recorded an expense of $9,701 associated with rent expenses that the Company is obligated to pay until the year 2019.

3) The components of assets and liabilities from the discontinued operation (leasing and entertainment segments) are presented below:

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

(4) Balance Sheet and Profit and loss for discontinued operations for the years 2005, 2004 and 2003 is presented below:

                                                                        December 31,
                                             -------------------------------------------------------------------
                                                           2005                               2004
                                             -------------------------------------------------------------------
                                             Leasing   Entertainment   Total     Leasing   Entertainment   Total
                                             -------   -------------   -----     -------   -------------   -----

Cash and cash equivalents                    $     71    $     59    $    130    $      4    $    198    $    202
Accounts receivable                                                                                14          14
Prepaid expenses                                              151         151                      80          80
Other current assets                                          201         201                     843         843
                                             --------    --------    --------    --------    --------    --------
Total current assets from discontinued
operations                                         71         411         482           4       1,135       1,139
                                             --------    --------    --------    --------    --------    --------
Investment in associated companies                             55          55                     201         201
Property and equipment                                                             16,087          28      16,115
                                             --------    --------    --------    --------    --------    --------
Total non current assets from discontinued
operations                                                     55          55      16,087         229      16,316
                                             --------    --------    --------    --------    --------    --------
Short term bank credit                                       (200)       (200)       (546)       (546)
Current maturities                                           (942)       (942)     (2,532)       (200)     (2,732)
Accounts payable - trade                                   (1,551)     (1,551)     (1,498)     (1,498)
Accrued expenses and other liabilities         (1,287)      1,315          28        (205)     (1,284)     (1,489)
                                             --------    --------    --------    --------    --------    --------
Current liabilities from discontinued
operations                                     (1,287)     (1,378)     (2,665)     (2,737)     (3,528)     (6,265)
                                             --------    --------    --------    --------    --------    --------
Long term liabilities                                      (8,759)     (8,759)     (2,321)       (200)     (2,521)
                                                         --------    --------    --------    --------    --------

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

                                                                   Year ended December 31,
                               ----------------------------------------------------------------------------------------------
                                           2005                             2004                            2003
                               ----------------------------    -----------------------------    -----------------------------
                               Leasing Entertainment  Total    Leasing  Entertainment  Total    Leasing  Entertainment  Total
                               ---------------------  -----    -------  -------------  -----    -------  -------------  -----
Revenues                        2,814      1,171      3,985      3,294      1,491      4,785      2,995        643      3,638
Cost of revenues                2,497      1,905      4,402      2,410      2,669      5,079      2,427      2,578      5,005
                              -------    -------    -------    -------    -------    -------    -------    -------    -------
Gross profit (loss)               317       (734)      (417)       884     (1,178)      (294)       568     (1,935)    (1,367)
Selling, general and
  administrative expenses          19     10,486     10,505          1      1,010      1,011          3        666        669
Impairment of assets                         110        110      2,046     13,376     15,422      6,042      7,513     13,555
                              -------    -------    -------    -------    -------    -------    -------    -------    -------
Operating income (loss)           298    (11,330)   (11,032)    (1,163)   (15,564)   (16,727)    (5,477)   (10,114)   (15,591)
Financial income (expenses)      (212)       (19)      (231)      (335)        14       (321)    (3,334)               (3,334)
Capital gain (loss)            (4,774)               (4,774)
                              -------    -------    -------    -------    -------    -------    -------    -------    -------
Loss before taxes              (4,688)   (11,349)   (16,038)    (1,498)   (15,550)   (17,048)    (8,811)   (10,114)   (18,925)
Income taxes benefit
  (expenses)                               2,525      2,525        911        744      1,655        795                   795
Equity in results of
  affiliates                                 (36)       (36)                  (81)       (81)
                              -------    -------    -------    -------    -------    -------    -------    -------    -------
Loss from discontinued
operations                     (4,688)    (8,860)   (13,548)      (587)   (14,887)   (15,474)    (8,016)   (10,114)   (18,130)
                              =======    =======    =======    =======    =======    =======    =======    =======    =======

                             ICTS INTERNATIONAL N.V.
                          NOTES TO FINANCIAL STATEMENTS
                         (continued) (US $ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

      v.    Recently issued accounting pronouncements

            FAS 123R

            1) In December 2004, the FASB issued SFAS No. 123 (revised 2004) "Share-Based Payment" (FAS 123R), which requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in an entity's statement of income. The accounting provisions of FAS 123R are effective for annual reporting periods beginning after June 15, 2005. The Company is required to adopt the provisions of FAS 123R in the quarter ending March 31, 2006. The proforma disclosures previously permitted under FAS 123 no longer will be an alternative to financial statement recognition. Although the Company has not yet determined whether the adoption of FAS 123R will result in amounts that are similar to the current pro forma disclosures under FAS 123, the Company is evaluating the requirements under FAS123.

            FAS 154

      2) In June 2005, the FASB issued FAS 154, "Accounting Changes and Error Corrections - a replacement of APB No. 20 "Accounting Changes" and FAS No. 3 "Reporting Changes in Interim Financial Statements". This statement provides guidance on the accounting and reporting of accounting changes and error corrections, and guidance in determination of retrospective application of changes in accounting principals. As applicable to ICTS, the provisions of FAS 154 are effective as for the year beginning January 1, 2006.

            The Company does not believe that any other recently issued but not yet effective accounting standards if currently applied would have a material effect on the accompanying financial statements.

      w.    Reclassification:

            Certain amounts from 2004 and 2003 have been reclassified to conform with 2005 presentation, separating the continuing operations from the discontinued operations according to FAS 144 - see note 2(u). The reclassification had no effect on previously reported net loss or shareholders' equity.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 3 - RESTRICTED CASH AND SHORT TERM INVESTMENTS

                                                 December 31,
                                            ---------------------
                                              2005           2004
                                            ------         ------
      Restricted cash (a)                   $3,500         $3,500
      Time deposit (b)                                      1,185
      Other investment (c)                     224
      Other                                                    88
                                            ------         ------
                                            $3,724         $4,773
                                            ======         ======

      (a) In connection with the revolving line of credit agreement of a subsidiary (see note 10(c)), the subsidiary established a time deposit account with the lender as cash collateral security. The amount bears an annual interest at 3.88%.

      (b) As of December 31, 2004, dollar denominated deposit beared interest at 2.19%. The deposit was cashed in June 2005.

      (c) During December 2001 and 2002 the Company wrote off several investments when their operations ceased or were in financial difficulties, including an investment in YCD Multimedia LTD ("YCD). The Company owned 211,228 shares of YCD. In January 2006, the Company agreed to sell it's shares of YCD on a price of 1.06 per share. As of December 31, 2005 , the amount of $224 was recorded based on the subsequent period sale price, as other investment and other comprehensive income in the accompanying statements of operations. See also note 23(e).

NOTE 4 - TRANSACTIONS REGARDING CERTAIN SUBSIDIARIES

      a. In September 2002, ICTS increased its percentage interest in Procheck International B.V. ("PI") to 100% for a cash consideration of $2,845. PI provides security services in The Netherlands at Schiphol Airport Amsterdam. The purchase price exceeded the acquired share of the fair market value of the identified net assets of PI by approximately $1,879 which was allocated to the contract with Schiphol Airport. This intangible asset is amortized by the straight -line method, over its estimated useful life, which is estimated as 10 years.

      b. In July 1, 2002, ICTS increased its percentage interest in Demco Consultants Ltd. ("Demco") from 37% to 67% for cash consideration of $410. As part of the above transaction, ICTS has been granted a 13 months option commencing July 1, 2004 to purchase the remaining 33% equity from the minority shareholders in Demco for $589, and the Company has granted to the minority shareholders an option to sell the

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 4 - TRANSACTIONS REGARDING CERTAIN SUBSIDIARIES (continued)

      same equity to the Company for $533. As a result, the Company had fully consolidated Demco as of July, 2002, and recorded a liability to the minority in the amount of $589. The purchase price exceeded the fair market value of the tangible net assets of Demco by approximately $440, which was allocated to goodwill. The goodwill was attributed to "other operations segment".

      Demco provides services for planning, organization and establishment of large scale national systems infrastructures designed to assist local governments with the operations, control and the proper decision making during national or local emergencies.

      During 2003 the minority shareholder exercised its put option. The balance of the liability (in excess of the final cost of the option that was exercised) was written off against the goodwill that was recorded in 2002, at the time the exercise was recorded. At the end of the third quarter of 2003, it was determined that Demco will not be able to realize its business plans, the Company tested Demco's goodwill for impairment and wrote off the balance of this goodwill of $797.

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES

      Composed and presented as follows:

                                                                              December 31,
                                                                       ------------------------
                                                                         2005              2004
                                                                       ------            ------
Investment in 31.83% ( 2004 - 32.15%)
     interest of InkSure
Technologies Inc. (1)                                                  $1,805            $2,943
Investment in 50% interest in ICTS-NAS (2)                              1,184               796

Investment in 50% interest in Aerosafe LLC                                                   35
Investment in 42.5% interest in Rainbow Square
Entertainment LLC(3)                                                      $55               201
                                                                       ------            ------
                                                                       $3,044            $3,975
                                                                       ------            ------
The  investments are presented in the balance sheets as follows:
Among investments                                                       2,989             3,774
Among non current assets from discontinued operations                      55               201
                                                                       ------            ------
                                                                       $3,044            $3,975
                                                                       ======            ======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES (continued)

      a.

            (1) During the period from April to September 2002, ICTS purchased 4,106,895 shares, which represent 34.3% of InkSure Technologies Inc. ("Inksure") for a consideration of $5,986. The purchase price exceeded the fair market value of the net assets of Inksure by approximately $3,881, of which $660 was allocated to in process R&D and was expensed immediately, and the remaining $3,221 was attributed to technology purchased and was amortized using the straight-line method over 7 years.

            As a result of a reverse merger with a non-operating public shell corporation, performed by Inksure in October 2002, the Company became the shareholder of the merged quoted company (which changed its name to Inksure Technologies Inc).

            In July 2003, ICTS purchased another 174,542 shares for a consideration of $192. The amount exceeded the fair value of the tangible net assets by $143 which was attributed to technology purchased and is to be amortized using the straight-line method over
            5.75 years (the remaining life of the technology purchased in 2002).

            In April 2004, ICTS participated, proportionate to its share, in a private placement in the amount of $370. The amount was at the fair value of the tangible net assets.

            Following a private placement in July 2004, in which the Company did not participate, the Company share in Inksure was reduced to 32.15%. At September 2005 Inksure completed another private placement in which ICTS did not participate and as a result of that the company share in Inksure reduced to 31.83%. The Company's share in Inksure' losses for the year ended December 31, 2005 totaled to $693 and the technology amortization for 2005 totaled $445.

            The investment in Inksure is being displayed by the Equity Method. The balance of $1,805 as of December 31, 2005 ($2,943 as of December 31,2004),include the amortized technology of $1,669 ($2,113 as of
            2004) and the equity balance of $136 ($830 as of 2004). The market value of the investment as of December 31, 2005 was $13,994. During 2006 the company decided to sell its investment in Inksure - see note 23(b).

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES (continued)

              (2) In September 2002, ICTS and ICTS Europe established a joint venture, ICTS Netherlands Airport Services VOF ("NAS"), owned equally by the parties, which provides security services at Amsterdam Schiphol Airport in The Netherlands. NAS commenced operations in December 2002. In 2004 and 2003 the Company invested additional amounts in NAS of $564 and $1,399, respectively. The Company's share in profit (loss) on equity in the years ended December 31, 2005, 2004 and 2003 were $705 $1,195 and $(2,392)
              respectively. The joint venture declared dividend in April 2005. ICTS part was approximately $195. The Company recorded other comprehensive loss of $122 and $30 as of December 31, 2005 and 2004 respectively regarding its investment.

              The investment in NAS is being displayed by the Equity Method.

              (3) The Company holds 42.5% in Rainbow Square Entertainment LLC ("Rainbow"), a partnership that was established in July 2003. Rainbowoperates an entertainment site. In 2005 and 2004 the Company recorded a loss of $36 and $81 respectively on its share of the partnership loss.

              In December 2004, the Company determined that the further cash flows from the partnership will not recover its investment, and as a result recorded an impairment loss of $419. In December 2005, the Company recorded another impairment loss of $110.

              At December 31, 2005, the balance of this investment $55, is included in non current assets from discontinued operations.

       (4)(a) As of December 31, 2003 an investment of $(1,137) was comprised of investment in 40% of the outstanding shares of Ramasso Holdings B.V. ("Ramasso") and a loan (see below). The remaining 60% shareholdings of Ramasso are held 40% by ITA, International Tourist Attractions Ltd. ( a company under the control of one of ICTS's shareholders) and 20% by other affiliates.

              The loan, in an original amount of $2,988 at December 31, 2003 bore annual interest of 4.25%, and had no fixed repayment date. Ramasso was engaged in construction of an entertainment project in Rome owned and managed by Italian Multimedia

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES (continued)

            Attraction SPA ("IMA"), a wholly owned subsidiary of Ramasso.

            In 2003 Ramasso recognized an impairment loss on its investment in IMA's assets and recorded a loss of $2,429 which resulted in a negative equity in the amount of $4,588. After taking into account the additional loans granted by ICTS in 2003, and the guarantee described in (b) below, ICTS recorded its share in the losses of Ramasso in the amount of $2,361.

      (b) In January 2002, IMA entered into a loan facility agreement with a German bank. The Company and ITA, collectively and individually, guaranteed the loan in full to the bank. The guarantee is a continuing guarantee for the obligations of IMA. As of December 31, 2003 IMA's net obligations to the bank amounted to $1,683.

            Taking into account the deferred note the Company issued to ITA , in connection with the acquisition of ITA activities (see note 10 (b)) of $546 (which serves as a security to this guarantee) the Company recorded at December 31,2003 a liability of $1,137 in respect of this guarantee.

            Subsequent to December 31, 2003 as a result of IMA not been able to continue and finance its operations, IMA entered into bankruptcy procedures, and ICTS was required to cover its guaranty to the bank (see note 10(b)).

            The receiver in the bankruptcy has filed a proceeding against the bank which provided loans to IMA to recover a security deposit in the amount of (euro)866 ($1 million as of December 31, 2005) which the bank held as security and applied against its outstanding indebtedness as a result of IMA's defaults. The bank has implead the company on its guarantee to the bank if the bank is required to return the security deposit to the receiver in the bankruptcy.

            Although the Company believes that it accounted in full for its exposure as to this investment, it is still dependent on the outcome of the Italian court bankruptcy proceedings

      (5) In 1998, ICTS acquired 5.4% interest in Pioneer Commercial Funding Corp. ("Pioneer"). In 2002 the Company acquired in private placement

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES (continued)

            offerings additional shares (representing 8.8% shareholding). After these transactions the Company holds approximately 14.2% of the outstanding shares of Pioneer (674,300 shares).

            The excess of costs of these investments over the acquired share in Pioneer's net assets of $766 was attributed to goodwill.

            In addition, Pioneer granted to the Company a 5 year warrant (commencing February 2002) to purchase 13,000 shares at a price of $2.25 per share and a 3 year warrant (commencing January 2004) to purchase 5,883 shares at a price of $1.00 per share.

            Following the 2002 acquisition ICTS has determined that it had obtained significant influence, and as a result changed its method of accounting for this investment to the equity method. Prior years figures have been retroactively adjusted.

            Effective February 20, 2003, Pioneer's shares are no longer listed on the NASD Electronic Bulletin Board stock market and the company is no longer a reporting company under the Securities Exchange Act of 1934.

            In January 2000, ICTS acquired a $1,000 non-marketable debenture of Pioneer, bearing interest at the rate of 10% per annum. The debenture was due in November 2004, and its repayment was guaranteed by Leedan International Holdings B.V a subsidiary of Leedan Business Enterprise Ltd. (hereafter - "Leedan" - a company controlled by the Company's shareholders). As of December 31, 2003 the loan included an accrued interest of $369. Due to legal procedures and based on the opinion of its legal advisors, management estimated that Pioneer will be able to repay the debenture, however, not before the procedures are finalized, therefore the amount was classified among long term assets.

            In December 2004 ICTS determined that as a result of an adverse decision by the Pennsylvania Supreme Court reversing a favorable decision of the lower court in a case involving Pioneer, the Company has decided to write off, its entire investment in Pioneer in the amount of $1,794 and, as a result of Leedan financial position, not to exercise the guaranty granted by Leedan.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES (continued)

      b.    Below is summarized financial data of Inksure, Rainbow and NAS:

Inksure:
Balance sheet data:
                                          December 31,
                                     ------------------------
                                        2005             2004
                                     -------          -------
                                                    unaudited
Current assets                       $ 6,174          $ 2,606
                                     =======          =======
Non-current assets                   $ 1,269             $650
                                     =======          =======
Current liabilities                    $1018             $616
                                     =======          =======
Shareholders' equity                    $431          $ 2,525
                                     =======          =======

Operating results data:
                                              Year ended December 31,
                                     ------------------------------------------
                                        2005             2004              2003
                                     -------          -------           -------
                                                             unaudited
Revenues                             $ 1,626             $955              $608
                                     =======          =======           =======
Gross profit                            $842             $542              $474
                                     =======          =======           =======
Net loss                              (2,213)         $(2,061)          $(2,965)
                                     =======          =======           =======

Rainbow:
Balance sheet data:
                                          December 31,
                                     ------------------------
                                        2005             2004
                                     -------          -------
                                                    unaudited
Current assets                          $200             $155
                                     =======          =======
Non-current assets                   $ 1,276          $ 1,318
                                     =======          =======
Current liabilities                     $274             $184
                                     =======          =======
Partners' capital                    $ 1,202          $ 1,289
                                     =======          =======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANIES (continued)

      Operating results data:

Operating results data:

                                      Year ended December 31,
                                     ------------------------
                                        2005             2004
                                     -------          -------
                                                    unaudited
Net loss                                 $87             $190
                                     =======          =======

NAS:

Balance sheet data:
                                           December 31,
                                     ------------------------
                                        2005             2004
                                     -------          -------
                                                    unaudited
Current assets                        $7,358           $6,076
                                      ======           ======
Non-current assets                      $312             $263
                                      ======           ======
Current liabilities                   $5,306           $4,746
                                      ======           ======
Shareholders' equity                  $2,364           $1,593
                                      ======           ======

Operating results data:

                                            Year ended December 31,
                                     ------------------------------------------
                                        2005             2004              2003
                                     -------          -------           -------
                                                             unaudited
Revenues                             $40,443          $26,468           $13,759
                                     =======          =======           =======
Gross profit (loss)                  $ 3,609          $ 4,202           $(2,852)
                                     =======          =======           =======
Net income (loss)                    $ 1,409          $ 2,392           $(4,784)
                                     =======          =======           =======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 6 - OTHER INVESTMENTS

                                                                 December 31,
                                                             -------------------
                                                               2005       2004
                                                             -------    --------
Long term deposits (a)                                       $   217    $ 5,170
Marketable securities:
Investment in 2.8% interest in VCON Ltd.(c(1))                              683
Investment in 17.6% interest in PlanGraphics, Inc. (d)           278        343
                                                             -------    -------
                                                             $   495    $ 6,196
                                                             =======    =======
Non-marketable securities:
     Investment in a convertible debenture
         of VCON Ltd. (c (2))                                               880
                                                             -------    -------
Other                                                                        42
                                                             -------    -------
     Total                                                   $   495    $ 7,118
                                                             =======    =======
Gross unrealized gain (loss) on marketable
     securities and other investments were
     as follows:
         Gross unrealized gains                              $   222    $   371
                                                             =======    =======
         Gross unrealized losses                             $  (322)   $  (257)
                                                             =======    =======
          (a) Long term deposits:

              The amount invested in "China Dragon" bore minimum annual interest plus interest based on performance of index:

                                                            December 31,
                                                         ------------------
                                                          2005             2004
                                                          ----            ------
China Dragon                                                              $5,170
Others                                                    $217
                                                          ----            ------
                                                          $217            $5,170
                                                          ====            ======

            In July 2005, the Company signed an agreement with related party, to sell it's rights of ownership in the long term deposit "China Dragon" in an amount of $5,731 as of the sale date and to transfer the related long term loan in an amount of $4,214 as of the sale date which was received as part of the arrangement with a bank, (see note 12(a) (1)), for consideration of $1.2 million. During 2005, $1 million was received in cash and $200 showed under "Other current assets". The loss from the selling amounted to $317 and is included in financial income (expenses) in the accompanying statement of operations.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 6 - OTHER INVESTMENTS (continued)

      (b)   Investment in Bilu Investments Ltd. ("Bilu")

            Bilu is a privately held company based in Israel. ICTS acquired the shares in that company from Rogosin Development and Holding Ltd. ("Rogosin"), which was an affiliated company of Leedan. At the time Rogosin and Leedan held another 18% interest in Bilu. ICTS has granted bank guarantees of $2,515 in respect of Bilu's obligations, of which $1,400 is on behalf of Leedan and Rogosin. To secure the bank guarantees ICTS has pledged bank deposits at the same amounts. As a result of continuance deterioration in the financial results of Bilu, on December 31, 2004 management decided to write off its investment in Bilu in the amount of $227 and to fully provide for its bank guarantees in the amount of $2,515, including the guaranty share of Leedan and Rogosin as a result of their financial positions, see note 16. The recorded provision for these guarantees is presented as a reduction to the restricted deposits that the Company has deposited at the banks where the guaranties were issued.

      (c)   Investment in VCON Ltd. ("VCON"):

      (1) In January 2002, ICTS purchased 909,091 shares of VCON for $1.10 per share and invested in a convertible note with a fare value of $2 million, see (2) below. VCON was a publicly held company, the shares of which were traded on Nouveau Marche.

            In addition, ICTS received 3 year warrants to purchase 1,402,597 shares of VCON at a price per share of $1.40. The fair value of the warrants using Black & Scholes Valuation model, was $0 as of December 31, 2004.

      (2) The note, secured by a second degree floating charge to all existing debt of VCON, was convertible into shares of VCON at a conversion price of $1.00 per share, bore annual interest at the rate of 2% and was repayable in quarterly installments of $160 starting May 2004. The note was presented net of a current maturity of $640, which was presented among other current assets.

            In May 2005 the Company and VCON reached a prepayment agreement in which VCON paid $825 for the outstanding principal and interest balance totaled to $1,365. As a result of the prepayment agreement the conversion feature expired and the Company removed its pledge.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 6 - OTHER INVESTMENTS (continued)

            As a result of the prepayment agreement a loss of $540 was recorded in 2005. In August 2005 VCON announced that it is winding up and it's shares were stopped trading from that date. The company recorded a loss of $310 regarding its investment in VCON's shares, which is included in financial income (expenses) in the accompanying statement of operations.

      (d)   Investment in PlanGraphics, Inc. ("PlanGraphics"):

            In January 2002, ICTS purchased 17,142,857 shares (17.6%) of common stock of PlanGraphics (formerly "Integrated Spatial Information Solutions, Inc.") for $0.035 per share. PlanGraphics securities are traded on the Pink sheets. The price share as of December 31, 2005 and 2004 was $0.016 and $0.02 respectively. Unrealized loss as of December 31, 2005 and 2004 amounted to $322, and $257 respectetively.

      (e)   Long term loan to an employee.

            In December 2003 ICTS granted a loan of $150 to one of its employees. The loan bore an interest of 2% per annum and was to be repaid in four equal payments, every six months, starting January 2005.

            Upon review the loan in December 2004, the Company determined that the loan will likely not be recoverable and made a provision for writing off the loan and the accrued interest. In June 2005, the Company approved an extension of the loan to January 2007. All the other terms of the loan are the same as is the original agreement.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 7 - PROPERTY AND EQUIPMENT

      a. Property and equipment from continuing operations are composed as follows:

                                                              December 31,
                                                         ----------------------
                                                           2005           2004
                                                         -------        -------
Cost:
     Equipment and facilities (d,e)                      $ 3,068        $ 2,382
     Vehicles                                                303            418
     Leasehold improvements                                  113            112
     Office furniture and equipment                          748            637
                                                         -------        -------
                                                           4,232          3,549
L e s s - accumulated depreciation
     and amortization                                     (2,979)        (2,534)
                                                         -------        -------
                                                         $ 1,253        $ 1,015
                                                         =======        =======

Property and equipment from discontinued operations:

                                                              December 31,
                                                        -----------------------
                                                          2005            2004
                                                        --------       --------
Cost                                                     $   748       $ 23,998
     Less - accumulated depreciation
         and amortization                                   (748)        (7,883)
                                                        --------       --------
                                                             -,-       $ 16,115
                                                        ========       ========

      b. Depreciation expense from continuing operations totaled $520, $507 and $477 in 2005, 2004 and 2003, respectively. Depreciation expense from discontinued operations totaled $2,533, $2,862 and $2,692, respectively.

      c. A portion of the Company's equipment is pledged as collateral for bank loans.

      d. In June 2002 equipment in the amount of $23.5 million was purchased and leased back to the seller, a related party and private Dutch company, for 7 years in an operating lease agreement (with respect to equipment in an amount of $12.5 million, the Company entered into a purchase and lease agreement that replaced a predecessor acquirer, see below). The seller had the option to buy back the assets after 5 or 7 years, at their fair value, which would have been determined by an appraiser. The Company has undertaken to repay the predecessor acquirer's liability to a bank, in an amount of $8.7 million, and issued him a promissory note. The loan was non-recourse. The note bore annual interest of Euro-Libor +2.05%.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 7 - PROPERTY AND EQUIPMENT (continued)

            In December 2004, ICTS determined that the future cash flows from the leased equipment will not recover its investment, and as a result recorded an impairment loss of $2,247 in addition to an impairment loss of $6,042 that was recorded in 2003. The value of the equipment was based on a cash flow projection that incorporated an external appraisal of the equipments terminal value at the option exercise date.

            In June 2005, the Company granted the lessee an option to purchase the leased equipment for an amount of $5 million plus an amount equal to the related loan balance on the exercise date, thus providing for the possibility of the early termination of the leasing agreement. The option period started on June 1, 2005 and runs to September 30, 2006. As a consideration for granting the option fee the lessee had to pay ICTS an option fee of $20 per month, which will be reduced from the $5 million in case of exercising the option.

            In July 2005 the company received an advanced payment of $1 million on lease installments which will be reduced from the purchase price of $5 million in case that the option will be exercised.

            On December 28, 2005 the lessee announced that he is interested in exercising the option. The net value of the equipment as of the purchase date was (euro)9,775 (equal to $11,554 on that date). The loss from the selling amounted to $4,774, and is included in discontinued operations in the accompanying statement of operations.

      e. Equipment and facilities included an amount of $15,906 relating to the entertainment sites in Baltimore, Maryland and in Atlantic City, New Jersey. The Baltimore facility started operations in June 2003. The facility in Atlantic City commenced operations in June 2004. Those locations have been closed since December 2005.

            Based on the performances of the entertainment sites the Company's management revaluated these two facilities during 2004 and determined that the forecasted cash flows from them will not cover the investments. Based on their fair value which was calculated using discounted cash flows model, the Company recognized an impairment loss and wrote off its investment in those sites in an amount of $7,691 in 2004, in addition to an impairment loss of $7,513 that was recorded in 2003. See also note 2(u)(2).

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 8 - GOODWILL

                                                     Continuing     Discontinued
                                                     operations      operations
                                                     ----------     -----------
         Balance as of December 31, 2003                $314           $5,266
         Impairment of Goodwill during 2004                            (5,266)
                                                        ----           ------
         Balance as of December 31, 2005 and 2004       $314             -,-
                                                        ====           ======


            In December 2003 the Company signed an agreement to buy the activities and certain fixed assets ($163) of ITA (a company controlled by a significant shareholder of ICTS). The Company paid a total of approximately $5.4 million by waiving the $3,000 loan granted to ITA and its $542 accrued interest, issuing a deferred note of $546 and a promissory note of $685 and by paying $711 in cash to ITA. As to the terms of these notes see note 10(e). The purchase price was based on fairness opinion that was based on free cash generated from future projects of ITA, in which ICTS planned to invest. The purchase price exceeding the fair value of the net identifiable assets acquired by $5,266 which was recorded as Goodwill.

            In March 2004, as a result of the impairment of the entertainment projects, management has decided to write off the goodwill and recognized an impairment loss of $5,266.

            The goodwill as of December 31, 2005 and 2004, arose from the purchase of Procheck (PI) during 2002.

NOTE 9 - OTHER ASSETS

      a. As of December 31, 2005, other assets were comprised of the following:

                                                        December 31, 2005              December 31, 2004
                                           ---------------------------------------   ----------------------
                                           Gross carrying  Accumulated    Net book    Accumulated  Net book
                                                amount     amortization     value    amortization    value
                                            -------------  ------------   --------   ------------  --------

Customer relationship (1)                      $ 1,785        $ 436        $1,349        $248       $1,537
Technology (2)                                     156          156           -,-         120           36
Other (3)                                          314          -,-           314         -,-          181
                                               -------        -----        ------        ----       ------
                                               $ 2,255        $ 592        $1,663        $368       $1,754
                                               =======        =====        ======        ====       ======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 9 - OTHER ASSETS (continued)

            (1) Relating to contract with Schiphol Airport.

            (2) Relating to technology acquired by a subsidiary.

            (3) Mainly rent deposits. Amortization expense in 2005, 2004 and 2003 totaled $224, $248 and $248 respectively.

      b. Estimated amortization expense for each of the following five years is $188 per year.

NOTE 10 - SHORT-TERM BANK CREDIT

            Short-term bank credit, classified by currency and interest rates, is comprised of the following:


                                                               Weighted
                                                       average interest
                                                            rates as of                  December 31,
                                                           December 31,         -------------------------
                                                                   2005           2005              2004
                                                       ----------------          ------            ------
                                                                      %
Short term credit from continuing operations:
ICTS -
     In dollars (a)                                                6.29          $   17            $  984
     In Euros (b)                                                                                   1,290
Subsidiaries:
     In dollars (c)                                                8.25           3,879             1,456
     In other currencies (d)                                        9.5              11               140
                                                                                 ------            ------
                                                                                 $3,907            $3,870
                                                                                 ------            ------
Short term credit from discontinued
     operations(e)                                                 3.12          $  200            $  546
                                                                                 ======            ======


      (a) Short term credit standing as for 2004 was received as part of an arrangement with a bank, following which the money received and additional amounts were deposited with the bank.

      (b) As of December 31, 2004 the balance includes Euros 658 (on December 31, 2004, $897) in connection with the payment request by the German bank to which the Company issued a letter of guaranty securing the loan the bank had granted IMA (a company under the control of one of ICTS's shareholders) Under a settlement agreement with the bank, the last balance outstanding as of

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 10 - SHORT-TERM BANK CREDIT (continued)

            December 31, 2004 was fully paid during 2005. It bore an annual interest of 3 month Euribor plus 2.58% .See also note 23(f).

      (c) In 2002, a subsidiary entered into a Revolving Line of Credit (RLC). The RLC provides a borrowing base of (i) an amount up to 60% of Eligible Accounts receivable of the subsidiary and (ii) an amount up to $3.5 million under some conditions stipulated in the RLC. The RLC was extended to March 31, 2005.

            On April, 2005, the subsidiary entered into a Loan and Security agreement (the "Revolver") with a financial institution which replace the RLC. The Revolver provides a borrowing base up to $8 million limited by 85% of defined eligible accounts receivable plus 95% of required Certificates of Deposit less Letter of Credit obligations. The interest rate is one percent (1%) per annum in excess of the Prime Rate for loan balances in excess of the LIBOR Rate Loans. The interest rate for LIBOR loans is three hundred fifty
            (350) basis points in excess of the LIBOR Rate. As of December 31, 2005, the Revolver is collateralized by the restricted cash and by the Company guaranty. Interest accrues at the bank's prime rate plus 1% (8.25) percent on December 31, 2005.

            The Revolver is secured by the Company guaranty, by a first priority security interest in all existing and future property of the subsidiary and the subsidiary has undertaken to comply with financial covenants and non financial provisions.

            In June 2005, the subsidiary was notified by the financial institution that it is in default in three provisions of the Revolver. The subsidiary failed to maintain the tangible net worth, as defined in the loan agreement of $654, failed to maintain the minimum interest coverage ratio of 1.50 and that the subsidiary chief executive officer did not remain in office, due to his resignation. The financing institute continued to fund the Revolver under the agreement. In December 2005, an amended agreement was signed which adjusted the minimum tangible net worth covenant, the Interest Coverage covenant and the annual Capital Expenditure Limitation covenant. As of December 31, 2005, the Company met all of the financial covenants in the Amended Agreement except for the Interest Coverage covenant.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 10 - SHORT-TERM BANK CREDIT (continued)

            At December 31, 2005, $3.9 million was outstanding and $1.2 million was available under the revolving credit facility for additional borrowings. The borrowing agreement also provides for an additional commitment guarantee of up to a maximum of $3.5 million for letters of credit and requires a per annum fee equal to 3 percent. The Company hadletters of credit outstanding of approximately $2.5 million and $3.2 million at December 31, 2005 and 2004, respectively.

      (d) In November 2004, a subsidiary of the Company entered into a one year credit agreement with a bank. During 2005 the agreement was extended and it provides a borrowing facility of up to Euros 400 (at December 31, 2005 -$473), limited to 60% of certain pledged accounts receivable. The borrowing facility is also secured by the Company guaranty and is subject to certain covenants. At December 31, 2005. The outstanding balance was $0 and all the (euro)400($473 as of December 31, 2005) were available under the credit agreement.

      (e) The short term credit from discontinued operations as of December 31, 2005 represents mainly a promissory note was issued in connection with the purchase agreement of the operations of ITA (see note 8). The note was payable in 13 quarterly installments of $50 plus the accrued interest, the first installment was paid in December 2004. During 2006 the Company intends to pay the last four payments.

NOTE 11 - ACCRUED EXPENSES AND OTHER LIABILITIES


                                                                                       December 31,
                                                                                --------------------------
                                                                                   2005              2004
                                                                                 -------           -------
Relating from continuing operations:
Payroll and related liabilities                                                  $ 4,039           $ 3,515
Employees' claims and related severance (see note 1c)                              8,234             8,622
Taxes to government institutions, including taxes payable                          4,637             1,019
Related parties                                                                      240               500
Deferred income taxes (see note 17 b)                                                  0               160
Accrued expenses and other                                                         1,478             1,581
                                                                                 -------           -------
Total accrued expenses and other liabilities from
continuing operations                                                            $18,628           $15,397
                                                                                 =======           =======
Accrued expenses and other liabilities from discontinued
operations (a)                                                                   $   (28)          $ 1,489
                                                                                 =======           =======


                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 11 - ACCRUED EXPENSES AND OTHER LIABILITIES (continued)

      (a) As of December 31, 2005 $1,271 are due for VAT mainly as of the selling of the leasing equipment, see note 7(d).

NOTE 12 - LONG-TERM LIABILITIES

a. Composition:

                                                 Interest rate as of            December 31,
                                                    December 31,         ------------------------
                                                        2005              2005              2004
                                                 -------------------     -------          -------
From continuing operations:
In dollars:
     Banks (1), (2)                                      5.78%           $   145          $ 4,236
     Others (1)                                          6.40%               319
                                                                         -------          -------
                                                                             464            4,236
Less - current maturities                                                   (151)             (46)
                                                                         -------          -------
                                                                            $313            $4190
                                                                         =======          =======
From discontinued operations:                                            $ 9,701          $ 5,254
Less - current maturities (3)                                               (942)          (2,733)
                                                                         -------          -------
                                                                         $ 8,759          $ 2,521
                                                                         =======          =======


      (1) The balance as of December 31,2005 represents loans that a subsidiary received to finance a purchase of operative equipment during the third quarter at 2005. The total liability as to December 31, 2005 from this purchase totals to $409 - $90 from banks and $319 from other financial institutions. The repayment of those loans is on basis of monthly payments for 36-60 months.

      (2) The balance of 2004 included a loan for the amount of $4,072. This loan was received as part of an arrangement with a bank, following which the money received and an additional amount were deposited with the bank. On July 2005 the deposit and the loan were sold to a related party (see note 6(a)).

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 12 - LONG-TERM LIABILITIES (continued)

      (3) (a) During 2002 two subsidiaries from the Entertainment segment signed a rent contract for 15 years. As of December 2005, the Company decided to discontinue the operations of the Entertainment segment (see note2 (u)). The Company aggregated and charged operations for the whole liability using discounted interest rate of 7.25%. The liability totaled to $9,701. The current maturities for this amount total at December 31, 2005 to $942. Although the amount was fully charged to operations, the Company is looking for alternative solutions regarding the contracts terms.

      (b) The balance as of December 31, 2004 represents a Promissory Note that was granted to the seller of part of the leased equipment. In December 2005, the equipment was sold to the lessee and as part of the selling, the buyer took over the Promissory Note. See also note 7(d).

      b. The total liabilities mature in the following years after the balance sheet date:

                                             December 31, 2005
                                 -------------------------------------
                                  Continuing              Discontinued
                                  operations                operations
                                  ----------              ------------
2006                                    $150                    $  942
2007                                     150                       916
2008                                     119                       891
2009                                      33                       830
2010                                      11                       809
2011                                                               787
2012 and thereafter                                              4,526
                                        ----                    ------
                                        $463                    $9,701
                                        ====                    ======


NOTE 13 - ACCRUED SEVERANCE PAY

            The accrued severance pay in the consolidated financial statements relates to the Israeli subsidiaries.

            Israeli law generally requires payment of severance pay upon dismissal of an

                            ICTS INTERNATIONAL N.V.
                   NOTES TO FINANCIAL STATEMENTS (continued)
                              (US $ in thousands)

NOTE 13 - ACCRUED SEVERANCE PAY (continued)

            employee or upon termination of employment in certain other circumstances. The following principal plans relate to employee rights upon retirement, as applicable to Israeli subsidiaries.

      a) Insurance policies for employees in managerial positions - these policies provide coverage for severance pay and pension liabilities of managerial personnel.

      b) Severance pay liabilities not covered by the pension funds are fully provided for in these consolidated financial statements, as if it was payable at each balance sheet date on an undiscounted basis, based upon the number of years of service and the most recent monthly salary (one month's salary for each year worked) of the Company's employees in Israel.

            The net expenses (income) from accrued severance pay totaled to $124, $(25) and $12 for the years ended December 31, 2005, 2004 and 2003, respectively.

            The Company expects to contribute in 2006 $108 to the insurance companies in respect of its severance pay obligation.

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

      a.    Operating leases

      1) The Company leases premises under long-term operating leases, in most cases with renewal options. Lease expenses from continuing operations for the years ended December 31, 2005, 2004 and 2003 were $849, $809 and $994, respectively. The lease expenses from discontinued operations for those years totaled to $984, $596 and $172, respectively.

            Future minimum lease payments from under long-term leases are as follows:

                                             December 31, 2005
                                  ------------------------------------
                                  Continuing              Discontinued
                                  operations                operations
                                  ----------              ------------
2006                                  $  708                   $ 1,008
2007                                     297                     1,053
2008                                      95                     1,099
2009                                      27                     1,099
2010                                      22                     1,148
2011 and thereafter                                             10,289
                                      ------                   -------
                                      $1,149                   $15,696
                                      ======                   =======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

            As to future lease payments from discontinued operations see also note 12(a)(3).

2)    As to income from leasing of equipment, see note 7d.

      b.    Operations in the U.S.:

            1) As a result of the September 11, 2001 terrorist attacks, a numerous of lawsuits have commenced against Huntleigh and ICTS. All of the cases were filed in the United States District Court, Southern District of New York. The cases are in their early stages. The Company reviewed its security services provided at Boston's Logan International Airport, from which one of the airplanes commandeered by the terrorists departed, subsequent to September 11, 2001 for evidence of non-compliance with the policies of the Federal Aviation Administration. Based on the contracts with the airlines, the Company may be indemnified by the airlines if the Company is found to have followed the procedures enumerated by the Federal Aviation Administration. However, if the Company is found to have violated these screening regulations, it could be liable for damages. Based on the Company's review, no evidence of non-compliance has been identified with respect to the services provided at Boston's Logan International Airport on September 11, 2001. The Company maintains an aviation insurance policy, which may provide limited coverage for liabilities that may be assessed against the Company as a result of the events of September 11, 2001. Management is unable to estimate the impact of the litigation or fines, as described above. Accordingly, no provision in respect of these matters has been made.

            2) As a provider of security services, the Company faces potential liability claims in the event of any successful terrorist attempt in circumstances associated with the Company. After the September 11th terrorist attacks, the Company's insurance carriers canceled all war risk insurance policies the Company carried.

            3) In February 17, 2002, the Company was awarded a security services contract (the "TSA Contract") by the United Stated Transportation Security Administration ("TSA") to continue to provide security services in all of its current airport locations until the earlier of either the completed transition of these security services on an airport basis to the U.S. Federal Government or November 19, 2002. In accordance with the terms of the Contract, the U.S. Federal Government provided the Company with a non-interest bearing partial payment of $26 million to be paid back on a monthly basis of $1.3 million at the beginning of every month commencing April 1, 2002. On December 31, 2002, approximately $11.7 million of the $26 million had been paid back to the TSA (in 2005 and 2004 no additional payments have been paid back to the TSA). As of December 31, 2005 the amount due from the TSA in respect of services provided under the contract aggregates $17.3 million; this amount, net of $14.3 million-the balance of the prepayment, is presented among trade receivables.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

                  On June 21, 2002, the FAA issued a request for definitization, which was due on July 23, 2002. Huntleigh obtained an extension for submission of its proposal until September 1, 2002. Huntleigh submitted its documentation to the TSA which detailed all of the information which Huntleigh viewed as responsive to the TSA's request though it did not believe that this information had any bearing on the contract pricing. After receiving Huntleigh's submission, the Defense Contract Management Agency ("DCMA") requested a review of Huntleigh's costs. DCMA enlisted the services of the DCAA to perform this review, and Huntleigh cooperated with the DCCA in this process.

                  The DCAA produced a preliminary report (for the services which had been provided through July 31, 2002) which sought further support from Huntleigh on certain categories of expense, and Huntleigh provided the DCAA and the TSA with the requested information. Although this preliminary report was originally represented to us to be an audit, we have learned through discovery that the document was the product of agreed upon procedures that were designed to help the contracting officer negotiate a better price with Huntleigh. The DCAA report did not comply with GAAS or with GAGAS. In fact, the Contract under review by the DCAA was subject to AMS standards of the FAA, not the FAR regulations. None of the DCAA auditors had any prior experience with AMS standards. The DCAA auditors were also unaware that Huntleigh's Contract was a firm fixed price contract, not the cost plus contract that they were accustomed to review. Many of the issues raised by the DCAA in the preliminary report were resolved to their satisfaction in the second report which they produced in early 2003. Like the early report, this second report was designed as a negotiating tool for the contracting officer.

                  The TSA filed with the Office of Dispute Resolution for Acquisition ("ODRA") a contract dispute in connection with the contract entered into in February, 2002 by Huntleigh seeking reimbursement of an alleged overpayment of principal in the amount of $59.2 million. This claim follows the lawsuit which Huntleigh has already filed against the TSA for its repeated breaches of its contract with Huntleigh. Both claims are now pending before ODRA. Huntleigh has filed a motion to dismiss the action. The TSAs response to this motion is due on September 15, 2006 and Huntleigh's reply brief is due on September 29, 2006.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

                  Management and its legal counsel are unable to estimate at this stage the final outcome of the above mentioned dispute. Accordingly, no provision in respect of this matter has been made.

                  The Company had also filed a claim against the US Federal Government, for what it alleges to be a taking of its US aviation security business by the TSA in 2002. A hearing regarding a motion for summary judgment filed by the government has been scheduled for October 12, 2006 and a trial has bee scheduled for November 13, 2006.

                  (4) In September 2005, Avitecture, Inc, (f/k/a Audiovisual-Washington, Inc.) ("Avitecture"), filed a Demand for Arbitration and Mediation against ITA-Atlantic City, LLC ("ITA") with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated March 20, 2003, ITA owes Avitecture $222 for audio, video and control systems it provided for ITA's use in tourist attraction in Atlantic City, New Jersey, but for which Avitecture claims it has not been paid. The case is currently pending in a New Jersey arbitration proceeding before an arbitrator assigned by the American Arbitration Association. In October 2005 ITA filed its answer, generally denying the allegations in the Demand and asserting numerous affirmative defenses. The Company recorded a provision on the full amount in its books. This action is currently in discovery.

                  (5) In November 2005, Turner Construction Company ("Turner") filed a Demand for Arbitration and Mediation against Explore Atlantic City, LLC ("Explore") with the American Arbitration Association in Somerset, NJ. The Demand for Arbitration alleges that pursuant to a written agreement dated October 28, 2003, Explore owes Turner $948 for work and/or services performed pursuant to the contract, but for which Explore has not paid Turner. The case is currently pending in a New Jersey arbitration proceeding. An arbitrator has been assigned to the case so the parties can explore settling the matter. At this time, Explore has responded to the demand by denying any liability and has asserted defenses to the amount of the claim and to challenge Turner's right to make any demand for payment. A motion for summary judgment has been made by Turner and the action is currently in discovery. The Company recorded a provision on the full amount in its books.

                  (6) During 2005 a subsidiary filed a refund claim with the Internal Revenue Service ("IRS") in an amount in excess of $2 million. During August 2006, the Company was advised that a criminal investigation by the United States Department of Justice, Tax Division is ongoing by a

                            ICTS INTERNATIONAL N.V.
                   NOTES TO FINANCIAL STATEMENTS (continued)
                              (US $ in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

                  grand jury regarding possible criminal tax violations by the subsidiary for the tax years 2002 and 2003 regarding certain royalty payment made to the Company. As a result of the investigation the Company believes that the refund had been put on hold.

                  (7) On August 30, 2006 the Company filed a complaint in the United States District Court for the Southern District of New York against the United Stated and Area Director - Technical Compliance, Internal Revenue Service to recover the refund in the amount of $2,470,365. In addition, the Company has filed an administrative claim against the IRS in order to recover the same refund as well as damages. The Company is currently waiting for a response from the defendants.

                  (8) Two of the Company's subsidiaries have been sued by their landlord (which is the same entity) alleging breach of the respective leases. One suit is in Circuit Court for Baltimore City affecting the Company's Explore Baltimore facility, and the other is in the Superior Court of New Jersey affecting the Company's Explore Atlantic City facility. Through legally defective service, the landlord was able to obtain orders for possession of both of these locations. A petition to open the Atlantic City action has been filed and one is being prepared for the Baltimore action. In addition to seeking possession, in both the cases the landlord is seeking unpaid rent for the entire term of the leases. In the Atlantic City case the amount sought is $5,970.197 and in the Baltimore case the amount is $4,443,513. While a resolution of both actions is being discussed, a standstill of the proceedings if being negotiated.

                  (9) On August 2006 the Company was informed that Rogozin Industries Ltd (in liquidation) filed a litigation regarding a payment of $340 it paid during 2001, which according to the litigation ICTS is guaranteeing.

                  (10) From time to time various claims against the Company, some of which are in litigation, have been alleged by former employees mainly for wrongful termination and labor related issues. Some of the claims are in their earlier stage and it is impossible to determine the amount of contingent liability involved, if any.

      c.    Restrictions on operations

            As part of the sale of its European operations to ICTS Europe, the Company was restricted from conducting in Europe (except for The Netherlands and the former Soviet Union republics, including Russia, Georgia and Kazakhstan) any of the activities in which ICTS Europe was engaged prior to such sale. This restriction was effective through February 2005. As of March 2005 the company re-entered into the aviation security business in Europe, which was followed by various alleged claims.

            The Company is in dispute with Fraport A.G. International Airport Services Worldwide in relation to alleged unlawful use of the letter combination "ICTS" by the Company. Fraport initiated proceedings

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

            before the district court of Amsterdam, which are still pending. The principal amount claimed is (euro)57.7 million ($68.1 million as of December 31, 2005). However, this claim is based on an alleged incorrect interpretation of the underlying contractual obligation. If the court follows the Company's interpretation, the maximum liability is (euro)700 ($827 as of December 31, 2005). The Company filed a counter claim of (euro)2.45 million ($3 million as of December 31, 2005), or under the condition the Fraport's interpretation is followed, (euro)73 million ($86.9 million as of December 31, 2005). Currently this action is stayed, pending settlement discussions between the parties.

            Pursuant to an agreement dated July 1, 1995 with ICTS Global Security (1995) Ltd. ("ICTS Global Security"), the Company may not provide non-aviation security services in Latin America, Turkey or the former Soviet Union republics, including Russia, Georgia and Kazakhstan.

      d. Following the sale of the European operations, ICTS has undertaken to indemnify ICTS Europe and its subsidiaries in respect of any liability or loss originated prior to December 31, 2001 and not known at that date. As of December 31, 2005, management has not received any notification for any such liability or loss.

      e. In December 28, 1995, the Company entered into an employment contract with Mr. Lior Zouker, its former Chief Executive Officer and a former member of its board of directors, pursuant to which the Company agreed to employ Mr. Zouker in those capacities for a 30 month term. The contract was extended for an additional three years on November 25, 1997 and again on December 12, 2000. Pursuant to such contract, Mr. Zouker was entitled to a bonus, which is calculated at 3% of the net income of ICTS and was provided in the accounts. On April 2004, Mr. Zouker resigned as the Chief Executive Officer of the Company.

      f. In December 16, 2003, the Company entered into an agreement with Mr. Boaz Harel the former chairman of the Supervisory Board of Directors, on which basis he received for his services to the Company a compensation of $245 on an annual basis. In July 2004 Mr. Boaz Harel resigned as the chairman of the Supervisory Board of Directors and the above agreement was replaced for monthly consultancy fees of $14. The consultancy agreement was terminated at September 2005.

      g. In 2002 the Company, and one of its subsidiaries, entered into a consultancy services agreement with a company, owned by a former

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

            member of the Supervisory Board of the Company. The agreement provided for annual fees of $75 for a period of 2 years and shall be automatically renewed for an additional period of one year. In May 2004 the consultancy company's owner was appointed CEO and the agreement was amended. The agreement shall be valid for 5 years with an automatic extension of an undefined period, with a notice period of 12 months.

            In August 2004 the CEO resigned and compensation was settled in the amount of approximately $26 per month until June 2006. The accumulated amount was provided in the accounts.

      h.    As to tax assessments, see note 17(g).

      i.    As to the guarantee given to Bilu Investment Ltd., see note 6(b).

      j.    As to guarantee to a German bank, see note 23(f).

NOTE 15 - FINANCIAL INCOME (EXPENSES) - NET

                                                       Year ended December 31,
                                                 -----------------------------
                                                    2005       2004       2003
                                                 -------    -------    -------
From continuing operations:
     Interest expenses                           $(1,493)   $  (825)   $  (755)
     Interest income                                 203        456      2,238
     Exchange differences - gain (loss)              382        (83)     2,635
                                                 -------    -------    -------
                                                 $  (908)   $  (452)     4,118
                                                 =======    =======    =======
Financial expenses from discontinued
     operations:
Interest expenses                                   (191)      (335)      (467)
Interest income                                                  14         10
Exchange differences loss                            (40)        --     (2,877)
                                                 -------    -------    -------
                                                    (231)      (321)    (3,334)
                                                 =======    =======    =======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 16 - OTHER INCOME (EXPENSES)



                                                       Year ended December 31,
                                                 -----------------------------
                                                    2005       2004       2003
                                                 -------    -------    -------
Other income from continuing operations:
Write off investment and guaranty
     deposits related to investment in
     Bilu , see note 6(b)                                   $(2,742)
Loss on sale of fixed assets                                   (124)
Write off of Investments in start-up
     companies                                                         $  (400)
Capital gain from investments (a)                $   110
Other                                                 37        (41)        47
                                                 -------    -------    -------
                                                 $   147    $(2,907)   $  (353)
                                                 =======    =======    =======
Loss from discontinued operations (b)            $(4,774)
                                                 =======


      a.    The Company has written off several investments in the past - see note 6(f). During 2005 an amount of $110 was paid to ICTS from two of those companies in which ICTS invested and which were completely disassembled through 2005.

      b. The Company sold the property it used to lease - see note 7(d). The loss from that sale amounted to $4,774.

NOTE 17 - INCOME TAXES

      a. Each subsidiary of ICTS is subject to tax according to the tax rules applying with respect to its place of incorporation or residency. ICTS is incorporated under the laws of The Netherlands and is, therefore, subject to the tax laws of The Netherlands. Inter company payments are subject to withholding taxes at varying rates according to their nature and the payer's country of incorporation or residency.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 17 - INCOME TAXES (continued)

      b.    Deferred taxes:

      1)    Deferred tax assets have been computed in respect of the following:

                                                            December 31,
                                                     --------------------------
                                                         2005              2004
                                                     --------          --------
Carry forward losses                                 $ 21,820          $ 10,949
Fixed assets                                           (2,169)            6,372
Provision for bad debts                                   144               600
Accruals and other reserves                              (297)             (640)
                                                     --------          --------
                                                       19,498            17,281
Less - valuation allowance                             19,498            17,458
                                                     --------          --------
                                                          -,-          $   (177)
                                                     ========          ========

      2) Deferred taxes from continuing operations are presented in the balance sheets as follows:

                                                            December 31,
                                                     --------------------------
                                                         2005              2004
                                                     --------          --------
Among investments and long-term receivables                               $   3
Among other current liabilities                                            (160)
Among long term liabilities                                                 (20)
                                                      ---                 -----
                                                      -,-                 $(177)
                                                      ===                 =====


      c. Income (loss) before taxes on income and share in associated companies is comprised of the following:

                                                   Year ended December 31,
                                               --------------------------------
                                                   2005        2004        2003
                                               --------    --------    --------
From continuing operations:
ICTS and subsidiaries in The Netherlands       $    413    $ (5,364)   $    991
Subsidiaries outside The Netherlands             (8,872)     (5,028)      8,806
                                               --------    --------    --------
                                               $ (8,459)   $(10,392)   $  9,797
                                               --------    --------    --------
From discontinued operations:
Subsidiaries in The Netherlands                  (4,690)     (1,498)     (8,811)
Subsidiaries outside The Netherlands            (11,236)    (15,550)    (10,114)
                                               ========    ========    ========
                                                (15,926)    (17,048)    (18,925)
                                               ========    ========    ========
                                               $(24,385)   $(27,440)   $ (9,128)
                                               ========    ========    ========

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 17 - INCOME TAXES (continued)

      d. Taxes (expenses) benefit on income included in the income statements:

                                                                                                Year ended December 31,
                                                                                    -----------------------------------------------
                                                                                       2005                2004                2003
                                                                                    -------             -------             -------
Current taxes from continuing operations:
     In The Netherlands                                                             $   (51)            $  (911)            $  (710)
     Outside The Netherlands                                                            680               2,050               1,847
     Current taxes from discontinued operations                                       1,655                 795
                                                                                    -------             -------             -------
                                                                                    $   629             $ 2,794             $ 1,932
                                                                                    =======             =======             =======
For previous years - from continuing operations:
     In The Netherlands                                                                  29                 (51)
     Outside The Netherlands                                                         (3,485)                956
For previous years from discontinued operations:
                                                                                      2,525
                                                                                    -------             -------             -------
                                                                                       (930)                905                 -,-
                                                                                    =======             =======             =======
     Deferred from continued operations outside
     The Netherlands                                                                    440                (515)             (5,047)
                                                                                    =======             =======             =======
                                                                                    $  (138)            $ 3,184             $(3,115)
                                                                                    =======             =======             =======


         e. The Company's effective income tax rate differs from The Netherlands' statutory rate of 31.5% with respect to the following:

                                                                                                Year ended December 31,
                                                                                    -----------------------------------------------
                                                                                       2005                2004                2003
                                                                                    -------             -------             -------
Income (loss) before taxes and equity
     in results of associated companies:
From continued operations                                                          $ (8,459)           $(10,392)           $  9,797
From discontinued operations                                                        (15,926)            (17,048)            (18,925)
                                                                                   --------            --------            --------
Total                                                                              $(24,385)           $(27,440)           $ (9,128)
                                                                                   ========            ========            ========
Statutory tax rate                                                                     31.5%               34.5%               34.5%
                                                                                   ========            ========            ========
Expected tax benefit (expense) at
     statutory rate                                                                $  7,681            $  9,467            $  3,149
Reconciliation for earnings taxed
     at different rates                                                               1,034                 514                 (18)
Disallowable expenses                                                                (3,686)             (2,160)               (460)
Non-taxable (expense) income                                                         (2,120)               (109)               (275)
Changes in valuation allowance                                                       (2,040)             (5,244)             (6,513)
Provision to return matters                                                              --                 812
Previous years                                                                         (671)                905                  --
Other                                                                                   (60)               (189)                190
                                                                                   --------            --------            --------
Income taxes (expenses) benefit                                                    $    138            $  3,184            $ (3,115)
                                                                                   ========            ========            ========

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 17 - INCOME TAXES (continued)

Income taxes (expenses) benefits are shown as follow:

                                                  Year ended December 31,
                                             ----------------------------------
                                                2005          2004         2003
                                             -------       -------      -------
From continuing operations                   $(2,387)      $ 1,529      $(3,910)
From discontinued operations                   2,525         1,655          795
                                             -------       -------      -------
Total                                        $   138       $ 3,184      $(3,115)
                                             =======       =======      =======


      f.    Carry forward tax losses

            As of December 31, 2005, the Company has carry forward tax losses in the Netherlands, in the amount of approximately $41 million. Utilization of such losses is limited in certain circumstances.

      g.    Tax assessment

            Under ongoing tax examination of the U.S subsidiaries of the Company, by the U.S tax authorities, through the years ended December 31, 2002 and 2003, the subsidiaries were required to provide information regarding their treatment of certain expenses. By letter dated August 15, 2006, the Company was advised that a criminal investigation by the United States Department of Justice, Tax Division is ongoing by a grand jury regarding possible criminal tax violations by the subsidiary for the tax years 2002 and 2003 regarding certain royalty payment made to the Company.

            Based on the issues raised and the tax authorities' position, the Company has included a provision in its accounts in an amount which, based on an opinion of its tax advisers, the Company considers being adequate to cover costs arising from the tax examination if and when it will become a tax assessment.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 18- FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

      a.    Fair market value of financial instruments

            Based on borrowing rates currently available to the Company for bank loans with similar terms and maturities, the fair market value of the Company's short-term and long-term debt from continuing operations approximates the carrying value.

            Furthermore, the carrying value of other financial instruments potentially subject to credit risk (principally consisting of cash and cash equivalents, time deposits and marketable securities, accounts receivable and accounts payable) also approximates fair market value.

            The Company has a liability of $9.7 million from discontinued operations (see note 12). This liability was recorded using a rate of discount 7.25% to show the liability at fair market value in accordance with FAS 144. The amount of the liability before the discount amounts to $15.7 million. All other short term debt from discontinued operations approximates their carrying value.

      b.    Risk management:

            1) The Company operates in the USA, Europe and other countries, which gives rise to exposure to market risks in respect of foreign exchange rate fluctuations. The Company did not utilize derivative financial instruments to reduce these risks.

                  Credit risk represents the accounting loss that would be incurred if any party failed to perform according to the terms of the financial instrument. Credit risk may arise from financial instruments that have a significant exposure to individual debtors or groups of debtors, or when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic and other conditions.

            2) At December 31, 2005, two major customers accounted for 34% of accounts receivable from continuing operations (at December 31, 2004, two major customers accounted for 32% of accounts receivable from continuing operations).

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 18- FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

                  For the years ended December 31, 2005, 2004 and 2003, sales to major customers (constituting 10% or more of the Company's consolidated revenues from continuing operations), derived from aviation service contracts, amounted 25%, 14% and 43% of revenues, respectively, as set forth below:

                                           Year ended December 31,
                                ---------------------------------------------
                                   2005             2004             2003
                                   ----             ----             ----
                                         (% of consolidated revenues)
                                ---------------------------------------------
Customer A                          15%              14%              17%
Customer B                                                            13%
Customer C                                                            13%
Customer D                          10%


            3) The Company's financial instruments that are exposed to concentrations of credit risks, consist primarily of cash and cash equivalents, trade accounts receivable, short-term investments (see note 3), and long-term investments (see note
                  6). The Company places its cash and cash equivalents and time deposits with high quality credit institutions. The Company provides normal trade credit, in the ordinary course of business, to its customers. Based on past experience and the identity of its current customers, the Company believes that its net accounts receivable exposure is limited.

            4) The Company is currently engaged in direct operations in numerous countries and is therefore subject to risks associated with international operations (including economic or political instability and trade restrictions), any of which could have a significant negative impact on the Company's ability to deliver its services on a competitive and timely basis and on the results of the Company's operations. Although the Company has not encountered significant difficulties in connection with the sale or provision of its services in international markets, future imposition of, or significant increases in, the level of trade restrictions or economic or political instability in the areas where the Company operates, could have an adverse effect on the Company. For example, the Company currently provides services at several airports in the former Soviet Union. The Company's ability to continue operations in the former Soviet Union may be adversely affected by future changes in legislation or by changes in the political environment.

                            ICTS INTERNATIONAL N.V.
                   NOTES TO FINANCIAL STATEMENTS (continued)
                              (US $ in thousands)

NOTE 19 - SEGMENT INFORMATION

      The Company adopted FAS 131, which establishes disclosure and reporting requirements in respect of segments. Until December 2005 the Company had 3 operating segments: Aviation, Leasing and Entertainment. In December 2005, the company decided to stop its activities on the Leasing and the Entertainment. As a result of that the Company has only one business segment - Aviation.

      a.    Geographical information

            Following is a summary of revenues and long-lived assets by geographical areas:

            1) Revenues - classified by country in which the services were rendered:

                                                    Year ended December 31,
                                               ---------------------------------
                                                  2005         2004         2003
                                               -------      -------      -------
From continuing operations:
     USA                                       $48,313      $48,156      $58,503
     The Netherlands                             6,319        6,397        7,039
     Other                                       3,081        3,440        2,391
                                               -------      -------      -------
     Total                                     $57,713      $57,993      $67,933
                                               =======      =======      =======
From discontinued operations:

     USA                                         1,171        1,491          643
     The Netherlands                             2,814        3,294        2,995
                                               -------      -------      -------
                                               $ 3,985      $ 4,785      $ 3,638
                                               =======      =======      =======

                            ICTS INTERNATIONAL N.V.
                   NOTES TO FINANCIAL STATEMENTS (continued)
                              (US $ in thousands)

NOTE 19 - SEGMENT INFORMATION (continued)

            2) The Company's long-lived assets, net of accumulated depreciation, are located in the following geographical areas:

                                                                 December 31,
                                                            --------------------
                                                               2005         2004
                                                            -------      -------
Long lives assets from continuing operations:
     The Netherlands                                        $    56      $    43
     USA                                                        879          630
     Other                                                      318          342
                                                            -------      -------
                                                            $ 1,253      $ 1,015
                                                            =======      =======
From discontinued operations:
The Netherlands:                                                          16,087
USA                                                                           28
                                                            -------      -------
                                                                -,-      $16,115
                                                            =======      =======

      b.    As to the Company's major customers, see note 18(b) (2).

NOTE 20 - RELATED PARTIES - TRANSACTIONS AND BALANCES

      a.    Revenues from, and expenses to, related parties:


                                                                                               Year ended December 31,
                                                                                    -----------------------------------------------
                                                                                       2005                2004                2003
                                                                                    -------             -------             -------
Cost of revenues                                                                    $    89             $    98
                                                                                    =======             =======
Selling, general and administrative expense                                         $   524             $ 2,546             $ 1,618
                                                                                    =======             =======             =======
     Includes compensation payments and services
     provided to the Company by related parties

Financial income (expenses)                                                         $  (320)                                $   517
                                                                                    =======                                 =======
Other expenses, see (e) and (i) below                                               $ 4,775             $ 1,400
                                                                                    =======             =======
Share in Losses of associated companies:
From continuing operations                                                          $   486             $ 1,625             $ 6,661
From discontinued operations                                                             36                  81
                                                                                    -------             -------             -------
Selling, general and administrative expenses                                        $   522             $ 1,706             $ 6,661
                                                                                    =======             =======             =======

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 20 - RELATED PARTIES - TRANSACTIONS AND BALANCES (continued)

      b.    Balances with related parties:

                                                                    December 31,
                                                                   -------------
                                                                   2005     2004
                                                                   ----     ----
Other current assets, see (j) below                                $200
                                                                   ====
Accrued expenses and other liabilities                             $253     $500
                                                                   ====     ====
Liabilities from discontinued operations, see note 2(u)            $200     $600
                                                                   ====     ====


      c. On July 24, 2001 Noaz Management Company assigned to ICTS an investment of $400 (out of its total investment of $1 million) in ArtLink Inc., representing 4.1% of the class A preferred shares. A major shareholder of ICTS is a major shareholder in Noaz Management Company. This investment was written off in 2003.

      d. As to the Company acquisition from a related party in December 2003 of the entertainment business of ITA, and the related impairment losses of the tangible and intangible assets in 2003 and 2004 amounted to $20,888, see note7(e) and note 8. At December 2005 the company decided to discontinue the operations of the Entertainment business - see note 2(u).

      e. As to guarantees issued to Bilu on behalf of related parties (`Leedan' and `Rogosin') in the amount of $1,400, and not exercising them in 2004, see note 6(b).

      f. As to an execution in 2004 of a guaranty granted by the Company to related party (`IMA'), in the amount of $1,137, see notes 5(a)(4) and 10(b).

      g. As to write down in 2004 of the Company investment in Pioneer (a company held by principal shareholders) in the amount of $1,794 see note 5(a)(5).

      h. As to not exercising, in 2004, a guaranty granted to the Company by related party (`Leedan') in the amount of $1,438, in connection with the Company investment in Pioneer, see notes (5).

      i. As to the selling of the lease equipment in the amount of $5 million in cash plus an amount equal to the related loan balance on the exercise

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 20 - RELATED PARTIES - TRANSACTIONS AND BALANCES (continued)

      j. date ($2.1 million as for the exercise date) , and a loss of $4,775 see notes 7(d) and note 2(u).

      k. As to the selling of the "China Dragon" deposit at amount of 1.2 million and a loss of $316, see note 6(a).

      l. The accrued expenses for the years 2005 and 2004 to related parties are mainly liabilities regarding agreements with resigned employee, see also note 14 (g).

NOTE 21 - LOSSES PER SHARE

      The following table presents the data used for computation of basic and diluted losses per share:

                                                                                           Year ended December 31,
                                                                          ---------------------------------------------------------
                                                                                 2005                   2004                   2003
                                                                          -----------            -----------            -----------
Basic:
     Net loss from continuing operations                                  $   (11,332)           $   (10,488)           $      (774)
                                                                          ===========            ===========            ===========
     Net loss from discontinued operations                                $   (13,548)           $   (15,474)           $   (18,130)
                                                                          ===========            ===========            ===========
     Weighted average shares of common
         stock outstanding                                                  6,528,100              6,524,250              6,513,100
                                                                          ===========            ===========            ===========
Diluted:
     Net loss from continuing operations                                  $   (11,332)           $   (10,488)           $      (774)
                                                                          ===========            ===========            ===========
     Net loss from discontinued operations                                $   (13,548)           $   (15,474)           $   (18,130)
                                                                          ===========            ===========            ===========
     Weighted average shares of common
     stock outstanding                                                      6,528,100              6,524,250              6,513,100
                                                                          ===========            ===========            ===========


NOTE 22 - STOCK OPTIONS

      In 1999 ICTS adopted share option plan and reserved 600,000 common shares for issuance under the plan.

      On October 28, 2004 the Compensation Committee approved the "2005 Equity Incentive Plan", the plan was ratified in November 2004 by the Supervisory Board and Management Board and in February 2005 a special meeting of shareholders adopted the proposal. Under this plan the Company reserved 1,500,000 common shares for issuance.

      Under the above plans, options may be granted to employees, officers, directors and consultants at an exercise price equal to at least the fair market value at the date of grant and are granted for periods not to exceed ten years. Options granted under the plans generally vest over a period of three years. Any options that are cancelled or forfeited before expiration become available for future grants.

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 22 - STOCK OPTIONS (continued)

      Pursuant to the above plans, the Company reserved for the issuance a total of 2,100,000 common shares, out of which as of December 31, 2005 1,017,500 options are still available for future grant.

      As of December 31, 2005, 1,082,500 options are outstanding, all of which have been granted to directors and executive officers of the Company, at exercise prices ranging from $1.35 to $5.30 per share. These options vest over various terms, ranging from immediately to three years. Outstanding options expire at various times, but not later than November 2009.

      The options granted under the Company's plans are exercisable for the purchase of shares as follows:

                                                              December 31,
                                                       -------------------------
                                                            2005            2004
                                                       ---------       ---------
At balance sheet date                                    615,833         400,500
During the first year thereafter                         233,333         246,333
During the second year thereafter                        233,334         233,333
During the third year thereafter                                         233,334
                                                       ---------       ---------
                                                       1,082,500       1,113,500
                                                       =========       =========


      A summary of the status of the plans as of December 31, 2005, 2004 and 2003 and changes during the year ended on those dates is presented below:

                                                                                 Year ended December 31,
                                              --------------------------------------------------------------------------------------
                                                            2005                        2004                     2003
                                              --------------------------   ----------------------------   --------------------------
                                                                Weighted                       Weighted                     Weighted
                                                   Number of     average        Number of       average        Number of     average
                                                     options    exercise          options      exercise          options    exercise
                                              (in thousands)       price   (in thousands)         price   (in thousands)       price
                                              --------------    --------   --------------      --------   --------------    --------
                                                                      $                              $                            $
                                                                    ----                           ----                         ----

Options outstanding
     at the beginning of year                          1,113        1.68              253          6.99              278        6.85
Changes during the year:
     Granted                                                                        1,020          1.35
         Exercised or bought
              By the Company                                                          (15)         5.30
         Forfeited and cancelled                         (31)       5.17             (145)         8.50              (25)       5.32
                                                       -----        ----            -----          ----              ---        ----
Options outstanding at the
     end of year                                       1,082        1.58            1,113          1.68              253        6.99
                                                       =====        ====            =====          ====              ===        ====
Options exercisable at the
     end of year                                         616        1.75              400          2.40              224        7.12
                                                       =====        ====            =====          ====              ===        ====


                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 22 - STOCK OPTIONS (continued)

The options outstanding as of December 31, 2005 have been separated into ranges of exercise price as follows:


                                                                               Options         Weighted
                            Options          Weighted                        Exercisable        average
                          outstanding         Average       Weighted            as of          exercise
                             as of           remaining       average        December 31,       price of
          Exercise     December 31, 2005    contractual     exercise            2005          exercisable
            price       (in thousands)         life           Price        (in thousands)       options
          --------     -----------------    -----------     --------       --------------     -----------
               $                              Years              $                                  $
            ----                              -----           ----                               ----
            1.35               1,020              4           1.35               553             1.35
             5.3                  62              1            5.3                63              5.3
                               -----                          ----               ---             ----
                               1,082                          1.58               616             1.75
                               =====                          ====               ===             ====

NOTE 23 - SUBSEQUENT EVENTS

      a) On December 28, 2005 the Company sold its Leasing equipment to the lessee company. On January 4, 2006 the company signed a loan agreement with the owner of the lease company (a related party), in which he received a loan of (euro)1 million ($1.2 million as of December 31, 2005) from ICTS for 6 months, bearing an interest of 5.45%. The entire loan was repaid by May 17, 2006.

      b) In April 2006 the supervisory board authorized the management to sell its investment in Inksure. The market value of the investment as of August 31, 2006 is $9 million.

      c) As explained in note 10(d) one of the subsidiaries had on December 31, 2005 a credit agreement up to (euro)400 ($473 as of December 31, 2005). As of May 2006 the agreement was updated to (euro)650 ($829 as of August 31, 2006). As of August 2006 there is no outstanding balance.

      d) On March 2006 the DOL in the USA alleged that Huntleigh underpaid airport screeners while performing under the contract with the TSA. As of December 2005 a liability regarding the audit of approximately $7.3 million is included in the consolidated financial statements - see note 1(c).

                             ICTS INTERNATIONAL N.V.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                               (US $ in thousands)

NOTE 23 - SUBSEQUENT EVENTS (continued)

      e) In January 2006 the company was offered to sell its shares in YCD, an investment that was written of in the past. The company received approximately $224, for 211,228 shares of YCD. See note 3.

      f) In March, 2006 the Company was informed that the German bank, to which the Company completed its payments during 2005 under the agreement described in note 10(b), intends to demand from ICTS an amount of (euro)866 in case that the bank is ordered to compensate IMA in the same amount. The date for the hearing will be in September 2006. As the Company is still checking the implications of the announcement, no allowance was made referring to this subject.

      g) As of August 30, 2006 the Company received a loan of $2,050,000 million from a related party as bridging finance.

      h) In May 2006 the Company decided to stop payments for the lease of the entertainment sites, which are part of the discontinued operations (see note 12). The landlord filed a litigation against the company - see note 14(b)(8).

      i) By letter dated August 15, 2006, the Company was advised that a criminal investigation by the United States Department of Justice, Tax Division is ongoing by a grand jury regarding possible criminal tax violations by the subsidiary for the tax years 2002 and 2003 regarding certain royalty payment made to the Company.

      j) On August 2006 the Company was informed that Rogozin Industries Ltd (in liquidation) filed a litigation regarding a payment of $340 it paid during 2001, which according to the litigation, ICTS is guaranteeing.

                                                                    Exhibit 12.1

                                 CERTIFICATIONS

I, Avraham Dan, certify that:

      1. I have reviewed this annual report on Form 20-F of ICTS International N.V.;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

            a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

            b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

            c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

            a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

      6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

ICTS INTERNATIONAL, N.V.

By: /s/ Avraham Dan
     --------------
     Avraham Dan

Dated: September 15, 2006

                                                                    EXHIBIT 13.1

                                  CERTIFICATION

      In connection with the annual report of ICTS International, N.V. (the "Company") on Form 20-F for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Avraham Dan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Avraham Dan
     --------------
     Avraham Dan

Dated: September 15, 2006

                                                                    EXHIBIT 14.1

Deloitte

                                                     Brightman Almagor 1
                                                     Azrieli Center
                                                     Tel Aviv 67021
                                                     P O.B. 16593
                                                     Tel Aviv 61164
                                                     Israel

                                                     Tel: +972 (3) 608 5555
                                                     Fax: +972 (3) 609 4022
                                                     Info@deloitte.co.il
                                                     wwwdeloitte com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of InkSure Technologies Inc.

We have audited the accompanying consolidated balance sheet of InkSure Technologies Inc. ("the Company") and its subsidiaries as of December 31, 2004 and the related statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted Our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor Were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting Accordingly, we express no such opinion An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management. as well as evaluating the overall financial statement presentation We believe that our audit provides a reasonable basis for our opinion

In our Opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December .31, 2004 and the consolidated results of their operations and their consolidated cash flows for each of the years in the two year period ended December .31,2004 in conformity with US generally accepted accounting principles.

/s/ Brightman Almagor & Co
--------------------------
Brightman Almagor & Co.

Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, lsrael
August 3, 2005

Audit. Tax.Consulting. Financial Advisory.

A member firm of Deloitte Touche Tohmatsu

                                                                    EXHIBIT 15.1

Lazar Levine & Felix LLP
CERTIFIED PUBUC ACCOUNTANTS & BUSINESS CONSULTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors Pioneer Commercial Funding Corp. New York, New York

We have audited the accompanying balance sheet of Pioneer Commercial Funding Corporation (a New York corporation) as of December 31, 2003, and the related statements of operations, comprehensive income (loss), changes in stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Commercial Funding Corporation as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has ceased issuing loans in its' mortgage warehouse lending business. The Company has also suffered recurring losses from operations and has negative working capital and net worth. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /s/ LAZAR LEVINS & FELIX LLP
                                                    ----------------------------
                                                    LAZAR LEVINS & FELIX LLP
New York, New York
February 9. 2004

350 FIFTH AVENUE 68th FLOORI NEW YORK NY 10118-0170
T 212 736 1900 F 212 629 3219

Other Office: MORRISTOWN. NJ IT 973 267 1414
PARSIPPANY. NJ I T 973 428 3200

www.lazarcpa.com